                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
                                    [ ] Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              DIEHL GRAPHSOFT, INC.

     -----------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
[ ]    No fee required.

[X]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)      Title of each class of securities to which transaction applies:
                Diehl Graphsoft, Inc. Common Stock, par value $0.01 per share
       (2)      Aggregate number of securities to which transaction applies:
                3,070,705 shares of Diehl Graphsoft, Inc. Common Stock, par value $0.01 per share Options to purchase 100,200 shares of Diehl Graphsoft Common Stock, par value $0.01 per share
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Diehl Graphsoft, Inc., Nemetschek Aktiengesellshaft, and DGI Acquisition Corp. have entered into an Agreement and Plan of Merger, dated as of February 18,
                2000. The filing fee has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of the product of the following (1) the aggregate number of shares to which the transaction applies, multiplied by (2) $9.50, the amount that each stockholder will receive per share.
       (4)      Proposed maximum aggregate value of transaction: $30,123,597.50
       (5)      Total fee paid: $6030.00
[X]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)      Amount previously paid:
       (2)      Form, Schedule or registration statement no.:
       (3)      Filing party:
       (4)      Date Filed:

                              DIEHL GRAPHSOFT, INC.
                       10270 OLD COLUMBIA ROAD, SUITE 100
                            COLUMBIA, MARYLAND 21046

                                 April 21, 2000

MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

         You are cordially invited to a special meeting of stockholders of Diehl Graphsoft, Inc., to be held on May 4, 2000 at 9:00 a.m., local time, at Diehl Graphsoft's headquarters located at 10270 Old Columbia Road, Suite 100, Columbia, Maryland 21046.

         At the special meeting, you will be asked to consider a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 18, 2000, relating to the merger of a wholly-owned subsidiary of Nemetschek Aktiengesellshaft with and into Diehl Graphsoft, the merger, and the other transactions described in the merger agreement. If the merger is consummated, Diehl Graphsoft will become a wholly-owned subsidiary of Nemetschek and each share of Diehl Graphsoft common stock that you own will be converted into the right to receive $9.50 in cash, without interest. Treasury shares which Diehl Graphsoft owns, shares which Nemetschek and its subsidiaries own and shares owned by stockholders who perfect appraisal rights under Maryland corporate law, however, will not be converted into the right to receive the $9.50 in cash, without interest.

         Your board of directors has unanimously approved and adopted the merger agreement and the transactions related thereto and has concluded that the proposed merger and related transactions are advisable and in the best interests of Diehl Graphsoft's stockholders. The board unanimously recommends that you vote `FOR' approval and adoption of the merger agreement and the merger, as well as for the other matters to be voted upon at the special meeting.

         Richard Diehl, the beneficial owner of 1,933,055 shares of Diehl Graphsoft common stock, representing approximately 63% of the outstanding shares of Diehl Graphsoft common stock, could cause the merger agreement and the merger to be approved and adopted without any action on the part of the other stockholders. Nemetschek and Mr. Diehl have entered into a support agreement that requires Mr. Diehl to vote his shares in favor of approval and adoption of the merger agreement and the merger unless, prior to the special meeting, the board recommends that Diehl Graphsoft stockholders approve and adopt a proposal that (1) is superior to the merger with Nemetschek and (2) if not approved by the board, would cause them to breach their fiduciary duty to the Diehl Graphsoft and Diehl Graphsoft's stockholders. As a result of the support agreement, Diehl Graphsoft expects that its stockholders will approve and adopt the merger agreement and the merger. The board recommends that you vote `for' approval and adoption of the merger agreement and the merger. I urge you to complete, sign and return promptly the enclosed proxy card to assure that your shares will be voted at the special meeting. The proposed merger is an important step for Diehl Graphsoft and its stockholders.

         In the materials accompanying this letter, you will find a notice of special meeting, a proxy statement relating to the actions to be taken by Diehl Graphsoft's stockholders at the special meeting and a proxy card. The proxy statement provides you with detailed information about the proposed merger. I encourage you to read the proxy statement and notice carefully. Should you have any questions about the merger, please contact me, Joseph Schmelzle, secretary of Diehl Graphsoft, at 410-290-5114.

         On behalf of your board of directors, I thank you for your support and urge you to vote for approval and adoption of the merger agreement and the merger, as well as for the other matters to be voted upon at the special meeting.

                                                           Sincerely,

                                                           /s/ Joseph Schmelzle
                                                           Joseph Schmelzle
                                                           Secretary

                                 DIEHL GRAPHSOFT
                       10270 OLD COLUMBIA ROAD, SUITE 100
                            COLUMBIA, MARYLAND 21046
--------------------------------------------------------------------------------
                            NOTICE OF SPECIAL MEETING
                    OF STOCKHOLDERS TO BE HELD ON MAY 4, 2000
--------------------------------------------------------------------------------

To Our Stockholders:

         Notice is hereby given that a special meeting of stockholders of Diehl Graphsoft, Inc. will be held on May 4, 2000 at 9:00 a.m., local time, at Diehl Graphsoft's headquarters located at 10270 Old Columbia Road, Suite 100, Columbia, Maryland 21046, for the following purposes:

         1. To consider a proposal to approve and adopt the agreement and plan of merger, dated as of February 18, 2000, among Diehl Graphsoft, Nemetschek Aktiengesellshaft, and DGI Acquisition Corp., a wholly-owned subsidiary of Nemetschek, and to approve and adopt the merger and the other transactions described in the merger agreement. The full text of the merger agreement is attached as Appendix A to the accompanying proxy statement; and

         2. To transact any other business that may properly come before the special meeting and any adjournments thereof, including adjournments or postponements of the special meeting for the purpose of soliciting additional proxies to approve and adopt the merger agreement and the merger.

         The close of business on March 15, 2000 has been fixed as the record date for determining which stockholders are entitled to notice of and to vote at the special meeting and at any postponement or adjournment of the special meeting. Approval of the merger agreement and merger requires that a majority of the outstanding shares of Diehl Graphsoft common stock be voted in favor of the merger agreement and merger.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE RETURN POSTAGE-PAID ENVELOPE. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

         If you attend the special meeting, you may vote your shares in person, which will revoke any previously executed proxy. If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the special meeting, you must obtain from the record holder a proxy issued in your name.

         REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

                                            By Order of the Board of Directors,

                                            /s/ Joseph Schmelzle
                                            Joseph Schmelzle
                                            Secretary

                                            Columbia, Maryland
                                            April 21, 2000

DIEHL GRAPHSOFT'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND MERGER.

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................................i
SUMMARY.......................................................................................iv
FORWARD-LOOKING STATEMENTS....................................................................xi
WHERE YOU CAN FIND MORE INFORMATION...........................................................xi
PROXY STATEMENT................................................................................1
THE SPECIAL MEETING............................................................................1
     When and Where The Special Meeting Will Be Held...........................................1
     What Will Be Voted Upon...................................................................1
     Only Stockholders of Record As of the Close of Business on March 15, 2000
         Are Entitled to Vote at the Special Meeting...........................................1
     Number of Shares That Must Be Present for a Vote to Be Taken..............................1
     Votes Required for Approval...............................................................1
     Voting Your Shares and How Proxies Are Counted............................................2
     Recommendation of the Diehl Graphsoft Board of Directors..................................2
     Revocability of Proxy.....................................................................3
     Solicitation of Proxies...................................................................3
INFORMATION ABOUT THE MERGER...................................................................4
     The Companies.............................................................................4
     General...................................................................................5
     Background of the Merger..................................................................5
     Recommendation of the Board of Directors and Reasons for the Merger.......................7
     Opinion of Ferris, Baker Watts, Incorporated..............................................8
     Interests of Diehl Graphsoft's Directors and Executive Officers in the Merger and
         Possible Conflicts of Interest.......................................................10
SUMMARY OF THE MERGER AGREEMENT...............................................................12
     Structure and Effective Time.............................................................12
     Merger Consideration.....................................................................12
     Payment Procedures.......................................................................12
     Stock Options............................................................................12
     Appraisal Rights.........................................................................13
     Representations and Warranties...........................................................14
     Covenants and Additional Agreements......................................................14
     Conditions to the Merger.................................................................17
     Termination of the Merger Agreement......................................................18
     Termination Fee..........................................................................19
     Payment of Fees and Expenses.............................................................19
     Amendments and Waivers...................................................................19
     Consequences of the Merger...............................................................20
     Support Agreement........................................................................20
     Option Agreement.........................................................................20
     Employment Agreement.....................................................................20
     Escrow Agreement.........................................................................21
     Nemetschek's Source of Funds.............................................................21
     Accounting Treatment.....................................................................22
     Federal Income Tax Consequences of the Merger to Stockholders and Option Holders.........22
     Regulatory Approvals.....................................................................22
DESCRIPTION OF DIEHL GRAPHSOFT'S BUSINESS.....................................................23
     Distribution.............................................................................23
     Product Description......................................................................24
     Sales and Marketing......................................................................26
     Competition..............................................................................26




     Seasonality..............................................................................26
     Employees................................................................................26

MARKET PRICE AND DIVIDEND INFORMATION.........................................................27
SECURITY OWNERSHIP OF 5% BENEFICIAL OWNERS AND MANAGEMENT.....................................27
OTHER MATTERS.................................................................................28

     Changes in Control.......................................................................28
     Stockholder Proposals for 2000 Annual Meeting............................................29
     Other Matters That May Come before the 2000 Annual Meeting...............................29

WHERE YOU CAN FIND MORE INFORMATION...........................................................30
APPENDICES.....................................................................................1

     Appendix A --- Agreement and Plan of Merger.............................................A-1
     Appendix B --- Opinion of Ferris, Baker Watts, Incorporated.............................B-1
     Appendix C --- Support Agreement........................................................C-1
     Appendix D --- Title 3, Subtitle 2 of the Maryland General Corporation Law..............D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHAT WILL I RECEIVE FOR MY SHARES IN THE MERGER?

A: At the special meeting, holders of Diehl Graphsoft common stock will consider a proposal to approve and adopt the merger agreement, whereby DGI Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of Nemetschek Aktiengesellshaft, a company organized under the laws of Germany, will merge with and into Diehl Graphsoft, with Diehl Graphsoft surviving as a subsidiary of Nemetschek. If the merger is consummated, holders of Diehl Graphsoft common stock will be entitled to receive the merger consideration of $9.50 per share in cash, without interest, in exchange for each share of Diehl Graphsoft common stock that they own.

Q: WHY IS THE DIEHL GRAPHSOFT BOARD OF DIRECTORS RECOMMENDING THE MERGER AGREEMENT?

A: In the opinion of the Board of Directors, the merger offers you the best opportunity to realize value from your investment in Diehl Graphsoft. The Board received a fairness opinion from Ferris, Baker Watts, Incorporated, Diehl Graphsoft's financial advisor, that the merger consideration is fair to holders of Diehl Graphsoft common stock from a financial point of view. The merger consideration of $9.50 per share represents a 52% premium over the closing price of Diehl Graphsoft common stock on the Nasdaq SmallCap market on the last trading day prior to the announcement of the merger.

Q:       WHEN DO YOU EXPECT THE MERGER WILL BE COMPLETED?

A: We hope to complete the merger promptly after the Diehl Graphsoft stockholders approve and adopt the merger agreement and the merger at the special meeting. The special meeting is scheduled for May 4, 2000. However, the merger may be delayed if other closing conditions have not been satisfied by that time.

Q:       WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE MERGER?

A: If you are subject to federal income tax, you may be taxed on your receipt of the merger consideration to the extent that the amount you receive exceeds your tax basis in your Diehl Graphsoft common stock. Additionally, in the event that your tax basis in your Diehl Graphsoft common stock exceeds the merger consideration, the resulting loss may have an effect on your federal income tax liability. However, tax matters are complicated, and tax results may vary among stockholders. We urge you to contact your own tax advisor to fully understand how the merger will affect you.

Q: WHAT IS THE REQUIRED VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER?

A: The affirmative vote of a majority of the outstanding shares of Diehl Graphsoft common stock entitled to vote is required to approve and adopt the merger agreement and the merger.

Q.       WILL THE MERGER AGREEMENT AND THE MERGER BE APPROVED?

A. We expect the merger agreement and the merger to be approved. Richard Diehl, the beneficial owner of 1,933,055 shares of Diehl Graphsoft common stock, representing approximately 63% of the outstanding shares of Diehl Graphsoft common stock, could cause the merger agreement and the merger to be approved and adopted without any action on the part of the other stockholders. Nemetschek and Mr. Diehl have entered into a support agreement that requires Mr. Diehl to vote his shares in favor of approval and adoption of the merger agreement and the merger unless, prior to the special meeting, the Diehl Graphsoft Board of Directors recommends that Diehl Graphsoft stockholders approve and adopt a proposal that (1) is superior to the merger with Nemetschek and (2) if not approved by the Board of Directors, would cause them to breach their fiduciary duty to Diehl Graphsoft and Diehl Graphsoft's stockholders. Accordingly, Diehl Graphsoft expects that its stockholders will approve and adopt the merger agreement and the merger. Nevertheless, you are urged to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the special meeting. The proposed merger is an important step for Diehl Graphsoft and its stockholders.

         THE BOARD RECOMMENDS THAT YOU VOTE `FOR' APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

Q:       WILL I HAVE APPRAISAL RIGHTS?

A: Any stockholder who does not wish to accept the merger consideration has the right under Maryland law to have the `fair value' of his or her shares determined by a group of three appraisers appointed by a circuit court sitting in Howard County, in the State of Maryland. This `appraisal right' is subject to a number of restrictions and technical requirements.

Q:       WHAT DO I NEED TO DO NOW?

A: PLEASE VOTE. After you have carefully read this document, you should mail your completed, signed and dated proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the special meeting.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, we will send you written instructions that will tell you how to exchange your stock certificates for the merger consideration. Please hold your certificates until you receive our instructions.

Q:       HOW DO I VOTE SHARES HELD IN MY BROKER'S NAME?

A: If your broker holds your shares of Diehl Graphsoft common stock in his or her name (or in what is commonly called `street name'), then you should give your broker written instructions on how to vote. Your broker will not vote your shares if you do not provide these instructions. Your failure to instruct your broker to vote your shares will result in your shares not being voted. If you fail to return a proxy card or abstain from voting, the effect will be a vote against the merger agreement and merger.

Q:       CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted in any one of the following three ways:

              o by filing a written notice of revocation with the corporate secretary;

              o    by completing and submitting a new, later-dated proxy card;
                   or

              o    by attending the special meeting and voting in person.

                   Any earlier vote will be revoked. Simply attending the meeting without voting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions you will receive from your broker to change or revoke your proxy. Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have questions about the proposed merger, please call Joseph Schmelzle, Secretary of Diehl Graphsoft, at (410) 290-5114.

                                     SUMMARY

         This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the proposed merger to be voted upon at the special meeting fully, and for a more complete description of the terms of the merger, you should read carefully the entire proxy statement, the appendices and the other available information referred to in `Where You Can Find More Information'. The merger agreement is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

                               THE SPECIAL MEETING

DATE, TIME AND PLACE (PAGE 1)

         The special meeting will be held on May 4, 2000 at 9:00 a.m., local time, at the headquarters of Diehl Graphsoft located at 10270 Old Columbia Road, Suite 100, Columbia, Maryland 21046.

PURPOSE (PAGE 1)

         Holders of Diehl Graphsoft common stock will be asked to consider and vote upon a proposal to approve and adopt the merger agreement and the merger. Upon the terms and subject to the conditions of the merger agreement, DGI Acquisition Corp., a wholly-owned subsidiary of Nemetschek Aktiengesellshaft, will be merged with and into Diehl Graphsoft, with Diehl Graphsoft surviving as a wholly-owned subsidiary of Nemetschek.

         The attorneys-in-fact named in the accompanying proxy also will have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments of the special meeting, including any adjournments or postponements for the purpose of soliciting additional proxies to approve and adopt the merger agreement and the merger.

RECORD DATE AND VOTING POWER (PAGES 1 & 2)

         You are entitled to vote at the special meeting if you owned shares of Diehl Graphsoft common stock at the close of business on March 15, 2000, the record date for the special meeting. You will have one vote at the special meeting for each share of Diehl Graphsoft common stock you owned on the record date. As of the record date, there were 3,070,705 shares of Diehl Graphsoft common stock entitled to be voted at the special meeting. Approval of the merger agreement and merger requires that a majority of the Diehl Graphsoft common stock be voted in favor of the merger agreement and the merger.

VOTES REQUIRED (PAGE 1)

         The transaction of business at the special meeting requires a quorum, which means the presence in person or by proxy of the holders of a majority of the outstanding shares of Diehl Graphsoft common stock entitled to vote at the special meeting.

         If a quorum is present, approval and adoption of the merger agreement and the merger requires the affirmative vote of a majority of the outstanding shares of Diehl Graphsoft common stock.

         Nemetschek and Richard Diehl, the beneficial owner of 1,933,055 shares of Diehl Graphsoft common stock representing approximately 63% of the outstanding shares of Diehl Graphsoft common stock, have entered into an agreement that requires Mr. Diehl to vote his shares in favor of approval and adoption of the merger agreement and the merger unless, prior to the special meeting, the board of directors: recommends that stockholders approve and adopt a proposal that (1) is superior to the merger with Nemetschek and (2) if not approved by the Diehl Graphsoft board of directors, would constitute a breach of fiduciary duty. Accordingly, Diehl Graphsoft expects that its stockholders will approve and adopt the merger agreement and the merger.

REVOCABILITY OF PROXY (PAGE 3)

         Any stockholder who executes and returns a proxy may revoke that proxy at any time before it is voted in any one of the following three ways:

          o filing a written notice of revocation, bearing a later date than the proxy, with the corporate secretary of Diehl Graphsoft at or before the special meeting

          o duly executing a proxy relating to the same shares of Diehl Graphsoft common stock, bearing a later date than the proxy you wish to revoke, and delivering it to the corporate secretary of Diehl Graphsoft at or before the special meeting

          o    attending the special meeting and voting in person

         Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

         Any earlier vote will be revoked. Simply attending the meeting without voting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions you will receive from your broker to change or revoke your proxy.

COMPANIES (PAGE 4)

         Diehl Graphsoft is a Maryland corporation, principally engaged in the business of design, development, manufacture and marketing of interactive graphics and computer-aided design software. Diehl Graphsoft focuses its software development on its flagship software program, a computer-aided design product called MiniCAD VectorWorks. Diehl Graphsoft may be contacted at its headquarters, at 10270 Old Columbia Road, Suite 100, Columbia, Maryland 21046.
(410) 290-5114. Nemetschek, a German corporation, is a leading solution provider in the world of information technology and consulting services for the design, construction and management of buildings and real estate. Nemetschek has pursued an aggressive acquisition strategy for companies in the field of contractor systems in order to broaden its product offerings, increase its benefits to its customers and enter into new market segments. Nemetschek may be contacted at its headquarters, at Riedenburger Strasse 2, D-81677 Munich, Germany. Its telephone number is 49-89-9279-3313. DGI Acquisition Corp. is a Maryland corporation, newly formed at the direction of Nemetschek for the purpose of effecting the merger. Prior to the consummation of the merger, it is expected that DGI Acquisition Corp. will have no assets and no liabilities, and will conduct no business other than in connection with the merger. DGI Acquisition Corp. may be contacted at c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 and its telephone number is (410) 539-2837.

OUR RECOMMENDATIONS TO STOCKHOLDERS AND REASONS FOR THE MERGER (PAGE 7)

         The board believes that the merger is advisable and in your best interests and unanimously recommends that you vote "FOR" approval and adoption of the merger agreement and the merger. The board based its determination to approve and adopt the merger agreement and the merger on a number of considerations, including the following:

          o the amount and nature of the consideration to be received in the merger

          o the recommendation of the special committee of the board, comprised solely of directors who are not employees of Diehl Graphsoft

          o the terms and conditions of the merger agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations, the limited ability of Nemetschek to terminate the merger or the merger agreement and the provision requiring payment of the merger consideration in cash

          o    the financial results of Diehl Graphsoft since 1996

          o the current and historical stock prices for Diehl Graphsoft common stock

          o the increasing competition faced by Diehl Graphsoft in the CAD business from larger, well-financed companies

          o the likely future market share and profitability of Diehl Graphsoft as an independent entity in light of such competition

          o the risks and costs inherent in attempting to expand the market share or the overall market for Diehl Graphsoft's CAD products

          o the difficulties in developing new products with limited financial and technical resources

          o the arms-length negotiations between the special committee and Nemetschek that resulted in the Nemetschek per share price

          o the value of the merger consideration as compared to the recent trading price of Diehl Graphsoft common stock on the Nasdaq SmallCap Market

          o the oral presentations that Ferris delivered to the special committee and the board on December 15, 1999 and February 18, 2000 and Ferris' February 18, 2000 written fairness opinion, which was updated on April 21, 2000

          o that the merger agreement permits the board, in the exercise of its fiduciary duties, to furnish information and data, and to enter into discussions and negotiations, in connection with an unsolicited acquisition proposal that is superior to the merger agreement and to recommend an unsolicited, superior acquisition proposal to Diehl Graphsoft stockholders

          o the assessment that Nemetschek has the financial ability to consummate the merger

FERRIS, BAKER WATTS, INCORPORATED FAIRNESS OPINION (PAGE 8 & APPENDIX B)

         On February 18, 2000, Ferris, Baker Watts, Incorporated delivered its written opinion to the board, updated on April 21, 2000, to the effect that, as of that date, the $9.50 per share cash consideration that Diehl Graphsoft stockholders would receive in the merger was fair to Diehl Graphsoft stockholders from a financial point of view. The opinion does not constitute a recommendation as to how any Diehl Graphsoft stockholder should vote with respect to the adoption of the merger agreement. You are urged to read the Ferris fairness opinion, attached as Appendix B hereto, in its entirety.

INTERESTS OF DIEHL GRAPHSOFT'S EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER AND POSSIBLE CONFLICTS OF INTEREST (PAGE 10)

         In considering the recommendation of the Board that you vote `FOR' the adoption and approval of the merger agreement and the merger, Diehl Graphsoft stockholders should be aware that Richard Diehl, president, chairman and majority stockholder of Diehl Graphsoft, and Joseph Schmelzle, secretary of Diehl Graphsoft, have interests in the merger that are or may be different from other Diehl Graphsoft stockholders.

         The merger agreement contemplates that the directors of DGI Acquisition Corp. will become the directors of Diehl Graphsoft following the merger, but that Diehl Graphsoft's executive officers prior to the merger will remain as Diehl Graphsoft's executive officers following the merger.

         The employment agreement that Diehl Graphsoft and Mr. Diehl will enter into in connection with the merger provides that Diehl Graphsoft will employ Mr. Diehl for at least five years following the merger, at a base salary beginning at $180,000, subject to a minimum increase each year equal to the rise in the consumer price index. Mr. Diehl will also be paid an annual guaranteed bonus equal to 4% of Diehl Graphsoft's consolidated net income from the prior fiscal year, excluding any interest income or expense and any taxes or tax credits for that period.

         Pursuant to a separate option agreement to be entered into with Nemetschek, Mr. Diehl will receive options to buy 50,000 shares of Nemetschek stock after the merger at a price per share of 54.00 EURO. Mr. Diehl may exercise up to 25% of his options in each of 2002, 2003, 2004 and 2005.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS (PAGE 10)

         As of the record date, the current directors and executive officers of Diehl Graphsoft owned approximately 70% of the shares of Diehl Graphsoft common stock entitled to vote at the special meeting.

                                   THE MERGER

STRUCTURE (PAGE 12)

         Upon the terms and subject to the conditions of the merger agreement, DGI Acquisition Corp. will be merged with and into Diehl Graphsoft, with Diehl Graphsoft surviving as a wholly-owned subsidiary of Nemetschek. The directors of DGI Acquisition Corp. will become the directors of Diehl Graphsoft and the officers of Diehl Graphsoft will continue to be the officers of that company.

EFFECTIVE TIME (PAGE 12)

         We presently expect that the merger will become effective promptly after approval and adoption of the merger agreement and the merger at the special meeting, which is scheduled to take place on May 4, 2000. A number of conditions must be satisfied prior to the completion of the merger. If these conditions are not satisfied in a timely manner, the closing may be delayed or the merger agreement may be terminated.

MERGER CONSIDERATION (PAGE 12)

         At the effective time of the merger, each outstanding share of Diehl Graphsoft common stock will be converted into the right to receive the merger consideration equal to $9.50 in cash, without interest. Shares which Diehl Graphsoft owns, shares which Nemetschek and its subsidiaries own and shares owned by stockholders who perfect appraisal rights under Maryland corporate law, however, will not be converted into the right to receive the merger consideration.

PAYMENT PROCEDURES (PAGE 12)

         Prior to the effective time, Nemetschek will select a bank or trust company to serve as the paying agent. Diehl Graphsoft has agreed to provide at least 90% of its cash on hand to redeem common stock in connection with the merger. Upon completion of the merger, each holder of certificates representing shares of Diehl Graphsoft common stock outstanding immediately prior to the effective time of the merger will, by surrendering those certificates to the paying agent, be entitled to receive the appropriate merger consideration. The paying agent will mail a letter of transmittal with instructions to all record holders of Diehl Graphsoft common stock as of the effective time for use in surrendering their certificates in exchange for the merger consideration. You should not surrender your certificates until you have received the letter of transmittal and instructions.

APPRAISAL RIGHTS (PAGE 13 AND APPENDIX D)

         Under Maryland law, Diehl Graphsoft stockholders who do not vote for approval and adoption of the merger agreement and the merger and who comply with the other statutory requirements may elect to receive, in cash, the judicially determined appraised value of their shares of Diehl Graphsoft common stock.

STOCK OPTIONS (PAGE 12)

         The merger agreement provides that each outstanding stock option with respect to Diehl Graphsoft common stock shall be cancelled and the holder thereof shall be entitled to receive in consideration for such cancellation $9.50 per share upon payment to Diehl Graphsoft by such holder of the exercise price per share previously applicable to such option.

CONDITIONS TO THE MERGER (PAGE 17)

         Diehl Graphsoft and Nemetschek will not complete the merger unless a number of conditions are satisfied or waived. The conditions to both parties' obligations include:

          o the approval and adoption of the merger agreement and the merger by Diehl Graphsoft's stockholders

          o the absence of any order, decree or injunction enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority which prohibits or otherwise prevents the completion of the merger

          o the termination or expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976

          o the representations and warranties of each party must be true and correct on and as of the effective time of the merger (except any representation or warranty which speaks as of a specific date, which must be true and correct as of the specific date), except where the failure to be so true and correct would not reasonably be expected to have a material adverse effect on the other party

          o each party must have performed its obligations required by the merger agreement to be performed prior to the merger, except for such failures to perform that will not reasonably be expected to have a material adverse effect on the other party

          o the receipt of all required government and third party consents to the merger

         In addition, Nemetschek's and DGI Acquisition Corp.'s obligations to effect the merger are dependent upon:

          o Nemetschek's receipt of certificates from Diehl Graphsoft certifying that certain actions have been taken and that the appropriate persons will be signing the merger agreement on behalf of Diehl Graphsoft

          o Nemetschek's receipt of a support agreement from Mr. Diehl and resignations from Diehl Graphsoft's board of directors

          o Nemetschek's receipt of certain ancillary agreements executed by Mr. Diehl and/or Diehl Graphsoft

         In addition, Diehl Graphsoft's obligation to effect the merger is dependent upon Diehl Graphsoft's receipt of a certificate from Nemetschek certifying that certain actions have been taken and the arrangement by Nemetschek for payment of the purchase price.

REGULATORY APPROVALS (PAGE 22)

         The completion of the merger is conditioned upon the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Act. The waiting period was terminated by letter from the Federal Trade Commission on March 29, 2000.

NO SOLICITATION (PAGE 16)

         Diehl Graphsoft has agreed not to initiate or engage in any negotiations or discussions with another party regarding a business combination with another party while the merger is pending. However, Diehl Graphsoft may engage in negotiations or discussions regarding an alternative proposal if Diehl Graphsoft did not solicit, initiate or encourage the alternative proposal and the board determines in good faith that the negotiations or discussions could reasonably lead to a proposal that is superior to the merger agreement. The board also may withdraw or modify its recommendation in favor of the merger and may recommend or enter into an agreement with respect to a proposal that is superior to the merger agreement.

TERMINATION OF THE MERGER AGREEMENT (PAGE 18)

         Diehl Graphsoft, Nemetschek and DGI Acquisition Corp. can mutually agree to terminate the merger agreement at any time, whether before or after their stockholders approve the merger, without completing the merger.

     In addition, any of them can terminate the merger agreement if:

          o    a governmental authority prohibits the merger

          o Diehl Graphsoft's stockholders do not approve and adopt the merger agreement and the merger at the special meeting

          o    the merger has not been completed on or before June 30, 2000

          o certain conditions precedent to the merger have not been satisfied (or waived by the terminating party)

     Nemetschek and DGI Acquisition Corp. can terminate the merger agreement if:

          o Diehl Graphsoft's board approves or recommends for approval any proposal for merger or another business combination on terms that are superior to the merger agreement

          o the board fails to recommend that Diehl Graphsoft's stockholders adopt and approve the merger or if the recommendation is made and subsequently withdrawn, modified or amended in any manner materially adverse to Nemetschek and DGI Acquisition Corp.

TERMINATION FEE (PAGE 19)

         Nemetschek is entitled to a termination fee of $4.5 million plus up to $500,000 of reasonable actual out-of-pocket expenses if Diehl Graphsoft terminates the merger agreement because the board has decided to enter into an agreement with another party with respect to a proposal that is superior to the merger agreement.

SUPPORT AGREEMENT (PAGE 20 AND APPENDIX C)

         Mr. Diehl, the beneficial owner of 1,933,055 shares of Diehl Graphsoft common stock representing approximately 63% of the outstanding shares of Diehl Graphsoft common stock, could cause the merger agreement and the merger to be approved and adopted without any action on the part of the other stockholders. Nemetschek and Mr. Diehl have entered into a support agreement that requires Mr. Diehl to vote his shares in favor of approval and adoption of the merger agreement and the merger unless, prior to the special meeting, the Diehl Graphsoft board of directors recommends that Diehl Graphsoft stockholders approve and adopt a proposal that (1) is superior to the merger with Nemetschek and (2) if not approved by the Diehl Graphsoft board of directors, would constitute a breach of fiduciary duty. Accordingly, it is expected that the merger agreement will be approved and adopted at the special meeting, even if no other Diehl Graphsoft stockholder votes to adopt the merger agreement.

         Notwithstanding the foregoing stated commitment to support the merger, the board urges all Diehl Graphsoft stockholders to vote `FOR' approval and adoption of the merger agreement and the merger.

EMPLOYMENT AND ESCROW AGREEMENTS (PAGES 20 & 21)

         As a condition to the merger, Mr. Diehl and Diehl Graphsoft will enter into an employment agreement and a related escrow agreement. In these agreements, the parties agree that Mr. Diehl will be employed by Diehl Graphsoft for at least five years after the merger.

         Mr. Diehl agrees, under the terms of the employment agreement, not to compete in business with Diehl Graphsoft during his employment with the company and for a period of three years commencing upon the expiration or termination of his employment.

         To help ensure that Mr. Diehl remains employed with Diehl Graphsoft for at least the five-year period described above, Mr. Diehl has agreed to deposit $2 million of the merger consideration to be received by him into an escrow account. Each year after the effective time, if he is still employed by Diehl Graphsoft, Mr. Diehl will receive a refund of a portion of the $2 million (and the proceeds thereof) held in escrow.

OPTION AGREEMENT (PAGE 20)

         Pursuant to a separate option agreement to be entered into with Nemetschek, Mr. Diehl will receive options to buy 50,000 shares of Nemetschek stock after the merger at a price per share of 54.00 EURO. Mr. Diehl may exercise up to 25% of his options in each of 2002, 2003, 2004 and 2005.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 22)

         If you are subject to federal income tax, you may be taxed on your receipt of the merger consideration to the extent that the amount you receive exceeds your tax basis in your Diehl Graphsoft common stock. Additionally, in the event that your tax basis in your Diehl Graphsoft common stock exceeds the merger consideration, the resulting loss may have an effect on your federal income tax liability. However, tax matters are complicated, and tax results may vary among stockholders. We urge you to contact your own tax advisor to fully understand how the merger will affect you.

                           FORWARD-LOOKING STATEMENTS

         Statements in this proxy statement that are not historical in nature, including references to beliefs, anticipations or expectations, are forward-looking (as that term is defined in Section 27A of the Securities Act of 1933, as amended, and in Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements are subject to a wide variety of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation:

          o the effect of increased competition in the markets in which Diehl Graphsoft operates;

          o    the effect of fluctuations in quarterly operating results;

          o    changes in technology and customer preferences;

          o    the availability of capital to fund operations;

          o    the availability of highly skilled employees;

          o the effect of national, international, and regional economic conditions;

          o changes in laws and regulations to which Diehl Graphsoft is subject;

          o the unpredictability of intellectual property rights infringement claims; and

          o other risks and uncertainties contained in or incorporated by reference in this proxy statement or set forth in Diehl Graphsoft's 10-KSB for the fiscal year ended May 31, 1999 and other reports filed with the Securities and Exchange Commission.

         For these and other forward-looking statements, Diehl Graphsoft claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Diehl Graphsoft does not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements, which revisions may be made to reflect any future events or circumstances, other than through its regular quarterly and annual financial statements, and through the accompanying discussion and analysis contained in Diehl Graphsoft's Quarterly Reports on Form 10-QSB and Annual Report on Form 10-KSB.

                       WHERE YOU CAN FIND MORE INFORMATION

         This document incorporates important business and financial information about Diehl Graphsoft from documents that are not included or delivered with this document. You can obtain the documents incorporated by reference in this document (other than certain exhibits to those documents) by requesting them in writing or by telephone from Diehl Graphsoft at the following address:

                           Diehl Graphsoft, Inc.
                           Joseph Schmelzle
                           10270 Old Columbia Road
                           Suite 100
                           Columbia, MD  21046
                           (410) 290-5114

         You will not be charged for any of these documents. If you would like to request documents, please do so by April 28, 2000 in order to receive them before the special meeting. See "Where You Can Find More Information" on page 30.

                                 DIEHL GRAPHSOFT

                       10270 OLD COLUMBIA ROAD, SUITE 100
                            COLUMBIA, MARYLAND 21046
--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------
                               THE SPECIAL MEETING

         This proxy statement is being furnished to the stockholders of Diehl Graphsoft, Inc., in connection with the solicitation of proxies by Diehl Graphsoft for use at the special meeting of stockholders and at any adjournment or postponement of that meeting.

WHEN AND WHERE THE SPECIAL MEETING WILL BE HELD

         The special meeting will be held at 9:00 a.m., local time, on May 4, 2000, at Diehl Graphsoft's headquarters located at 10270 Old Columbia Road, Suite 100, Columbia, Maryland 21046.

WHAT WILL BE VOTED UPON

         At the special meeting, Diehl Graphsoft stockholders will be asked to:

         1. consider a proposal to approve and adopt the agreement and plan of merger, dated as of February 18, 2000, among Diehl Graphsoft, Nemetschek Aktiengesellshaft, and DGI Acquisition Corp., relating to the merger of DGI Acquisition Corp. with and into Diehl Graphsoft, the merger and other transactions described in the merger agreement; and

         2. transact any other business that may properly come before the special meeting and any adjournments thereof, including adjournments or postponements of the special meeting for the purpose of soliciting additional proxies to approve and adopt the merger agreement and the merger.

ONLY STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 15, 2000 ARE ENTITLED TO VOTE AT THE SPECIAL MEETING

         In accordance with Maryland law and Diehl Graphsoft's bylaws, the board of directors has fixed the close of business on March 15, 2000 as the record date. Only Diehl Graphsoft stockholders of record on the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were 3,070,705 shares of Diehl Graphsoft common stock outstanding and entitled to vote at the special meeting.

         This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 21, 2000.

NUMBER OF SHARES THAT MUST BE PRESENT FOR A VOTE TO BE TAKEN

         At the special meeting, inspectors of election will determine the presence of a quorum. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Diehl Graphsoft common stock entitled to vote at the special meeting is necessary to constitute a quorum for all matters.

VOTES REQUIRED FOR APPROVAL

         Under Maryland corporate law and the Diehl Graphsoft charter, the affirmative vote of the holders of a majority of the issued and outstanding shares of Diehl Graphsoft common stock is required for approval and adoption of the merger agreement and the merger. Richard Diehl, the beneficial owner of 1,933,055 shares of Diehl Graphsoft common stock representing approximately 63% of the outstanding shares of Diehl Graphsoft common stock, could cause the merger agreement and the merger to be approved and adopted without any action on the part of the other stockholders. Nemetschek and Mr. Diehl have entered into a support agreement that requires Mr. Diehl to vote his shares in favor of approval and adoption of the merger agreement and the merger unless, prior to the special meeting, the board of directors recommends that Diehl Graphsoft stockholders approve and adopt a proposal that (1) is superior to the merger with Nemetschek and (2) if not approved by the board of directors, would constitute a breach of fiduciary duty. Accordingly, Diehl Graphsoft expects that its stockholders will approve and adopt the merger agreement and the merger.

         The affirmative vote of the holders of a majority of the shares of Diehl Graphsoft common stock present, either in person or by proxy, at the special meeting is necessary for the approval of other matters that may properly come before the special meeting.

VOTING YOUR SHARES AND HOW PROXIES ARE COUNTED

         All shares of Diehl Graphsoft common stock represented by properly executed proxies received before or at the special meeting and not revoked will be voted as instructed on such proxies. If no instructions are indicated on a properly executed and returned proxy, such proxy will be voted in favor of the approval and adoption of the merger agreement and the merger and related transactions. The proxy also confers discretionary authority on the attorneys-in-fact named in the proxy to vote the shares of stock represented by the proxy on any other matter that may properly come before the special meeting. Other matters may include consideration of a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies to approve and adopt the merger agreement and the merger.

         Diehl Graphsoft stockholders may cast one vote for each share of Diehl Graphsoft common stock of which they are the owner of record. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the special meeting. Broker non-votes occur when a broker holding shares of Diehl Graphsoft common stock in `street name' (i.e., as nominee for the beneficial owner) returns an executed proxy (or voting directions) that indicates that the broker does not have discretionary authority to vote on a proposal. Under Maryland law, broker non-votes and abstentions are counted as present for quorum purposes. Because the approval and adoption of the merger agreement and the merger require the affirmative vote of a majority of the issued and outstanding shares of Diehl Graphsoft common stock, broker non-votes and abstentions will have the effect of votes against the proposal to approve and adopt the merger agreement and the merger. Diehl Graphsoft stockholders who vote for approval and adoption of the merger agreement and the merger are not eligible to exercise appraisal rights under Maryland law. See `Appraisal Rights.'

         If a Diehl Graphsoft stockholder does not return a signed proxy, the stockholder's shares will not be voted, unless the stockholder attends the special meeting and votes in person. Returning a signed proxy will not affect a stockholder's right to attend the special meeting and vote in person. Diehl Graphsoft stockholders are urged to mark the appropriate box on the form of proxy enclosed with this proxy statement to indicate how their shares are to be voted.

         As of the date of this proxy statement, Diehl Graphsoft does not know of any other matters to be presented for action by Diehl Graphsoft stockholders at the special meeting. If, however, other matters not now known are properly brought before the special meeting, the attorneys-in-fact named in the accompanying proxy will vote the proxies upon the other matters according to their discretion and best judgment.

RECOMMENDATION OF THE DIEHL GRAPHSOFT BOARD OF DIRECTORS

         The board urges all Diehl Graphsoft stockholders to vote `FOR' approval and adoption of the merger agreement and the merger. You are urged to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the special meeting. The proposed merger is an important step for Diehl Graphsoft and its stockholders. THUS, WHILE DIEHL GRAPHSOFT EXPECTS THAT THE MERGER AGREEMENT AND THE

MERGER WILL BE APPROVED AND ADOPTED AT THE SPECIAL MEETING, ALL DIEHL GRAPHSOFT STOCKHOLDERS ARE URGED TO VOTE `FOR' THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

REVOCABILITY OF PROXY

         Any Diehl Graphsoft stockholder who executes and returns a proxy may revoke the proxy at any time before it is voted in any one of the following three ways:

          o filing a written notice of revocation, bearing a later date than the proxy, with the corporate secretary of Diehl Graphsoft at or before the special meeting

          o duly executing a proxy relating to the same shares of Diehl Graphsoft common stock, bearing a later date than the proxy you wish to revoke, and delivering it to the corporate secretary of Diehl Graphsoft at or before the special meeting

          o    attending the special meeting and voting in person

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

SOLICITATION OF PROXIES

         Pursuant to the merger agreement, the entire cost of Diehl Graphsoft's solicitation of proxies will be borne by Diehl Graphsoft. In addition to solicitations by mail, solicitations may also be made by personal interview, facsimile transmission, telegram and telephone.

                          INFORMATION ABOUT THE MERGER

THE COMPANIES

         DIEHL GRAPHSOFT. Diehl Graphsoft is a Maryland corporation and was founded in June 1985. Diehl Graphsoft's strategy is to develop a new and original approach to computer aided design (CAD) software to enable sophisticated design, architectural, and engineering projects to be successfully undertaken on relatively inexpensive computer hardware, thereby expanding the market for CAD software and decreasing costs of such work in the industry. Diehl Graphsoft's strategy also includes offering integrated industry-specific software tools based on Diehl Graphsoft's CAD technology to service the needs of design, engineering, and architectural professionals in a cost effective manner. The business of Diehl Graphsoft is more technically described as the design, development, manufacture and marketing of interactive graphics and CAD software. As part of that business, Diehl Graphsoft periodically publishes a newsletter as a service to its users and as a sales tool for additional products and upgrades. Diehl Graphsoft also creates manuals for its software users, which are included as part of the software products, and has taken on other projects related to computer graphics and software development. Diehl Graphsoft also offers a variety of electronic information services at its website (www.diehlgraphsoft.com) as a service to its customers and as a sales/marketing vehicle. Diehl Graphsoft has developed a related series of CAD software packages for the Apple Macintosh and for IBM compatible computers using the Microsoft Windows operating system. However, Diehl Graphsoft has focused its software development on its flagship program, a two-dimensional and three-dimensional CAD program, formerly called MiniCAD. The MiniCAD product name was formally changed to MiniCAD VectorWorks in fiscal 1999 to more closely reflect the functionality of the program and its competitive position in the CAD market. VectorWorks offers broad capabilities, including a database spreadsheet function, report generation, and customizable programmability. In fiscal 1999, Diehl Graphsoft licensed and began marketing RenderWorks, a photo realistic rendering supplemental program for VectorWorks. The headquarters and principal executive offices of Diehl Graphsoft are located at 10270 Old Columbia Road, Suite 100, Columbia, Maryland 21046, and its telephone number is (410) 290-5114.

         NEMETSCHEK. Nemetschek is a company organized under the laws of Germany. Nemetschek is one of the leading solution providers in the world of information technology and consulting services for the design, construction and management of buildings and real estate. It designs products that enable planners, building contractors and facility managers to optimize all the planning, construction and management processes in terms of quality, cost and time, thereby making them more competitive. Nemetschek's standard software solutions, available in 13 languages, are used by more than 38,000 companies in 31 countries. Nemetschek's earnings derive from sales in 31 countries and through its subsidiaries in Germany, Austria, Italy, France, Switzerland, Spain, the Czech Republic, Poland, Slovakia, Croatia, Russia and Bulgaria.

         Nemetschek has pursued an aggressive acquisition strategy for companies in the field of contractor systems in order to broaden its product offerings, increase its benefits to its customers and enter into new market segments. Since July 1999, Nemetschek has acquired (i) Software Sidoun GmbH, the leading vendor of systems for the process of calling tenders, awarding contracts and construction work accounting, (ii) Auer Bausoftware, Mondsee, the leading Austrian provider of software encompassing the process of calling for tenders, awarding of contracts and construction work accounting through cost control, and
(iii) Henke & Partner, Achim-Uesen, a company that develops and sells integrated software systems for the building and construction industry.

         In 1998, Nemetschek successfully launched Version 15.1 of the ALLPAN FT CAD system in Germany and abroad. This latest release significantly improved its ease of use and created a more uniform user interface. In addition, Version 4.4 of the AVA system ALLRIGHT and the office organization system BOS marked Nemetschek's entry into the leading edge base technology. Nemetschek also began offering the following new products in 1998: (i) ALLBUDGET, Palladio X, ALLKLIMA 2000 and Gallilei by its architecture business unit; (ii) ALLREADY and ALLSTAR 2000 by its civil engineering business unit; and (iii) ALLBAU by its newly established contractor systems business unit.

         Nemetschek completed an initial public offering at the Neuer Markt on March 10, 1999, and in June, 1999, Nemetschek was selected to join the Neuer Markt Blue Chip Index.

         The headquarters and principal executive offices of Nemetschek are located at Riedenburger Strasse 2, D-81677 Munich, Germany and its telephone number is 49-89-9279-3313.

         DGI ACQUISITION CORP. DGI Acquisition Corp. is a Maryland corporation newly formed at the direction of Nemetschek for the purpose of effecting the merger. Nemetschek owns all of the outstanding capital stock of the DGI Acquisition Corp. It is not anticipated that, prior to the consummation of the merger, DGI Acquisition Corp. will have any significant assets or liabilities or will engage in any activities other than those incident to the merger and the financing thereof. The offices of DGI Acquisition Corp. are located at c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 and its telephone number is (410) 539-2837.

         As a condition to, and in consideration of, Nemetschek's execution of the merger agreement, Nemetschek and Mr. Diehl entered into the support agreement, dated as of February 18, 2000. Pursuant to the support agreement, Mr. Diehl, among other things, granted to Nemetschek an option to purchase, on the terms and conditions expressed therein and upon the occurrence of certain events, a number of shares equal to 30% of Diehl Graphsoft's outstanding common stock, which percentage currently equates to 917,011 shares of the common stock. As of March 9, 2000, Nemetschek had purchased 139,200 shares of Diehl Graphsoft's common stock on the open market.

         Except as described herein, none of Nemetschek, DGI Acquisition Corp. nor, to the best of Nemetschek's knowledge, any of their executive officers, directors, controlling persons or subsidiaries, beneficially owns or has acquired or disposed of any shares of Diehl Graphsoft's common stock during the past 60 days.

         Except as set forth in the merger agreement, none of Nemetschek, DGI Acquisition Corp. nor any of their executive officers, directors, controlling persons or subsidiaries, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Diehl Graphsoft, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities of Diehl Graphsoft, joint ventures, loan or option agreements, puts or calls, guarantees of loans, guarantees against loss, or the giving or withholding of proxies. Except as set forth in the merger agreement, none of Nemetschek, DGI Acquisition Corp. nor any of their executive officers, directors, controlling persons or subsidiaries, has had, since January 1, 1998, any business relationships or transactions with Diehl Graphsoft or any of its executive officers, directors or affiliates that would require reporting under the rules of the Securities and Exchange Commission. Except as set forth in the merger agreement, since January 1, 1998, there have been no contacts, negotiations or transactions between Nemetschek, DGI Acquisition Corp. or any of their officers or directors, and Diehl Graphsoft or its affiliates concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, election of directors or a sale or other transfer of a material amount of assets.

GENERAL

         The discussion in this proxy statement of the merger and the description of the principal terms of the merger agreement are qualified by reference to the merger agreement and to the other appendices to this proxy statement, including the opinion of Ferris, Baker Watts, Incorporated, and Title 3, Subtitle 2 of the Maryland General Corporation Law attached as Appendices B and D, respectively.

BACKGROUND OF THE MERGER

         At the special meeting, Diehl Graphsoft stockholders will consider and vote upon a proposal to approve the merger agreement (a copy of which is attached to this proxy statement as Appendix A and is incorporated herein by reference) among Diehl Graphsoft, Nemetschek, and DGI Acquisition Corp. and the merger of Diehl Graphsoft with DGI Acquisition Corp., a wholly-owned subsidiary of Nemetschek, as contemplated by the merger agreement, for approximately $30 million in cash.

         The terms of the merger were the result of arm's-length negotiations between a special committee of the board of directors of Diehl Graphsoft, Mr. Diehl and Nemetschek and their respective representatives. The following is a brief description of the background of the merger and the negotiations leading to the execution of the merger agreement.

         In May 1999, Nemetschek first approached Mr. Diehl, president, chairman and majority stockholder of Diehl Graphsoft regarding a possible acquisition of his shares, comprising approximately 63% of the outstanding Diehl Graphsoft common stock. Mr. Diehl disclosed the Nemetschek approach and his intention to consider a sale of his shares to Nemetschek to the board of directors at its meeting of June 1, 1999. The board requested that Mr. Diehl keep it apprised of the status of negotiations. Mr. Diehl continued intermittent discussions with Nemetschek through the Summer and Fall of 1999 and advised the board of the status of such discussions at its meetings of August 4, 1999 and November 9, 1999. The board also discussed the status of the negotiations, but without Mr. Diehl's attendance, at its September 7, 1999 meeting.

         In early November, 1999, Nemetschek made a proposal to acquire the shares held by Mr. Diehl and Joseph Schmelzle, chief financial officer and a director of Diehl Graphsoft, which together constitute approximately 67% of the outstanding Diehl Graphsoft common stock. Mr. Diehl contacted Diehl Graphsoft's outside counsel and was advised that any sale by him would likely require approval by the board under state anti-takeover laws. Accordingly, Mr. Diehl contacted the members of the board by telephone to request that the board form a special committee to make a recommendation concerning the proposal. On November 3, 1999, the board established a special committee comprised solely of non-employee directors to consider Nemetschek's proposal.

         On November 4, 1999, the special committee met to discuss the proposed sale of Diehl Graphsoft common stock by Messrs. Diehl and Schmelzle to Nemetschek. The committee discussed the various alternatives pursuant to which it could establish with some confidence that in the event of a stock sale by Messrs. Diehl and Schmelzle, the remaining stockholders would enjoy the benefits of any business plan proposed by Nemetschek. After discussion, the committee determined that the alternatives considered would likely be more onerous than Nemetschek would be willing to accept. Accordingly, the committee tabled consideration of the stock sale and determined to propose a sale of the entire company. The committee discussed the minimum consideration required for such a sale and determined that a minimum of $9.50 per share in cash would be required.

         On November 29, 1999, the committee retained Ferris, Baker Watts, Incorporated as its financial advisor and commenced negotiations with representatives of Nemetschek. Nemetschek agreed to prepare an offer for the entire company.

         On December 5, 1999, Diehl Graphsoft received a proposed merger agreement from Nemetschek for an acquisition of the entire company, and the special committee met to discuss the proposed sale. On December 15, 1999, the board delegated authority to the special committee to negotiate a sale of the entire company. On December 15, 1999, the committee met with Ferris to discuss its analysis of Nemetschek's proposal and the terms of the proposed merger agreement.

         On December 17, 1999, the committee met with representatives of Nemetschek to negotiate the terms of the proposed merger. During the course of such negotiations, Nemetschek requested that, in addition to an employment/non-competition agreement, Mr. Diehl provide a security deposit to ensure his compliance with the employment agreement and certain other agreements. Later that day and following such negotiations, the committee met and recognized that Mr. Diehl would need to negotiate his employment arrangements and other matters directly with Nemetschek. Accordingly, Mr. Diehl pursued his negotiations with representatives of Nemetschek through December, January and February in a series of written communications as well as five meetings. In mid-February 2000, Mr. Diehl and representatives of Nemetschek agreed to meet to endeavor to resolve the remaining open issues involving Mr. Diehl and Diehl Graphsoft. Accordingly, the parties met on February 17, 2000 and negotiated a final version of the merger agreement and Mr. Diehl's employment agreement.

         On February 18, 2000, the negotiated merger agreement was presented to the committee. A representative of Ferris Baker Watts presented a written opinion to the committee that the offer was fair to Diehl Graphsoft stockholders from a financial point of view and answered questions pertaining to Ferris' due diligence and methodology and the contents of the fairness opinion. The committee reviewed the terms of the merger agreement and related documents, and the committee recommended that the merger agreement be submitted to the entire board for review with the committee's recommendation of approval. Immediately thereafter, the merger agreement was presented to the entire board. The board agreed that the merger represented an advantageous valuation for the company. The board discussed the likelihood of Nemetschek terminating discussions if the board rejected or delayed executing the proposed agreement. The board weighed the financial value of the proposed merger against the disadvantage of limiting Diehl Graphsoft's access to other potential purchasers. The board discussed the state of the CAD marketplace and Diehl Graphsoft's position therein and determined that, given the number and quality of previous unsolicited offers, there was little likelihood of any other qualified purchaser submitting a higher offer. Accordingly, the board determined that it was not in Diehl Graphsoft's best interest to risk losing the offer from Nemetschek by delaying the transaction to attempt to find a competing purchaser. After discussion, the board voted unanimously to deem the merger advisable on the terms set forth in the merger agreement, approve the merger agreement and recommend approval of the merger to Diehl Graphsoft stockholders. The merger agreement was executed by representatives of Diehl Graphsoft and Nemetschek and the merger was publicly announced later that day.

RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER

         The board believes that the merger is advisable and in your best interests and unanimously recommends that you vote `FOR' approval and adoption of the merger agreement and the merger.

         The terms of the proposed merger were the result of arm's length negotiations among the special committee of the board of directors of Diehl Graphsoft, Mr. Diehl and Nemetschek and their respective representatives. In the course of reaching their decision to approve the merger, the special committee and the board of directors consulted with Ferris as well as with management. A special committee of the board, consisting solely of non-employee directors, presented the board with a recommendation as to the amount of consideration paid to each stockholder for each share of stock held by such stockholder. The board unanimously approved the recommendation of the special committee. In voting upon the merger, the committee and the board considered in detail all the factors they deemed relevant to their decision, including:

-        the amount and nature of the consideration to be received in the merger

- the recommendation of the special committee of the board, comprised solely of directors who are not employees of Diehl Graphsoft

- the terms and conditions of the merger agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations, the limited ability of Nemetschek to terminate the merger or the merger agreement and the provision requiring payment of the merger consideration in cash

-        the financial results of Diehl Graphsoft since 1996

- the current and historical stock prices for Diehl Graphsoft common stock

- the increasing competition faced by Diehl Graphsoft in the CAD business from larger, well-financed companies

- the likely future market share and profitability of Diehl Graphsoft as an independent entity in light of such competition

- the risks and costs inherent in attempting to expand the market share or the overall market for Diehl Graphsoft's CAD products

- the difficulties in developing new products with limited financial and technical resources

- the arms-length negotiations between the special committee and Nemetschek that resulted in the Nemetschek per share merger consideration

- the value of the merger consideration as compared to the recent trading price of Diehl Graphsoft common stock on the Nasdaq SmallCap, including the fact that the merger consideration to be paid represents a premium of approximately 52.0% over the closing price of $6.25 for the shares on February 17, 2000, the last trading day prior to the public announcement of the execution of the merger agreement

- the oral presentations that Ferris delivered to the special committee on December 15, 1999 and February 18, 2000 and Ferris' February 18, 2000 written fairness opinion, which was updated on April 21, 2000, that concluded, as of the date of the opinion, that the Nemetschek per share cash consideration that Diehl Graphsoft stockholders would receive in the merger was fair to Diehl Graphsoft stockholders from a financial point of view

- that the merger agreement permits the Board, in the exercise of its fiduciary duties, to furnish information and data, and to enter into discussions and negotiations, in connection with an unsolicited acquisition proposal that is superior to the merger agreement and to recommend an unsolicited, superior acquisition proposal to Diehl Graphsoft stockholders

- the assessment that Nemetschek has the financial ability to consummate the merger

         The committee and the board considered that all of the factors cited above were supportive of a recommendation to approve the merger.

         Although the committee and the board also considered the risks and uncertainties inherent in moving forward without soliciting other potential buyers, the committee and the board determined that the risk that Nemetschek would rescind its offer in the event of any such attempt outweighed the potential benefit of any such effort.

         This discussion of the information and factors considered by the Diehl Graphsoft board of directors is not intended to be exhaustive but includes all material factors we considered. After considering these factors (to which the committee and the board did not assign specific weights) and after consultation with Ferris, the committee and the board unanimously deemed the merger advisable, approved the merger agreement, and recommended that the stockholders approve the merger at the special meeting.

OPINION OF FERRIS, BAKER WATTS, INCORPORATED

         The special committee of Diehl Graphsoft's board of directors retained Ferris, Baker Watts to investigate the proposed consideration offered to Diehl Graphsoft stockholders and to provide an opinion as to the fairness, from a financial point of view, to the Diehl Graphsoft stockholders of the consideration to be paid in connection with the merger agreement and the merger. Diehl Graphsoft requested Ferris to undertake the assignment because Ferris is familiar with companies such as Diehl Graphsoft, has experience advising companies with market capitalizations of similar size and is a market-maker in Diehl Graphsoft common stock.

         On February 18, 2000, Ferris delivered a presentation to the special committee and the board of directors of Diehl Graphsoft and delivered an opinion letter dated as of such date that, based upon and subject to the considerations set forth therein, as of that date, the consideration to be received by Diehl Graphsoft stockholders pursuant to the merger agreement and the merger was fair from a financial point of view. The opinion of Ferris was based upon economic, market and other conditions in effect as of the date of the opinion. No limitations were imposed by the special committee or the board of directors of Diehl Graphsoft upon Ferris with respect to its investigation or procedures followed by them in rendering the opinion. The opinion of Ferris, as updated in writing on April 21, 2000 and which sets forth assumptions made, material reviewed, matters considered, and the limits of the review, is attached as Appendix B hereto and is incorporated by reference in this proxy statement.

         The following is a summary of Ferris' opinion. The summary does not represent a complete description of the analysis performed by Ferris. Diehl Graphsoft stockholders are urged to read the opinion in its entirety. Ferris has consented to the inclusion of its opinion in this proxy statement and has reviewed the following summary of its opinion.

         In connection with its opinion, Ferris reviewed, among other things:

- a draft of the merger agreement between Nemetschek and Diehl Graphsoft dated January 31, 2000

-        selected public and internal information of Diehl Graphsoft

- management's financial projections for Diehl Graphsoft under its current operations

         Ferris also held discussions with management of Diehl Graphsoft regarding its past and current business operations, financial condition and future prospects. Ferris reviewed the reported price and trading activity of Diehl Graphsoft stock, compared certain financial and stock market information concerning Diehl Graphsoft with similar information for other comparable companies, the securities of which are publicly traded, and performed other studies and analyses which Ferris deemed appropriate.

         Ferris assumed and relied upon the accuracy and completeness of all financial and other information reviewed for purposes of its opinion, whether publicly available or provided to Ferris by Diehl Graphsoft, and did not independently verify the information or make an independent evaluation or appraisal of the assets or liabilities of Diehl Graphsoft.

         The preparation of a fairness opinion involves determinations as to appropriate and relevant methods of financial analysis and, therefore, reference should be made to the Ferris opinion in its entirety and not merely to a summary description. In performing its analysis, Ferris made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are not under the exclusive control of Diehl Graphsoft. The analyses performed by Ferris are not necessarily indicative of future results and do not purport to be appraisals or to reflect prices at which businesses actually may be sold.

         Ferris considered several methods to evaluate the value of Diehl Graphsoft, including:

-        the discounted future free cash flow of Diehl Graphsoft

-        earnings multiple comparisons to publicly traded comparable companies

- the merger and acquisition activity of companies engaged in similar businesses

- the control premiums paid by acquirers over the market price of target companies prior to the takeover announcement date

         Ferris also considered the market value of Diehl Graphsoft's shares as well as its trading history.

         The discounted future free cash flow analysis ascribes value only to the cash flows that can ultimately be taken out of the business. These free cash flows are then discounted to the present at the firm's weighted average cost of capital. The weighted average cost of capital can be described as the average price a company must pay to attract both debt and equity to properly capitalize its growth. It is these series of free cash flows that, when discounted to the present and after subtracting claims by debtholders and others, represents the economic value of a company to its stockholders. This method of valuation depends upon the accuracy of the financial projections. Ferris assumed that the projections were reasonably prepared by management of Diehl Graphsoft on bases reflecting the best currently available estimates and judgments as to the expected future financial performance. The offer value per share represents a 30.5% premium to the intrinsic value per share of Diehl Graphsoft as determined by the discounted cash flow analysis.

         The earnings multiple comparison analysis examines the operating earnings, net income (both historical and projected) and revenue multiples. Ferris analyzed publicly available historical financial information and projected financial results, including multiples of price to latest twelve months earnings, price to expected earnings for the current fiscal year and price to expected earnings for the next fiscal year. The comparable companies were found to have average multiples of 17.4x price to latest twelve months earnings, 18.1x price to current fiscal year expected earnings, 15.1x price to next fiscal year expected earnings, 8.6x net market capitalization to earnings before interest and taxes, 1.4x market value to revenue. Applying the multiples to Diehl Graphsoft's results yielded values ranging from $6.95 to $9.55 per share, resulting in premiums from -0.5% to 36.7%.

         The comparable merger and acquisition transaction analysis examines publicly available records for sale transactions in Diehl Graphsoft's industry. This method of valuation is often difficult to perform due to the lack of publicly available data on the target companies involved in the transactions. Ferris examined three transactions that disclosed target financial information. The consideration offered in the merger is at a premium to the value implied from this analysis.

         The control premium analysis examines stock prices of target companies prior to takeover announcements and adjusts for takeover speculation. Market data for the third quarter of 1999 indicated mean and median control premiums for companies in the computer programming and prepackaged software industries of 56.0% and 41.6%, respectively. The premium over the closing price of Diehl Graphsoft common stock on February 17, 2000, the last trading day prior to the public announcement of the merger agreement, is 52.0% and is consistent with the values implied from the application of this methodology.

         None of the companies utilized in the comparable company analysis, comparable merger and acquisition transaction analysis, and the control premium analysis for comparative purposes is, of course, identical to Diehl Graphsoft. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of the results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the value of the comparable companies as well as Diehl Graphsoft.

         Ferris Baker Watts also examined the historical closing prices of Diehl Graphsoft common stock for the period from January 2, 1998 to February 17, 2000, the last trading day prior to the public announcement of the merger agreement. The value of the consideration to be paid in the merger represents a premium of approximately 52.0% over the closing price of $6.25 for the shares on February 17, 2000.

         From these analyses, Ferris determined that the consideration to be received by the Diehl Graphsoft stockholders was fair from a financial point of view.

         The opinion of Ferris is for the sole use and benefit of the special committee and the board of directors of Diehl Graphsoft and was rendered to them in connection with their consideration of the merger. The opinion relates only to whether the consideration to be received by Diehl Graphsoft stockholders is fair from a financial point of view and is not intended to and does not constitute a recommendation to any Diehl Graphsoft stockholder as to how a stockholder should vote at the special meeting.

         The special committee of the board of directors retained Ferris, under the terms of an engagement letter dated November 30, 1999 as Diehl Graphsoft's exclusive financial advisor in connection with a sale of the company. Ferris was paid an initial cash fee of $25,000 upon execution of the engagement letter and an additional transaction fee of $145,873 upon execution of the merger agreement that was not dependent upon consummation of the merger. In addition to the initial cash fee and the transaction fee, Diehl Graphsoft has agreed to reimburse Ferris for all of its out-of-pocket expenses incurred in connection with the engagement, whether or not the merger is consummated. No further fees are due to Ferris upon consummation of the merger.

INTERESTS OF DIEHL GRAPHSOFT'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER AND POSSIBLE CONFLICTS OF INTEREST

         Some Diehl Graphsoft officers and directors own Diehl Graphsoft common stock. To that extent, their interest in the merger may be considered to be the same as other Diehl Graphsoft stockholders. For information concerning ownership by Diehl Graphsoft's officers and directors, see `Security Ownership of 5% Beneficial Owners and Management.' However, in considering the recommendation of the board that the merger agreement and merger be approved and adopted, Diehl Graphsoft stockholders should be aware that Mr. Diehl and Mr. Schmelzle have interests in the merger that are, or may be, different from other Diehl Graphsoft stockholders.

         The merger agreement contemplates that the directors of DGI Acquisition Corp. prior to the merger will be the directors of Diehl Graphsoft following the merger, but that the executive officers of Diehl Graphsoft prior to the merger will remain the executive officers of Diehl Graphsoft following the merger. As a condition to the merger, Mr. Diehl and Diehl Graphsoft will enter into a five-year employment agreement and under the terms of a separate option agreement to be entered into between Mr. Diehl and Nemetschek, Mr. Diehl will be entitled to options to purchase 50,000 shares of Nemetschek stock after the consummation of the merger for 54.00 EURO per share. Mr. Diehl's rights and obligations under the terms of his employment agreement with Diehl Graphsoft and the option agreement with Nemetschek are discussed in greater detail under the separately captioned sections "Employment Agreement" and "Option Agreement" later in this proxy statement.

         Nemetschek has agreed to indemnify each Diehl Graphsoft officer and director against losses arising from his or her service as a director or officer of Diehl Graphsoft and to continue to maintain directors' and officers' liability insurance for each Diehl Graphsoft officer and director for a period of six years after the effective time. See `Summary of the Merger Agreement -- Covenants and Additional Agreements -- Indemnification and Insurance.'

         Section 16(b) of the Securities Exchange Act of 1934 provides that all profits realized by 10% beneficial owners, directors and officers of an issuer from the purchase and sale of the securities of such issuer are recoverable by the issuer where the purchase and sale occur within six months of each other. This section is intended to prevent insiders from benefiting from information they gain due to their position with a company. In connection with the merger, the board of directors of Diehl Graphsoft expects to exempt the company's directors and officers from Section 16(b).

                         SUMMARY OF THE MERGER AGREEMENT

         The following describes certain aspects of the proposed merger, including material provisions of the merger agreement. The description of the merger agreement contained in this proxy statement is not complete and is qualified in its entirety by reference to the merger agreement itself, the full text of which is attached to this proxy statement as Appendix A, and which is incorporated herein by reference. Stockholders are urged to read the full text of the merger agreement carefully and in its entirety.

STRUCTURE AND EFFECTIVE TIME

         The merger agreement provides for the merger of DGI Acquisition Corp. with and into Diehl Graphsoft. Diehl Graphsoft will survive the merger and continue to exist after the merger as a wholly-owned subsidiary of Nemetschek. The merger will become effective on the date and at the time articles of merger are filed with the Maryland State Department of Assessments and Taxation. The time that the merger becomes effective is referred to in this proxy statement as the `effective time.' The effective time is expected to occur promptly after the Diehl Graphsoft stockholders approve and adopt the merger agreement and the merger at the special meeting, which is scheduled for 9:00 a.m., local time, on May 4, 2000. However, the effective time of the merger may be delayed if other closing conditions have not been satisfied by that time.

         Diehl Graphsoft's articles of incorporation and bylaws immediately before the effective time will be the articles of incorporation and bylaws of Diehl Graphsoft following the merger. The directors of DGI Acquisition Corp. immediately before the effective time will be the initial directors of Diehl Graphsoft following the merger. The officers of Diehl Graphsoft immediately before the effective time will serve as Diehl Graphsoft's initial officers following the merger.

MERGER CONSIDERATION

         The merger agreement provides that each share of Diehl Graphsoft common stock outstanding immediately prior to the effective time will, at the effective time, be converted into the right to receive $9.50 in cash per share, without interest, from Nemetschek. However, all shares owned by Diehl Graphsoft, Nemetschek or any of their direct or indirect wholly-owned subsidiaries will, at the effective time, be cancelled and retired and no payment will be made for such shares. Additionally, if appraisal rights for any shares are perfected, those shares will be treated as described under `Appraisal Rights.'

PAYMENT PROCEDURES

         Nemetschek will appoint a paying agent who will make payment of the merger consideration in exchange for certificates representing shares of Diehl Graphsoft common stock. Nemetschek will make cash available to the paying agent in order to permit the payment of the merger consideration. One source of this cash which will be made available to the paying agent is Diehl Graphsoft itself. Diehl Graphsoft has agreed to provide at least 90% of its cash on hand to assist in paying the merger consideration to each stockholder who elects to accept Nemetschek's offer and not to pursue his or her appraisal rights. Promptly after the effective time, the paying agent will send Diehl Graphsoft stockholders a notice and letter of transmittal explaining how to send their stock certificates to the paying agent. Checks for the appropriate merger consideration (minus any withholding taxes required by law) will be mailed to stockholders promptly following the paying agent's receipt and processing of stock certificates and properly completed transmittal documents. You should not surrender your certificates until you have received the letter of transmittal and instructions.

STOCK OPTIONS

         The merger agreement provides that each outstanding stock option with respect to Diehl Graphsoft common stock shall be cancelled, and the holder thereof shall be entitled to receive in consideration for such cancellation $9.50 per share upon payment to Diehl Graphsoft by such holder of the exercise price per share previously applicable to such option. As of the record date, there were outstanding options to purchase 100,200 shares of Diehl Graphsoft common stock at an average exercise price of $4.74 per share.

APPRAISAL RIGHTS

         Title 3, Subtitle 2 of the Maryland General Corporation Law, provides that Diehl Graphsoft stockholders who do not wish to accept the merger consideration may elect to have the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, determined by three appraisers appointed by the circuit court of Howard County, in the State of Maryland, which the stockholder must petition. This amount would then be paid to the stockholder in cash, together with a fair rate of interest. The following summary of Title 3, Subtitle 2 of the Maryland General Corporation Law is qualified in its entirety by reference to the full text of Title 3, Subtitle 2, which is attached to this proxy statement as Appendix D.

         STOCKHOLDERS WHO WISH TO EXERCISE THEIR APPRAISAL RIGHTS OR TO PRESERVE THEIR APPRAISAL RIGHTS SHOULD CAREFULLY REVIEW APPENDIX D. FAILURE TO COMPLY WITH THE PROCEDURES SPECIFIED IN APPENDIX D IN A TIMELY MANNER MAY RESULT IN THE LOSS OF THE APPRAISAL RIGHT. BECAUSE OF THE COMPLEXITY OF THESE PROCEDURES, STOCKHOLDERS ARE URGED TO SEEK THE ADVICE OF LEGAL COUNSEL IF THEY ARE CONSIDERING EXERCISING THEIR APPRAISAL RIGHTS.

         Stockholders who wish to exercise their appraisal rights under Maryland law, as described in Appendix D, must satisfy each of the following conditions:

         -    The stockholder must not vote in favor of the merger

         - The stockholder must deliver to Diehl Graphsoft a written objection to the merger at or before the vote on the merger agreement at the special meeting. This written objection must be in addition to and separate from any proxy or vote against the merger and merger agreement. Merely voting against, abstaining from voting, or failing to vote in favor of adoption of the merger agreement will not constitute a demand for appraisal within the meaning of the appraisal rights provisions set forth in Appendix D

         - The stockholder must make written demand on Diehl Graphsoft for payment for his or her stock within 20 days after the Maryland State Department of Assessments and Taxation accepts the articles of merger for filing. Diehl Graphsoft will announce in a press release the filing of the articles of merger, but Diehl Graphsoft will not notify individual stockholders of either the date of the Maryland State Department of Assessments and Taxation's acceptance of the articles of merger or the date by which demand for payment must be made.

         - Stockholders who have not received payment for their stock may file a petition in the circuit court of Howard County, in the State of Maryland, requesting a determination of the fair value of the shares within 50 days after the effective time. At that time the court will appoint a group of three appraisers who will apply criteria satisfactory to the court to determine a fair value for the stock being appraised. That value will not reflect any increase due to the merger itself. The appraisers will report their conclusion within 60 days after appointment and the court may either accept the recommendation or modify the determination of fair market value as it sees fit.

         Demands for payment in accordance with your appraisal rights under Maryland law must be made in writing and must be mailed or delivered to: Joseph Schmelzle, Secretary, Diehl Graphsoft, 10270 Old Columbia Road, Suite 100, Columbia, Maryland 21046.

         STOCKHOLDERS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER THE APPRAISAL RIGHTS PROVISIONS SET FORTH IN APPENDIX D COULD BE GREATER THAN, THE SAME AS, OR LESS THAN THE MERGER CONSIDERATION. THE FERRIS, BAKER WATTS, INCORPORATED OPINION IS NOT AN OPINION AS TO FAIR VALUE UNDER THE APPRAISAL RIGHTS PROVISIONS SET FORTH IN APPENDIX D.

         If a stockholder demands appraisal of shares under their appraisal rights as set forth in Appendix D and fails to perfect, withdraws or loses the appraisal right, the stockholder's shares will be converted into the right to receive the merger consideration of $9.50 per share in cash, without interest. Stockholders may withdraw a demand for appraisal by delivering to Diehl Graphsoft a written withdrawal of the demand and acceptance of the merger consideration. However, Diehl Graphsoft must consent to any withdrawal request.

         In order to receive payment for your stock, whether payment is offered by Nemetschek, Diehl Graphsoft, or is ordered by the circuit court of Howard County, in the State of Maryland, you must (i) surrender your stock certificate or certificates or (ii) produce satisfactory evidence of its or their loss or destruction and satisfactory evidence of a sufficient indemnity bond.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains a number of representations and warranties by Diehl Graphsoft, Nemetschek and DGI Acquisition Corp. These representations and warranties were made as of the date of the merger agreement, and it is a condition to the merger that they must be true and correct in all material respects as of the date of the merger agreement and as of the effective time (except representations and warranties which speak as of a specific date, which must be true and correct as of the specific date). The representations and warranties will not, however, survive the effective time.

         Diehl Graphsoft, Nemetschek and DGI Acquisition Corp. each made representations and warranties regarding, among other things, the respective party's corporate organization, authorization of the merger agreement and the merger, the existence of litigation, no conflicts, compliance with laws, consents and approvals, information supplied to be included in the proxy statement and fees and expenses of brokers and others.

         Nemetschek and DGI Acquisition Corp. also made representations and warranties relating to, among other things, the purpose of DGI Acquisition Corp.'s incorporation and the existence of any activity by DGI Acquisition Corp. prior to this transaction, and Nemetschek's access to sufficient funds to pay the merger consideration and related fees and expenses.

         Diehl Graphsoft also made representations and warranties relating to, among other things, Diehl Graphsoft's capitalization, Securities and Exchange Commission filings, financial statements, material agreements, labor matters, real property and other assets owned or leased, employee compensation, employee benefits, tax matters, the soundness of existing insurance policies, environmental matters, the absence of certain changes or events affecting Diehl Graphsoft since November 30, 1999, the truthfulness and completeness of materials delivered to Nemetschek in connection with the merger negotiation and consummation, transactions with affiliates, ownership or other authority to use intellectual property, Year 2000 compliance, and the absence of undisclosed liabilities.

         With respect to the merger, Diehl Graphsoft made representations and warranties that its board: (1) approved the merger agreement and the merger; (2) resolved to elect not to be subject to any state anti-takeover law that is or purports to be applicable to the merger and has taken or will take all steps necessary to render Title 3, Subtitle 6 and Title 3, Subtitle 7 of the Maryland General Corporation Law inapplicable to the merger agreement and the merger; and
(3) subject to the fiduciary duties of the board applicable from time to time, resolved to recommend that the Diehl Graphsoft stockholders approve and adopt the merger agreement and the merger.

COVENANTS AND ADDITIONAL AGREEMENTS

         CONDUCT PRIOR TO THE EFFECTIVE TIME. Until the effective time, the terms of the merger agreement require Diehl Graphsoft and its subsidiaries to comply with a number of interim operating covenants. In general, Diehl Graphsoft, on behalf of itself and its subsidiaries, agreed to operate during the period in the ordinary and usual course in all material respects in the same manner as previously operated and to use their respective reasonable best efforts to preserve intact their respective business organizations, retain its officers and employees, preserve relationships with customers, suppliers and others. Diehl Graphsoft also agreed to refrain from taking a number of actions, such as significant acquisitions or incurring indebtedness other than in the ordinary course of business, without Nemetschek's prior consent. The following is a list of actions that Diehl Graphsoft and its subsidiaries agree not to take between February 18, 2000 and the effective time unless Nemetschek otherwise approves in writing, and except as otherwise expressly contemplated by the merger agreement. We urge you to read the merger agreement, which is attached to the document as Appendix A, for a more complete description of these agreements.

         -    reclassify or modify any of its stock

         - issue or purchase any of its outstanding stock or issue any rights to any of its stock

         - increase or enhance the compensation or, where applicable, the employment contract rights of any directors, officers or employees

         - make any changes to its articles of incorporation, bylaws or other governing documents o adopt any plan of liquidation, dissolution, merger, consolidation, reclassification, restructuring, recapitalization or other reorganization other than this merger

         - make any distribution, in stock or in cash, to stockholders in connection with the capital stock of Diehl Graphsoft

         - acquire an ownership interest in any other business entity or enter into any joint ventures, partnerships, or similar business alliances

         - make any loans or incur any indebtedness outside of the ordinary course of business o engage in any business materially different than its ordinary or historical course of business o contract for any acceleration in payment or performance tied to a change in control of Diehl Graphsoft's business

         - contract for the purchase of equipment, materials, supplies or services over a term greater than a year, without reserving a right to terminate on 30 days' notice, where the total expense called for exceeds $35,000.

         - contract for any single spending obligation in excess of $35,000 except that Diehl Graphsoft may spend up to a total of $100,000 for "tail coverage" insurance for its directors and officers

         - foreclose upon or take title, possession or control of any real property without first obtaining a suitable environmental report

         - forgive any debt owed by a third party to Diehl Graphsoft, settle any outstanding claims, or waive any material rights

         - acquire any securities for its own account, unless backed by the U.S. government o place any liens, encumbrances or security interests on any of its assets or property

         - sell or otherwise dispose of any real property, or material amount of personal property unless acquired in the ordinary course of debt collection or foreclosure

         - take any action that it knows will materially impede or delay the merger or related transactions or the ability of the parties to gain necessary approvals

         -    make any material pricing policy changes

         - contract for, or authorize, the provision or receipt of management or advisory services

         -    change its accounting principles, except as required by GAAP

         - authorize or announce its intent to do any of these things or enter into any obligation to do any of these things

         - do or fail to do anything that would make any of the representations and warranties in the merger agreement inaccurate or materially misleading as of the effective time, or that would cause a breach of any of the covenants or other agreements in the merger agreement

         SPECIAL MEETING AND PROXY MATERIALS. Diehl Graphsoft agreed to prepare this proxy statement, mail it to Diehl Graphsoft stockholders, call and hold a special meeting of its stockholders to vote on the merger agreement and the merger and use all lawful means to solicit the approval of the stockholders for this merger. Diehl Graphsoft also agreed that, unless the board concludes that the proposal of another party is superior to Nemetschek's proposal, the board will unanimously recommend that the Diehl Graphsoft stockholders vote in favor of approving and adopting the merger agreement and the merger and will include that recommendation in this proxy statement. Nemetschek and DGI Acquisition Corp. agreed to cooperate with Diehl Graphsoft in preparing this proxy statement.

         OFFICERS AND EMPLOYEES. Diehl Graphsoft agreed to use reasonable efforts to encourage all officers and employees in good standing, and those of its subsidiaries, to remain employed with Diehl Graphsoft or such subsidiary beyond the effective time.

         NO SOLICITATION. Diehl Graphsoft agreed that it and its subsidiaries will not, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage the submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in (including by way of a tender offer), Diehl Graphsoft or any subsidiary of Diehl Graphsoft. Diehl Graphsoft also agreed not to participate in any negotiations or discussions regarding any proposal or offer by another party and not to facilitate or encourage another party to make a proposal or offer. Diehl Graphsoft also agreed to cease and terminate any existing discussions or negotiations with any person other than Nemetschek or DGI Acquisition Corp. The board of Diehl Graphsoft has agreed not to approve or recommend, or propose publicly to approve or recommend, any acquisition proposal, or the entering into or execution of any letter of intent, agreement in principle, merger agreement or similar agreement.

         However, if the board determines in good faith that an acquisition proposal could reasonably lead to a superior proposal, the merger agreement provides that the board and Diehl Graphsoft management may furnish information and engage in negotiations or discussions concerning an unsolicited acquisition proposal received in writing after the date of the merger agreement. A `superior proposal' means a bona fide written acquisition proposal that the board concludes, after consultation with its financial advisors, is more favorable, from a financial point of view, to Diehl Graphsoft's stockholders than the proposal in the merger agreement.

         Diehl Graphsoft has agreed not to engage in negotiations with, or disclose any nonpublic information to, any person making an acquisition proposal, unless the board determines in good faith that the proposal is superior to the one made by Nemetschek and accepted by the board, and that the board's failure to negotiate with or provide information to, such person would cause the board to breach its fiduciary duties to Diehl Graphsoft and Diehl Graphsoft's stockholders. Diehl Graphsoft will notify Nemetschek orally and in writing of the receipt of any acquisition proposal. The notice must include the identity of the person making the acquisition proposal and the terms and conditions of the acquisition proposal.

         INDEMNIFICATION AND INSURANCE. For six years after the effective time, Nemetschek has agreed to cause Diehl Graphsoft and its wholly-owned subsidiaries to maintain all rights of indemnification (including rights to advancement of expenses) existing in favor of the present and former directors, officers, employees and agents of Diehl Graphsoft and its wholly-owned subsidiaries on terms no less favorable than those provided in the articles of incorporation and bylaws of Diehl Graphsoft on the date of the merger agreement with respect to matters occurring at or prior to the effective time.

         ANTITRUST FILINGS AND OTHER ACTIONS. Diehl Graphsoft and Nemetschek agreed to file their respective pre-merger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as soon as practicable after the signing of the merger agreement. Diehl Graphsoft and Nemetschek each filed their respective pre-merger notification and report forms under the Hart-Scott-Rodino Act on March 21, 2000. The waiting period specified under the Hart-Scott-Rodino Act was terminated on March 29, 2000. The parties also agreed to use all reasonable efforts to obtain any necessary consents to the merger by third parties and not to take any action which would impair their ability to consummate the merger. Diehl Graphsoft agreed to cooperate with Nemetschek in obtaining any consents to or assignments of the merger required in connection with Diehl Graphsoft's intellectual property rights.

         ACCESS TO INFORMATION; CURRENT INFORMATION. Diehl Graphsoft agreed to give Nemetschek and DGI Acquisition Corp. full access, during regular business hours, to its business, properties, and personnel between February 18, 2000 and the effective time, and to cooperate and instruct its employees and advisors to cooperate with

Nemetschek and DGI Acquisition Corp. in their investigation of Diehl Graphsoft. Diehl Graphsoft also agreed to promptly provide the other parties with interim financial reports and statements as they become available.

         STOCK TRANSFER AGREEMENT. Nemetschek and DGI Acquisition Corp. agreed that Mr. Diehl is expressly permitted to transfer up to 200,000 shares of Diehl Graphsoft's common stock to current employees at or prior to the closing date of the merger.

         In addition to the agreements summarized above, Diehl Graphsoft made covenants relating to, among other things, confidentiality, access to information, public disclosure, cooperation to complete the merger, notice of certain events, third party consents and regulatory filings.

CONDITIONS TO THE MERGER

         CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of Diehl Graphsoft, Nemetschek and DGI Acquisition Corp. to effect the merger are subject to the satisfaction or waiver prior to the effective time of the following conditions:

         - Diehl Graphsoft stockholders must have approved and adopted the merger agreement and the merger by a vote of a majority of outstanding shares entitled to vote at the special meeting

         - the merger must not be prevented by any order, decree or injunction by any court or governmental authority; and in the event that any court or governmental authority issues an order, decree or injunction that prevents the merger, the parties agreed to use their best efforts to have the order, decree or injunction vacated or reversed

         - any waiting periods under the Hart-Scott-Rodino Act for the transactions contemplated by the merger agreement must have expired or been earlier terminated

         - the obtaining of all required government consents, except where the failure to so obtain a consent would not reasonably be expected to have a material adverse effect on the other party

         - Nemetschek and DGI Acquisition Corp. shall have received from Diehl Graphsoft, and Diehl Graphsoft shall have received from each of Nemetschek and DGI Acquisition Corp., a certificate signed by such company's corporate secretary or assistant secretary, certifying that the person signing the merger agreement on behalf of such company or companies is an officer of such company or companies and holds the office or offices specified and as to the genuineness of his or her signature

         - the obtaining of all third party consents, authorizing actions or approvals, unless failure to do so would not have a material adverse effect on the other party

         - Nemetschek's receipt of an escrow agreement and an employment agreement executed in both cases by Mr. Diehl and in the latter case, also by Diehl Graphsoft

         - the receipt of a certificate from Diehl Graphsoft's president certifying that the board has approved the merger agreement and authorized appropriate officers to take all necessary actions to effectuate the merger, that such authorizations and approvals are still in effect and have not been amended

         - the representations and warranties of each party must have been true and correct as of the effective time and must be true and correct in all material respects as if made as of the effective time (except for representations and warranties which speak as of a specific date, which must be true and correct as of the specific date), except where the failure to be so true and correct would not reasonably be expected to have a material adverse effect on the other party

         - each party (in Nemetschek's and DGI Acquisition Corp.'s case, Diehl Graphsoft) must have performed in all respects its obligations under the merger agreement, except for any failure to perform that would not reasonably be expected to have a material adverse effect on the other party (or, in Diehl Graphsoft's case, its subsidiaries)

         For purposes of the merger agreement, a `material adverse effect' means with respect to any individual or entity, a material adverse effect on, or a change in, the business, condition (financial or otherwise), properties, operations, assets or prospects of the individual or entity that is, or that a reasonably prudent person would believe will be, materially adverse to any of the foregoing of such individual or entity.

         CONDITIONS TO THE OBLIGATIONS OF DIEHL GRAPHSOFT TO EFFECT THE MERGER. The obligation of Diehl Graphsoft to effect the merger also is subject to the satisfaction or waiver of the additional condition that Nemetschek and/or DGI Acquisition Corp. shall have made arrangements for the payment of the purchase price.

         CONDITIONS TO THE OBLIGATIONS OF NEMETSCHEK AND DGI ACQUISITION CORP. TO EFFECT THE MERGER. The obligations of Nemetschek and DGI Acquisition Corp. to effect the merger also are subject to the satisfaction or waiver of the following additional conditions:

         - Nothing shall exist or occur between August 31, 1999 and the effective time which reasonably could be expected to have a material adverse effect on Diehl Graphsoft or its subsidiaries, or on the ability of any of the parties to consummate the merger or any of the related transactions

         - The resignations of all of the directors from Diehl Graphsoft's board

         No assurances can be provided as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this document, the parties have no reason to believe that any of these conditions will not be satisfied.

TERMINATION OF THE MERGER AGREEMENT

         DIEHL GRAPHSOFT OR NEMETSCHEK AND DGI ACQUISITION CORP. Diehl Graphsoft, Nemetschek, and DGI Acquisition Corp. can mutually agree to terminate the merger agreement at any time prior to the effective time, whether before or after the receipt of stockholder approval, without completing the merger.

         In addition, either Nemetschek and DGI Acquisition Corp., on the one hand or Diehl Graphsoft, on the other hand, can terminate the merger agreement if:

         - the effective time shall not have occurred on or before June 30, 2000 (provided that the right to terminate under this provision shall not be available to any party who is then in breach of any material representation or warranty, or is in default in any material respect of any of its covenants or agreements contained in the Merger Agreement)

         - any court of competent jurisdiction or other governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the merger and the order, decree, ruling or other action that restrains, enjoins or otherwise prohibits the merger shall have become final and nonappealable

         - Diehl Graphsoft (in the case of Nemetschek and DGI Acquisition Corp.) or either of Nemetschek and DGI Acquisition Corp. (in the case of Diehl Graphsoft) fails to satisfy any condition to the other party's obligation to consummate the merger, and such other party elects not to waive the failure

         - the merger agreement and the merger are not approved and adopted by the required vote of stockholders of Diehl Graphsoft at the special meeting, including any postponement or adjournment of the special meeting.

         NEMETSCHEK AND DGI ACQUISITION CORP. Nemetschek and DGI Acquisition Corp. can also terminate the merger agreement if:

         - The Diehl Graphsoft board approves and/or recommends approval to the stockholders of any superior proposal; or

         - the Diehl Graphsoft board fails to recommend that its stockholders approve the transactions contemplated by the merger agreement, including the merger, or if the board's recommendation shall have been made and subsequently withdrawn, modified or amended in any manner adverse to Nemetschek, or if the board has resolved to take any such action.

TERMINATION FEE

         Nemetschek is entitled to a termination fee of $4.5 million plus up to $500,000 of reasonable actual out-of-pocket expenses incurred in connection with the transactions contemplated by the merger agreement if Nemetschek terminates the merger agreement because:

         - the Diehl Graphsoft board withdraws, modifies or changes its approval or recommendation of the merger or the merger agreement in a manner adverse to Nemetschek

         - the Diehl Graphsoft board approves and/or recommends to the Diehl Graphsoft stockholders a superior proposal

         Nemetschek will not be entitled to the termination fee if Nemetschek or DGI Acquisition Corp. shall have committed any material breach of any of its or their material representations, warranties, covenants or agreements contained in the merger agreement.

PAYMENT OF FEES AND EXPENSES

         All costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby shall be paid by the party incurring the expenses, whether or not the merger is consummated, except that Diehl Graphsoft shall bear all costs and expenses in connection with preparing, negotiating or executing this proxy statement and the conduct of the stockholders meeting at which approval of the merger will be voted on.

AMENDMENTS AND WAIVERS

         The merger agreement may be amended by action taken by the parties at any time before or after approval of the merger by the stockholders of Diehl Graphsoft. However, after any approval by Diehl Graphsoft's stockholders, the parties may not amend the merger agreement without the approval of Diehl Graphsoft's stockholders if the amendment (1) alters or changes the merger consideration, (2) alters or changes Diehl Graphsoft's articles of incorporation, or (3) alters or changes the terms and conditions of the merger agreement in a manner that is adverse to Diehl Graphsoft's stockholders. The merger agreement may be amended only by a written instrument signed by all parties to the merger agreement. At any time prior to the effective time, Nemetschek and DGI Acquisition Corp. on the one hand, and Diehl Graphsoft on the other hand, may:

         - extend the time for the performance of any of the obligations or other acts of the other party

         - waive any inaccuracies in the representations and warranties contained therein or in any document, certificate or writing delivered pursuant thereto by the other party

         - waive compliance by the other party with any of the agreements or conditions contained in the merger agreement to the extent the agreements or conditions are intended for the waiving party's benefit

CONSEQUENCES OF THE MERGER

         After the merger, Diehl Graphsoft stockholders will no longer have any interest in Diehl Graphsoft or its future earnings or growth. Diehl Graphsoft will no longer be registered as a reporting company under the federal securities laws, and shares of Diehl Graphsoft common stock will no longer be quoted on Nasdaq Smallcap Market or listed on any other exchange.

SUPPORT AGREEMENT

         The description of the support agreement between Mr. Diehl and Nemetschek contained in this proxy statement is only a summary and is qualified in its entirety by reference to the agreement itself. The full text of the support agreement is attached to this proxy statement as Appendix C, and is incorporated herein by reference.

         As a condition to executing the merger agreement, Nemetschek required that Mr. Diehl, the beneficial owner of 1,933,055 shares of Diehl Graphsoft common stock representing approximately 63% of the outstanding Diehl Graphsoft common stock as of the date of this proxy statement, execute a support agreement pursuant to which Mr. Diehl agreed to vote in favor of adoption of the merger agreement at the special meeting. The support agreement, however, does not require Mr. Diehl to vote in favor of the merger agreement and the merger if, prior to the special meeting (1) the board recommends that Diehl Graphsoft stockholders approve and adopt a superior proposal, or (2) in the exercise of its fiduciary duties, the board withdraws, amends or modifies its favorable recommendation of the merger agreement and the merger in a manner that is adverse to Nemetschek. Accordingly, it is expected that the merger agreement will be approved and adopted at the special meeting, even if no other Diehl Graphsoft stockholder votes to adopt the merger agreement.

         Mr. Diehl also agreed not to sell, transfer, pledge, give, hypothecate, assign or otherwise alienate or transfer any of its voting rights, except to a person who is a party to an identical support agreement with Nemetschek. The support agreement terminates if the merger agreement is terminated prior to the effective time. The existence of the support agreement could discourage other parties from attempting to acquire Diehl Graphsoft.

         Pursuant to the support agreement, Mr. Diehl also granted to Nemetschek an option to purchase, on the terms and conditions expressed in the support agreement and upon the occurrence of certain events, a number of shares equal to 30% of Diehl Graphsoft's outstanding common stock, which percentage currently equates to 917,011 shares of the common stock. If Nemetschek were to exercise the option, the purchase price for that 30% would be equal to the greater of (i) $9.50 per share or (ii) the average trading price of the common stock during the five day period immediately prior to the exercise of the option, which average shall be reduced by 50% of the difference between $9.50 and such average trading price. If Nemetschek elects to exercise the option, it currently anticipates that the funds necessary to pay the purchase price therefor would be provided by the working capital of Nemetschek.

OPTION AGREEMENT

         Pursuant to a separate option agreement to be entered into with Nemetschek, Mr. Diehl will receive options to buy 50,000 shares of Nemetschek stock after the merger at a price per share of 54.00 EURO. Mr. Diehl may exercise up to 25% of his options in each of 2002, 2003, 2004 and 2005.

EMPLOYMENT AGREEMENT

         As a condition to the merger, Mr. Diehl and Diehl Graphsoft will enter into an employment agreement in order to secure Mr. Diehl's services to Diehl Graphsoft for five years subsequent to the effective date, unless earlier terminated. At the end of the five years, the agreement will renew for 12 months at a time, unless either Mr. Diehl or Diehl Graphsoft provides the other party with 12 months' notice otherwise. Under the terms of the employment agreement, Mr. Diehl will continue to serve as chief executive officer of Diehl Graphsoft, as well as on the board, provided that he continues to be elected as a director in accordance with law and Diehl Graphsoft's bylaws. Mr. Diehl will be paid $180,000 per year in base salary and a guaranteed bonus each year equal to 4% of Diehl

Graphsoft's consolidated net income from the prior fiscal year, excluding any interest income or expense and any taxes or tax credits for that period. Mr. Diehl's base salary will be increased by a percentage at least as great as the consumer price index each January 1st. He will also be entitled to other benefits as determined by the board of directors or its compensation committee.

         Pursuant to the terms of the employment agreement, Mr. Diehl agreed that while employed by Diehl Graphsoft pursuant to the terms of the employment agreement and for three years thereafter, he will not

         - participate in any of several ways in a business which competes directly with Diehl Graphsoft

         - solicit any managerial employees of Diehl Graphsoft to terminate their employment, except that he may solicit members of his family who are also Diehl Graphsoft managerial employees

         - contact any person or entity who either is, or within three years prior to the contact was, a customer of Diehl Graphsoft in order to solicit or sell services or products which are in direct competition with those of Diehl Graphsoft

         - contact any prospective acquisition candidate, on Mr. Diehl's behalf or on the behalf of a competitor to Diehl Graphsoft, for the purpose of acquiring that entity

         In order to secure Mr. Diehl's performance of his agreement to be employed by Diehl Graphsoft for five years after the effective date, Mr. Diehl agreed to deposit $2 million of the merger consideration to be received by him in escrow and enter into an escrow agreement with Diehl Graphsoft and a mutually agreed upon escrow agent (see the discussion under `Escrow Agreement' in the next section).

ESCROW AGREEMENT

         Mr. Diehl and Diehl Graphsoft have entered into an escrow agreement with Mercantile-Safe Deposit & Trust Company in order to govern the terms of the release of the $2 million which Mr. Diehl agreed to deposit in escrow pursuant to the terms of his employment agreement (see `Employment Agreement' in the previous section). The parties have appointed Mercantile as the escrow agent. In the event that Mr. Diehl terminates his employment agreement without good reason, or if Diehl Graphsoft terminates the employment agreement with cause, Diehl Graphsoft may seek disbursements from the fund at any time within five years after the effective date.

         Over the course of five years, on each anniversary of the effective date, the escrow agent will release to Mr. Diehl certain amounts from the escrow account, provided that Mr. Diehl is still employed by Diehl Graphsoft pursuant to the terms of his employment agreement. Those amounts are as follows:

         -    1st anniversary            Any balance in excess of $1,200,000
         -    2nd anniversary            Any balance in excess of $900,000
         -    3rd anniversary            Any balance in excess of $600,000
         -    4th anniversary            Any balance in excess of $300,000
         -    Last business day
              prior to 5th anniversary   Any remaining balance

NEMETSCHEK'S SOURCE OF FUNDS

         DGI Acquisition Corp. expects to obtain the funds necessary to purchase all of the shares and to pay the fees and expenses incurred in connection with the merger from Diehl Graphsoft, which has agreed to provide at least 90% of its cash on hand for these purposes, and the remaining balance, if any, will be obtained from Nemetschek (through capital contributions or advances). Nemetschek currently anticipates funding such capital contributions or advances through a combination of cash on hand and other internally generated funds.

ACCOUNTING TREATMENT

         The merger will be accounted for using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired, and Diehl Graphsoft's results will be included in Nemetschek's consolidated financial statements from and after the effective time.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO STOCKHOLDERS AND OPTION HOLDERS

         The receipt of cash by a Diehl Graphsoft stockholder in the merger or as a result of the exercise of appraisal rights may be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, a stockholder will recognize gain or loss in an amount equal to the difference between the cash received by the stockholder pursuant to the merger and the stockholder's adjusted basis in the shares. If the shares constitute a capital asset in the stockholder's hands, the rate at which any gain is taxed for federal income tax purposes will depend on how long the stockholder has held the shares on the date of the merger.

         A stockholder who is a nonresident alien individual, a foreign corporation, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership with certain types of partners may not be subject to federal income tax with respect to any gain or loss on the sale of Diehl Graphsoft common stock. However, this exemption is subject to a number of complex limitations that depend on a stockholder's particular circumstances.

         In general, holders of options to purchase Diehl Graphsoft common stock will be required to report as ordinary taxable income any cash they receive in exchange for cancellation of the options. In addition, any cash payable to an option holder will be reduced by the amount of any taxes required to be withheld on ordinary income.

         This summary describes some of the federal income tax consequences of the merger for Diehl Graphsoft stockholders. It does not discuss all potentially relevant federal income tax matters or the consequences to any stockholders or option holders subject to special tax treatment, or any state or local tax consequences of the merger. The tax consequences to particular Diehl Graphsoft stockholders will depend on their specific circumstances.

         DIEHL GRAPHSOFT STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE MERGER TO THEM.

REGULATORY APPROVALS

         Under the Hart-Scott-Rodino Act and the rules of the Federal Trade Commission relating to the Hart-Scott-Rodino Act, the merger cannot be completed until pre-merger notification and request forms have been filed and required information has been furnished to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission, and a specified waiting period has expired or been earlier terminated. Diehl Graphsoft and Nemetschek each filed their respective pre-merger notification and report forms under the Hart-Scott-Rodino Act on March 21, 2000. The waiting period specified under the Hart-Scott-Rodino Act was terminated on March 29, 2000.

         The merger agreement provides that all waiting periods under the Hart-Scott-Rodino Act must have expired or been earlier terminated in order to complete the merger. The merger agreement also conditions the merger on the absence of any action by a government entity to make the merger illegal or otherwise prohibit its completion.

         At any time before or after the effective time, the Antitrust Division of the Justice Department or the Federal Trade Commission could, if deemed necessary or desirable to do so, act under the federal antitrust laws and seek to enjoin completion of the merger or seek the divestiture of substantial assets of Nemetschek or Diehl Graphsoft. At any time before or after the effective time, and notwithstanding that the Hart-Scott-Rodino Act waiting period has expired or been terminated, any state attorney general of a state where Diehl Graphsoft or Nemetschek has operations also could take action under its state antitrust laws to enjoin completion of the merger or seek the divestiture of substantial assets. Private parties also may take legal action under federal and/or state antitrust laws under certain circumstances.

         Diehl Graphsoft and Nemetschek believe that the merger will comply with federal and state antitrust laws. However, there can be no assurance that a challenge to the merger will not be made or that, if made, Diehl Graphsoft and Nemetschek would prevail or would not be required to accept conditions, including divestitures, in order to complete the merger.

         Other than the expiration or earlier termination of the relevant waiting periods under the Hart-Scott-Rodino Act (and the acceptance of the certificate of merger), there are no regulatory approvals from any governmental entities required to complete the merger.

                    DESCRIPTION OF DIEHL GRAPHSOFT'S BUSINESS

         Diehl Graphsoft was founded in June 1985. Diehl Graphsoft's strategy is to develop a new and original approach to computer aided design (CAD) software to enable sophisticated design, architectural, and engineering projects to be successfully undertaken on relatively inexpensive computer hardware, thereby expanding the market for CAD software and decreasing costs of such work in the industry. Diehl Graphsoft's strategy also includes offering integrated industry-specific software tools based on Diehl Graphsoft's CAD technology to service the needs of design, engineering, and architectural professionals in a cost effective manner. The business of Diehl Graphsoft is more technically described as the design, development, manufacture and marketing of interactive graphics and CAD software. As part of that business, Diehl Graphsoft periodically publishes a newsletter as a service to its users and as a sales tool for additional products and upgrades. Diehl Graphsoft also creates manuals for its software users, which are included as part of the software products, and has taken on other projects related to computer graphics and software development. Diehl Graphsoft also offers a variety of electronic information services at its website (www.diehlgraphsoft.com) as a service to its customers and as a sales/marketing vehicle. Diehl Graphsoft has developed a related series of CAD software packages for the Apple Macintosh and for IBM compatible computers using the Microsoft Windows operating system. However, Diehl Graphsoft has focused its software development on its flagship program, a two-dimensional and three-dimensional CAD program, formerly called MiniCAD. The MiniCAD product name was formally changed to MiniCAD VectorWorks in fiscal 1999 to more closely reflect the functionality of the program and its competitive position in the CAD market. VectorWorks offers broad capabilities, including a database spreadsheet function, report generation, and customizable programmability. In fiscal 1999, Diehl Graphsoft licensed and began marketing RenderWorks, a photo realistic rendering supplemental program for VectorWorks.

DISTRIBUTION

         Distribution of Diehl Graphsoft's present software products is accomplished by three methods (percentage of sales from each for the fiscal year ending May 31, 1999 is shown in parentheses):

         - through distributors (79% with 38 distributors, both foreign and domestic)

         -    direct sales between Diehl Graphsoft and the end user (20%)

         -    through dealers (1%).

         In comparison, for the fiscal year ending May 31, 1998, distribution was as follows:

         - through distributors (76% with 34 distributors, both foreign and domestic)

         -    direct sales between Diehl Graphsoft and the end user (15%)

         -    through dealers (9%).

         In the fiscal years ending May 31, 1999 and 1998, sales to two distributors accounted for approximately 36% and 38% of sales, respectively. The loss of one or both of these distributors could have a material adverse effect on Diehl Graphsoft.

PRODUCT DESCRIPTION

         PRESENT PRODUCTS. Diehl Graphsoft sells its products into the computer-aided design and drafting market for the Macintosh and Windows operating systems. To more appropriately reflect the scope and influence of its flagship product, MiniCAD, Diehl Graphsoft changed the product name to MiniCAD VectorWorks (VectorWorks) effective January 6, 1999. Market response to the name change has been universally positive. VectorWorks provided roughly 89% of Diehl Graphsoft's revenues for fiscal 1999. Diehl Graphsoft has established itself globally as a medium-cost supplier of Macintosh and Windows software, and competes for market share with the industry leaders, such as AutoDesk and Bentley Systems. A nationwide survey in Japan conducted by a major monthly architecture publication, Kenchiku-Chishiki, found VectorWorks to be the best selling CAD software in Japan, beating AutoDesk's AutoCAD. While still under the MiniCAD name, VectorWorks won the Macintosh industry's two most prestigious awards, the MacWorld World Class Award for CAD (in 1996, 1994, 1989), and the MacUser Editor's Choice Award for CAD (Winner, 1990; Finalist, 1992). These awards are based upon the merits of the products as compared with other competing products and are the most desired awards in Diehl Graphsoft's industry. Management believes these awards have a positive effect on sales of the product. MiniCAD was also named "Best Overall Architectural CADD Software" as winner of the 1997 International 3D Designer's CAD Shootout. The Shootout is an annual, head-to-head competition across 22 functional categories among the leading developers in the CAD industry. On its way to winning the overall competition, MiniCAD placed first, second or third in 18 of the 22 categories, including first place in the "Most Cost Effective" category. MiniCAD has also won the 1995 MacLife Grand Prix Award for Best CAD program in Japan, and the 1994 Oscar di Applicando Award for best CAD package in Italy. In 1996, MiniCAD for Windows received its first award: it was named by Computer Graphics World as one of 1996's "Most Innovative Products." There can be no assurance that Diehl Graphsoft's products will continue to achieve this level of industry acceptance in the future. Diehl Graphsoft also markets a photo-realistic rendering product, RenderWorks. Established as a powerful presentation tool designed to operate in conjunction with VectorWorks as a supplemental program to VectorWorks or "plug-in" device, RenderWorks accounted for roughly 8% of the Company's sales in fiscal 1999.

         CORE TECHNOLOGY. Diehl Graphsoft maintains a core technology of over 1,000,000 lines of computer code, the actual program which creates the images seen on the computer screen. This core technology is used to build VectorWorks and is available for use in additional products Diehl Graphsoft may choose to create. The code represents the accumulated result of research and development expenditures made by Diehl Graphsoft since inception. The core technology can be roughly divided into two-dimensional drafting, three-dimensional drafting, database and report generation, and programmability. These aspects, taken as a whole, form the technological basis for Diehl Graphsoft's business.

         DATABASE AND REPORT GENERATION TECHNOLOGY. The database technology allows the user to attach text and numeric information to objects in the CAD system. These data records each adhere to a particular format described by the user. For example, a user may define a "Furniture" record which contains information about the manufacturer, color, item number, date of acquisition, and cost which is attached to each piece of furniture in the drawing. Another record may specify HVAC system maintenance information, and can be attached to the appropriate symbols in the drawing. This technology is flexible and is used by customers to perform facility management functions and cost estimations. This technology also includes a spreadsheet-like report generation capability, which works in a similar way to stand-alone spreadsheets. This spreadsheet allows direct display of information in the drawing, including sizes, perimeters, areas, and database records.

         PROGRAMMING TECHNOLOGY. As part of Diehl Graphsoft's main product, VectorWorks, Diehl Graphsoft includes a proprietary macroprogramming capability, VectorScript, which allows users to extend or customize the program and create custom solutions to their design challenges. VectorScript contains an extensive application program interface (A.P.I.) which contains the routines necessary for direct manipulation of the drawing and database by the programmer. With this capability, users can extend the functions of the program to automate specific tasks in their work or create custom objects. Diehl Graphsoft has encouraged commercial third-party software developers to use VectorScript to create new, add-on products which work with Diehl Graphsoft's products to facilitate their use in special niche markets by establishing the VectorWorks Developer's Network
(VWDN). Under this agenda, approved commercial third-party developers received free copies of VectorWorks upon joining the network. More than 100 developers participated in the VWDN in fiscal 1999. Company officials expect that number to increase steadily.

         MANUALS AND TUTORIAL. Diehl Graphsoft maintains the capability to produce manuals and training materials in-house. Because of the complexity of Diehl Graphsoft's software, these manuals are an important part of the product to the customer. VectorWorks currently has four separate manuals, one for the programming language, two which are technical references for the users to explain specific features (the User manual and the Reference manual), and the toolkit manual to explain the industry-specific features contained in VectorWorks. A tutorial to assist new users in learning each product is included on the product disk. The manuals are produced in FrameMaker, for both Macintosh and Windows, and are printed and bound by outside vendors. Additionally, Diehl Graphsoft markets training videotapes and compact disks under the MacAcademy product name, through a partnership with Florida Marketing International.

         TECHNICAL SERVICES. As is common in the software industry, Diehl Graphsoft has established a group of trained representatives inside Diehl Graphsoft to provide information and assistance to the user. Most support is provided by telephone or telefax. Diehl Graphsoft provides access to its customer support services free of charge to its customers but does not provide a toll free number for this service. International distributors are required to have technical service departments in their respective countries.

         QUALITY ASSURANCE AND TESTING. Systematic testing and field-testing are the methods used by developers to ensure a quality product free of defects, bugs, and unfriendly features. Systematic testing is performed at Diehl Graphsoft by two quality assurance specialists, who employ a test suite developed specifically for Diehl Graphsoft's products. Results of these tests are posted, placed in a database for resolution, and reviewed at regularly scheduled engineering meetings. Field-testing consists of sending early versions of Diehl Graphsoft's products free of charge to users who have agreed to test under certain conditions. The users are interviewed to determine if changes are necessary before marketing, and are required to return data sheets on their findings.

         COMPETITION. There are presently several full featured CAD systems and enterprise document management systems on the market for the Apple Macintosh computer, Microsoft Windows, and other operating systems which may present competition for Diehl Graphsoft. In addition, there are numerous companies which have products aimed at specific segments of these markets. Diehl Graphsoft has pursued a strategy of aggressively marketing high quality, easy-to-use CAD programs through mass market channels to keep costs, and hence product price, low. However, many of these companies have greater capital resources, larger staffs, and more sophisticated facilities than Diehl Graphsoft. Other companies may produce products which are more effective than any developed by Diehl Graphsoft and may be more successful than Diehl Graphsoft in their production and marketing of such products. There can be no assurance that other companies will not enter the markets developed by Diehl Graphsoft.

         RESEARCH AND FUTURE PRODUCTS. Future products and product improvements are developed by the employees of Diehl Graphsoft, purchased from outside Diehl Graphsoft, or licensed from other developers. Product improvements are required on a continuing basis to prevent Diehl Graphsoft's products from becoming obsolete, resulting in deterioration of sales. While Diehl Graphsoft believes that its products are of a high quality, there can be no assurance that Diehl Graphsoft will be able to maintain its present market position. Diehl Graphsoft bears all of its own research and development expenses.

         FUTURE INDUSTRY SPECIFIC SYSTEMS. Diehl Graphsoft intends to continue developing industry specific, vertical market features for inclusion in VectorWorks. Diehl Graphsoft maintains a separate team of professionals to develop these modules on an ongoing basis. However, there can be no assurances that Diehl Graphsoft will be successful with this strategy.

SALES AND MARKETING

         Diehl Graphsoft sells its own products and products of other companies. Diehl Graphsoft markets software though a combination of direct sales generated from reviews and advertising in trade publications, retail outlets, and bulk distributors. Most of Diehl Graphsoft's products are sold wholesale to distributors, who in turn market the product through retail and mail-order channels. Diehl Graphsoft's staff participates in professional seminars and conferences, user group presentations, and trade shows, and assists in sales.

COMPETITION

         The software industry has limited barriers to entry, and the availability of desktop computers with continually expanding capabilities at progressively lower prices contributes to the ease of market entry. Because of these and other factors, competitive conditions in the industry are likely to intensify in the future. Increased competition could result in price reductions, reduced revenues and profit margins, and loss of market share, all of which could adversely affect Diehl Graphsoft's business, consolidated results of operations, and financial condition. Diehl Graphsoft's products compete directly with software offered by other competitors. Certain of these competitors have greater financial, technical, sales and marketing, and other resources than Diehl Graphsoft. Diehl Graphsoft believes that the principal factors affecting competition in its markets are price, product reliability, performance, range of useful features continuing product enhancements, reputation and training. In addition, the availability of third-party application software is a competitive factor within the market. Diehl Graphsoft believes that it competes favorably in these areas and that it's competitive position will depend, in part, upon it's continued ability to enhance existing products, and to develop and market new products.

SEASONALITY

         Diehl Graphsoft has experienced fluctuations in operating results in interim periods. Company sales are, in part, a function of the age of the products in their life cycle. Early stages of a cycle typically bring in a surge in upgrade sales. Upgrade sales are sales to existing customers upgrading to the newest version of the product. New customer sales are also typically higher in the early stages of the cycle. As the product ages in its life cycle, both upgrade sales and new customer sales tend to decline. The technology industry is particularly susceptible to fluctuations in operating results within a quarter. Diehl Graphsoft experienced this volatility in fiscal year 1999 with the release of VectorWorks in January, 1999. The timing of distributor orders can also impact Diehl Graphsoft's operating performance. Foreign distributors in particular may order in irregular frequencies and for irregular amounts. The timing of these orders can significantly effect Diehl Graphsoft's quarterly results. Additionally, Diehl Graphsoft's operating expenses are based in part on its expectations for future revenues and are relatively fixed in the short term. Accordingly, any revenue shortfall below expectations could have an immediate and significant adverse effect on Diehl Graphsoft's consolidated results of operations and financial conditions. Similarly, shortfalls in Diehl Graphsoft's revenues or earnings from levels expected by securities analysts could have an immediate and significant adverse effect on the trading price of Diehl Graphsoft's common stock. Moreover, the company's stock price is subject to the volatility generally associated with technology stocks and may also be affected by broader market trends unrelated to performance.

EMPLOYEES

         As of 2/29/00, Diehl Graphsoft employs four executives, 25 programmers, three quality assurance personnel, nine content developers, eight technical support personnel, 10 marketing personnel, three graphic design personnel, three accounting personnel, three shipping clerks, two customer service personnel, three technical publication associates, one network administrator, and two executive assistants. Diehl Graphsoft employs a total of 76 persons, 74 of them full-time.

                      MARKET PRICE AND DIVIDEND INFORMATION

         Diehl Graphsoft is a public company quoted on the Nasdaq SmallCap Market (Nasdaq stock symbol: DIEG), with corporate headquarters located in Columbia, MD.

         The following table sets forth the range of high and low bid information for Diehl Graphsoft's common stock for the periods indicated as quoted in the Nasdaq SmallCap Market. These over-the-counter market quotations reflect interdealer prices, without retail mark-up, mark down or commission, and may not represent actual transactions.


-----------------------------------------------------------------------------------------------------------------
Fiscal Years Ending                May 31, 2000                May 31, 1999                     May 31, 1998
-----------------------------------------------------------------------------------------------------------------
                               High Bid      Low Bid       High Bid       Low Bid        High Bid        Low Bid
-----------------------------------------------------------------------------------------------------------------
First Quarter                   $5.13         $3.25         $4.38         $2.25          $5.63            $3.00
-----------------------------------------------------------------------------------------------------------------
Second Quarter                  $7.36         $3.94         $3.13         $2.50          $4.63            $3.00
-----------------------------------------------------------------------------------------------------------------
Third Quarter                   $9.38         $4.00         $3.69         $2.69          $5.00            $3.00
-----------------------------------------------------------------------------------------------------------------
*Fourth Quarter                 $9.25         $9.00         $4.06         $2.88          $4.50            $3.63
-----------------------------------------------------------------------------------------------------------------



         * High and low bids from the fourth quarter of the fiscal year ending May 31, 2000 have been calculated as of April 11, 2000.

         Diehl Graphsoft has 3,070,705 shares of stock outstanding as of the record date. Diehl Graphsoft has never declared or paid cash dividends on its common stock, and does not currently anticipate paying cash dividends on its common stock in the foreseeable future.

         As of the record date, there were approximately 67 record holders of Diehl Graphsoft's common stock. Based on information from its transfer agent, Diehl Graphsoft estimates that it has over 300 beneficial owners of 100 shares or more of its common stock.

         The last reported sales price per share of Diehl Graphsoft common stock on February 17, 2000, the last trading day prior to the public announcement of the execution of the merger agreement, was $6.25, as reported by Nasdaq SmallCap Market. DIEHL GRAPHSOFT URGES ITS STOCKHOLDERS TO OBTAIN A CURRENT MARKET QUOTATION FOR DIEHL GRAPHSOFT COMMON STOCK PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER.

            SECURITY OWNERSHIP OF 5% BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of Diehl Graphsoft common stock by (1) each director of Diehl Graphsoft, (2) the chief executive officer of Diehl Graphsoft, (3) each current executive officer of Diehl Graphsoft whose salary and bonus for the 1999 fiscal year was in excess of $100,000, with the chief executive officer, the named executive officers, (3) all directors and named executive officers of Diehl Graphsoft as a group, and (4) each person known by Diehl Graphsoft to beneficially own more than 5% of the Diehl Graphsoft common stock as of the record date for the special meeting, except where another date is indicated by footnote below, based solely on the contents of schedules delivered to Diehl Graphsoft pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, prior to the record date.



-------------------------------------------------------------------------------------------------------------
Name and Address of Beneficial
       Owner(1)                                 Number of Shares Owned(2)                 Percentage of Class
-------------------------------------------------------------------------------------------------------------
Richard Diehl                                          1,933,055                                62.95
President and Director
-------------------------------------------------------------------------------------------------------------
Joseph Schmelzle                                         129,250                                 4.21
Treasurer/Secretary and Director
-------------------------------------------------------------------------------------------------------------
Donald Webster                                            32,400(3)                              1.06
Vice President
-------------------------------------------------------------------------------------------------------------
Sean Flaherty                                             42,100(4)                              1.37
Vice President, Engineering
-------------------------------------------------------------------------------------------------------------
Richard Hug                                                4,630                                 *
Director
-------------------------------------------------------------------------------------------------------------
Frederic Unger                                             1,584                                 *
Director
-------------------------------------------------------------------------------------------------------------
All Executive Officers and Directors                   2,143,019                                69.79
as a group (6 persons)
-------------------------------------------------------------------------------------------------------------
Nemetschek AG                                          1,056,211(5)                             34.40
Riedenburger Strasse 2
D-81677 Munich, Germany
-------------------------------------------------------------------------------------------------------------
John G. Ullman & Associates, Inc. and                    165,200(6)                              5.38
USGM Securities, Inc.
c/o John G. Ullman & Associates
94 Cedar Street
Corning, New York  14830
-------------------------------------------------------------------------------------------------------------



----------
*    Less than 1%

(1) Unless otherwise indicated, the address of each person listed is c/o Diehl Graphsoft, 10270 Old Columbia Road, Suite 100, Columbia, Maryland 21046

(2) Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if the owner, directly or indirectly, has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned.

(3) Includes vested and exercisable options to purchase 32,400 shares of common stock.

(4) Includes vested and exercisable options to purchase 32,200 shares of common stock.

(5) Based on Amendment No. One to the Schedule 13D filed with the Securities and Exchange Commission on March 10, 2000. Of this 1,056,211 shares of common stock, 917,011 are purchasable by Nemetschek upon exercise of an option granted to Nemetschek pursuant to a Support/Voting Agreement, dated as of February 18, 2000 by and between Nemetschek and Mr. Diehl. See "Support Agreement." Prior to the exercise of the option, Nemetschek is not entitled to any rights as a Diehl Graphsoft stockholder as to the shares covered by the option. The number of shares of Diehl Graphsoft common stock purchasable by Nemetschek under the option will be adjusted if necessary so that the number of shares purchasable by Nemetschek upon exercise of the option at the time of its exercise is equal to 30% of the total outstanding shares of Diehl Graphsoft common stock. The option may only be exercised upon the happening of certain events, none of which has occurred as of April 21, 2000. Prior to such exercise, Nemetschek expressly disclaims beneficial ownership of the 917,011 shares of Diehl Graphsoft common stock which are purchasable by Nemetschek upon exercise of the option.

(6) Based on Schedule 13G filed with the Securities and Exchange Commission February 16, 1999. USGM Securities, Inc. (a broker/dealer) is a 76% owned subsidiary of John G. Ullman & Associates, Inc., a federally registered investment advisor. The shares are beneficially owned by a group comprised of the two entities that has sole dispository power with respect to the shares. The Schedule 13G is unclear as to whether beneficial ownership is claimed with respect to 165,200 or 159,700 shares.

                                  OTHER MATTERS

         As of the date of this proxy statement the board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the special meeting other than as discussed herein.

CHANGES IN CONTROL

         Pursuant to its support agreement with Nemetschek, Mr. Diehl has agreed to vote all of his shares in favor of the adoption of the merger agreement. Accordingly, Diehl Graphsoft expects that the merger agreement will be approved and adopted at the special meeting, which would effect a change in control of Diehl Graphsoft. See `Support Agreement.'

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         In the event the merger agreement and the merger are not approved at the special meeting, Diehl Graphsoft shall hold its 2000 annual meeting of stockholders. In order to be considered for inclusion in the proxy statement for the 2000 annual meeting of stockholders, stockholder proposals must be submitted in writing, be received on or before June 13, 2000, and include the full and correct name and address of the stockholder making the proposal and the number of shares of common stock owned by such stockholder. If the shares are not registered in the stockholder's name but are beneficially owned, proof of ownership must be submitted with the proposal. In addition, the stockholder must state in writing his or her intention to appear personally or by proxy at that meeting to present the proposal.

OTHER MATTERS THAT MAY COME BEFORE THE 2000 ANNUAL MEETING

         The bylaws of Diehl Graphsoft provide that, to be properly brought before the annual meeting, business must be (1) specified in the notice of the annual meeting (or any supplement thereto) given by Diehl Graphsoft pursuant to the bylaws; (2) brought before the annual meeting by or under the direction of the board of directors (or the chairman of the board or the president), or (3) properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the corporate secretary. The bylaws provide that nominations of persons for election to the board of directors of Diehl Graphsoft may be made at the annual meeting, by or under the direction of the board of directors, or by any nominating committee or person appointed by the board of directors, or by any stockholder of Diehl Graphsoft entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth below. Such nominations, other than those made by or under the direction of the board of directors or by any nominating committee or person appointed by the board of directors, can only be made pursuant to timely notice in writing to the corporate secretary.

         To be timely, such stockholder's notice must be delivered to or mailed and received by the corporate secretary at the principal executive offices of Diehl Graphsoft, not less than 20 days nor more than 30 days prior to the annual meeting (or, with respect to a proposal required to be included in Diehl Graphsoft 's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, or its successor provision, the earlier date such proposal was received); provided, however, that in the event that less than 30 days notice or prior public disclosure of the date of the annual meeting is given or made by Diehl Graphsoft, notice by the stockholder to be timely must be so received by the corporate secretary not later than the close of business on the 10th day following the earlier of the day on which Diehl Graphsoft 's notice of the date of the annual meeting was mailed or the day on which Diehl Graphsoft 's first public disclosure of the date of the annual meeting was made. In the event that the merger is not consummated, we currently anticipate that the 2000 annual meeting will take place on or about November 9, 2000.

          Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of Diehl Graphsoft stock which are beneficially owned by the person, and (4) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended; (b) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting (2) the reasons for conducting such business at the annual meeting, and (3) any material interest of the stockholder in such business; and (c) as to the stockholder giving the notice, (1) the name and address of the stockholder and
(2) the class and number of shares of Diehl Graphsoft which are beneficially owned by the stockholder. Diehl Graphsoft may require any proposed nominee to furnish such other information as may reasonably be required by Diehl Graphsoft to determine the eligibility of such proposed nominee to serve as a director of Diehl Graphsoft.

                       WHERE YOU CAN FIND MORE INFORMATION

         As required by law, Diehl Graphsoft files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information contain additional information about Diehl Graphsoft. You can inspect and copy these materials at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at `http://www.sec.gov.'

                                   APPENDICES

         Important information related to Diehl Graphsoft, Nemetschek, DGI Acquisition Corp., their respective subsidiaries and the merger agreement is included in the materials attached to this proxy statement. These materials are specifically incorporated herein and made a part hereof. You should read these materials carefully. These materials are:

         Appendix A     Agreement and Plan of Merger
         Appendix B     Opinion of Ferris, Baker Watts, Incorporated
         Appendix C     Support Agreement
         Appendix D     Title 3, Subtitle 2 of the Maryland General
                         Corporation Law

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          NEMETSCHEK AKTIENGESELLSHAFT,

                              DGI ACQUISITION CORP.

                                       AND

                                 DIEHL GRAPHSOFT

                            ------------------------

                          DATED AS OF FEBRUARY 18, 2000

                            ------------------------

                                Table of Contents


                                                                            Page

                                    Article I
                                   DEFINITIONS

Section 1.01.     Terms Defined in this Section..........................

                                   Article II
                                   THE MERGER

Section 2.01.     The Merger; Effective Time.............................
Section 2.02.     Closing................................................
Section 2.03.     Effective Time.........................................
Section 2.04.     Effect of the Merger...................................

                                   Article III
                            THE SURVIVING CORPORATION

Section 3.01.     Name...................................................
Section 3.02.     Articles of Incorporation and Bylaws...................
Section 3.03.     Officers and Directors.................................
Section 3.04.     Additional Actions.....................................

                                   Article IV
         MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SECURITIES

Section 4.01.     Merger Consideration...................................
Section 4.02.     Payment................................................
Section 4.03.     Closing of the Company's Transfer Books................
Section 4.04.     No Splits, Etc.........................................
Section 4.05.     Treatment of Options...................................
Section 4.06.     Lost, Stolen or Destroyed Certificates.................
Section 4.07.     Dissenting Shares......................................

                                    Article V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.01.     Organization...........................................
Section 5.02.     Authorization; Enforceability..........................
Section 5.03.     Conflicts..............................................
Section 5.04.     Consents and Approvals.................................
Section 5.05.     Anti-takeover Provisions Inapplicable..................
Section 5.06.     Capitalization.........................................
Section 5.07.     Subsidiaries...........................................
Section 5.08.     Financial Statements; No Material Adverse Change.......
Section 5.09.     SEC Reports............................................
Section 5.10.     Compliance with Laws; Permits..........................
Section 5.11.     Litigation.............................................
Section 5.12.     Compensation and Employee Matters......................
Section 5.13.     Employee Benefit Plans; Labor Matters..................


Section 5.14.     Tax Matters............................................
Section 5.15.     Real Property Owned or Leased..........................
Section 5.16.     Undisclosed Liabilities................................
Section 5.17.     Absence of Certain Changes or Events...................
Section 5.18.     Assets.................................................
Section 5.19.     Books and Records......................................
Section 5.20.     Proxy Statement........................................
Section 5.21.     Brokers and Finders....................................
Section 5.22.     Full Disclosure........................................
Section 5.23.     Environmental Matters..................................
Section 5.24.     Insurance Disclosure...................................
Section 5.25.     Year 2000 Compliance...................................
Section 5.26.     Material Agreements....................................
Section 5.27.     Intellectual Property..................................
Section 5.28.     Absence of Certain Business Practices..................
Section 5.29.     Affiliate Transactions.................................

                                   Article VI
          REPRESENTATIONS AND WARRANTIES OF NEMETSCHEK AND ACQUISITION

Section 6.01.     Organization...........................................
Section 6.02.     Authorization; Enforceability..........................
Section 6.03.     Conflicts..............................................
Section 6.04.     Consents and Approvals.................................
Section 6.05.     Anti-takeover Provisions Inapplicable..................
Section 6.06.     No Prior Activities; Assets of Acquisition.............
Section 6.07.     Compliance with Laws...................................
Section 6.08.     Litigation.............................................
Section 6.09.     Proxy Statement........................................
Section 6.10.     Financing..............................................
Section 6.11.     Brokers and Finders....................................

                                   Article VII
                     COVENANTS AND AGREEMENTS OF THE PARTIES

Section 7.01.     Conduct of the Business................................
Section 7.02.     Officers and Employees.................................
Section 7.03.     Meeting of Stockholders................................
Section 7.04.     Proxy Materials........................................
Section 7.05.     Filings; Other Action..................................
Section 7.06.     Access to Information..................................
Section 7.07.     Intellectual Property Rights...........................
Section 7.08.     Notice of Certain Events...............................
Section 7.09.     Certain Actions........................................
Section 7.10.     Current Information....................................
Section 7.11.     Indemnification........................................
Section 7.12.     Stock Transfer Agreement...............................

                                  Article VIII
                            CONDITIONS TO THE MERGERS

Section 8.01.     Conditions to Each Party's Obligations.................
Section 8.02.     Additional Conditions to Obligation of Nemetschek
                   and Acquisition.......................................
Section 8.03.     Additional Conditions to Obligation of the Company.....


                                   Article IX
                                   TERMINATION

Section 9.01.     Termination............................................
Section 9.02.     Notice.................................................
Section 9.03.     Effect of Termination..................................
Section 9.04.     Termination Fee........................................

                                    Article X
                               GENERAL PROVISIONS

Section 10.01.    Expenses...............................................
Section 10.02.    Notices, Etc...........................................
Section 10.03.    Binding Effect; No Assignment..........................
Section 10.04.    Entire Agreement.......................................
Section 10.05.    Remedies Cumulative; Specific Performance..............
Section 10.06.    Waiver.................................................
Section 10.07.    No Third-Party Beneficiaries...........................
Section 10.08.    Governing Law..........................................
Section 10.09.    Section Headings; Interpretation.......................
Section 10.10.    Severability...........................................
Section 10.11.    Amendment..............................................
Section 10.12.    Further Assurances.....................................
Section 10.13.    Public Announcements...................................
Section 10.14.    Exhibits and Schedules.................................
Section 10.15.    Counterparts...........................................
Section 10.16.    Non-Survival of Representations and Warranties.........

EXHIBITS

   Exhibit A:     Employment Agreement
   Exhibit B:     Escrow Agreement
   Exhibit C:     Support Agreement

SCHEDULES

   Schedule 5.07     Subsidiaries
   Schedule 5.13:    Employee Benefit Plans
   Schedule 5.14:    Tax Matters
   Schedule 5.15:    Real Property
   Schedule 5.16:    Undisclosed Liabilities
   Schedule 5.17:    Absence of Certain Changes
   Schedule 5.18:    Assets
   Schedule 5.23:    Environmental
   Schedule 5.26:    Material Agreements
   Schedule 5.27:    Intellectual Properties
   Schedule 5.29:    Affiliate Transactions


                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of February 18, 2000 and is by and between NEMETSCHEK AKTIENGESELLSHAFT, a German corporation ("Nemetschek"), DGI ACQUISITION CORP., a Maryland corporation ("Acquisition"), and DIEHL GRAPHSOFT, INC., a Maryland corporation ( the "Company").

                                    RECITALS

         WHEREAS, the respective Board of Directors of each of Nemetschek, Acquisition, and the Company has determined that it is in the best interests of Nemetschek, Acquisition and the Company and their respective stockholders for Acquisition and the Company to merge pursuant to applicable law, with the Company being the surviving entity; and

         WHEREAS, Nemetschek, Acquisition, and the Company desire to make certain representations, warranties, covenants, and agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Terms Defined in this Section. As used in this Agreement, the following terms shall have the respective meanings set forth below:

              "Acquisition" shall have the meaning set forth in the Preamble.

              "Acquisition Proposal" shall have the meaning set forth in Section 7.09(a).

              "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

              "Agreement" shall have the meaning set forth in the Preamble.

              "Articles of Merger" shall mean the articles of merger with respect to the Merger containing the provisions required by, and executed in accordance with, MGCL Sections 3-107 and 3-109.

              "Authorization" shall mean any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) by, or filing, registration, qualification, declaration or designation with, any Governmental Authority.

              "Business Combination" shall have the meaning set forth in Section 4.04.

              "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The Federal Republic of Germany or in the State of Maryland.

              "Company Permits" shall have the meaning set forth in Section 5.10

              "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

              "Company Stockholders" shall mean the stockholders of Company Common Stock.

              "Closing" shall mean the closing of the Merger.

              "Closing Date" shall mean the date on which the Closing occurs.

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

              "Company" shall have the meaning set forth in the Preamble.

              "Company Option Plan" shall have the meaning set forth in Section 5.06.

              "Disclosure Schedule" shall mean the schedule executed and delivered by the Company and Nemetschek and Acquisition concurrently with the execution hereof and that sets forth exceptions to the representations and warranties contained herein and contains certain other information required hereby.

              "Disbursing Agent" shall have the meaning set forth in Section
4.02.

              "Dissenting Shares" shall mean shares of Company Common Stock outstanding immediately prior to the Effective Time and held by holders who have not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the applicable provisions of the MGCL.

              "Effective Time" shall have the meaning set forth in Section 2.03.

              "Employment Agreement" shall mean that certain Employment Agreement, dated the date of the Effective Time, and substantially in the form of Exhibit A.

              "Environmental Claim" shall mean any written notice, claim, demand, action, suit, complaint, proceeding that has been served upon or delivered or otherwise transmitted to the party in question, by any Person alleging material Environmental Liabilities or potential material Environmental Liabilities.

              "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. 5101 et seq.); the Federal Insecticide Fungicide, and Rodenticide Act (7 U.S.C. 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. 2601 et seq.); the Clean Air Act (42 U.S.C. 7401 et seq.); the Occupational Safety and Health Act (29 U.S.C. 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

              "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

              "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

              "ERISA" shall have the meaning set forth in Section 5.13(a).

              "ERISA Affiliate" shall have the meaning set forth in Section
5.13.

              "Escrow Agreement" shall mean that certain Escrow Agreement, dated the Closing Date and substantially in the form of Exhibit B.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder and as in effect from time to time.

              "FBW" shall mean Ferris, Baker Watts, Incorporated.

              "Financial Statements" shall have the meaning set forth in Section 5.08(a).

              "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any self-regulating organization, securities exchange or other securities trading system.

              "Hazardous Material" shall mean any substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a solid waste, hazardous waste, hazardous material, hazardous substance, extremely hazardous waste, restricted hazardous waste, pollutant, contaminant, hazardous constituent, special waste, toxic substance or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

              "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder and as in effect from time to time.

              "Intellectual Property" shall mean any and all patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, tradenames, tradename applications and registrations, trade dress, Internet domain names, URL's, copyrights, copyright applications and registrations, mask work, mask work applications, licenses, logos, corporate and partnership names, and customer lists, proprietary processes, formulae, inventions, trade secrets, secret processes, computer programs, databases, data collections, know-how, confidential information, development tools and other proprietary rights, and all documentation and media constituting, describing or relating to the above, including, but not limited to, manuals, memoranda, know-how, notebooks, software, records and disclosures, and any similar or equivalent rights to any of the foregoing anywhere in the world.

              "Internal MIS Systems and Facilities" shall mean any computer software and systems (including hardware, firmware, operating system software, utilities, and applications software) used in the ordinary course of the applicable parties business by or on behalf of such party, including the Company's payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources, e-mail systems, and Intranets.

              "Knowledge" shall mean the terms knowledge and aware and any derivatives thereof and, when applied to any party to this Agreement, shall refer to the knowledge or awareness, as the case may be, which such party or, if applicable, any director, senior or executive officer thereof (or consultant performing similar functions) has, or reasonably should have had, given such party's official position and after reasonable due inquiry of the other officers, directors, and/or employees of such party.

              "Lien" shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, claim, easement, transfer restriction, lien (statutory or otherwise) or security agreement of any kind or nature whatsoever.

              "Material Adverse Effect" shall mean as to any Person, a material adverse effect on or change in the business, properties, operations, assets or condition (financial or other) or prospects of such Person that is, or that a reasonably prudent Person would believe will be, materially adverse to the business, properties, operations, assets, or conditions (financial or otherwise) or prospects of such Person. Material Agreement shall mean any contract, lease, restriction, agreement, instrument or commitment to which the Company is a party or by which its properties are bound (i) which provides for the Company to receive or commits the Company to expend, $25,000 (including cash or the fair market value of non-cash assets) or more in the aggregate in any 12-month period or $25,000 or more in the aggregate over any period, (ii) which if breached by any party thereto would result in liability or loss to the Company of $25,000 or more in the aggregate, or (iii) which is a stockholders agreement relating to the Company, partnership agreement, joint venture agreement or other agreement pursuant to which the Company has an equity interest in any Person or any Person has an equity interest in the Company.

              "Merger Consideration" shall have the meaning set forth in Section 4.01.

              "MGCL" shall mean the General Corporation Law of the State of Maryland, as amended and in effect from time to time.

              "Merger" shall mean the merger of Acquisition with and into the Company.

              "Nemetschek" shall have the meaning set forth in the Preamble.

              "Option" shall have the meaning set forth in Section 4.05.

              "Order" shall have the meaning set forth in Section 8.01(e).

              "Ordinary course of business" shall mean the ordinary course of business consistent with past practice (including with respect to quantity and frequency).

              "PBGC" shall have the meaning set forth in Section 5.13.

              "Permitted Liens" shall mean (a) statutory Liens, including mechanics, carriers, workmens, repairmens and other similar liens, arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent or the validity of which is being contested in good faith by appropriate proceedings, (b) Liens for current taxes not yet due and payable or for taxes the validity of which is being contested in good faith by appropriate proceedings, and (c) Liens and defects in title that in the aggregate do not have a Material Adverse Effect.

              "Person" shall mean any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint stock company, Governmental Authority, joint venture, or other legal entity of any kind.

              "Plans" shall have the meaning set forth in Section 5.13.

              "Proxy Statement" shall have the meaning set forth in Section
5.04.

              "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

              "SDAT" shall mean the State Department of Assessment and Taxation of the State of Maryland.

              "SEC" shall mean the Securities and Exchange Commission and any successor entity.

              "SEC Documents" shall have the meaning set forth in Section 5.09.

              "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder and as in effect from time to time.

              "Stockholders Meeting" shall have the meaning set forth in Section 5.04.

              "Subsidiary" shall mean as to any Person, any other Person of which at the time of determination the first Person owns or controls, directly or indirectly, more than 50% of the outstanding common stock.

              "Support Agreement" shall mean that certain Support Agreement, dated the date hereof, and substantially in the form of Exhibit C.

              "Surviving Corporation" shall have the meaning set forth in
Section 2.03(b).

              "Tax" or "Taxes" means all net income, capital gains, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, or windfall profit taxes, customs duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts imposed by any Taxing Authority.

              "Tax Return" shall mean any return, declaration of estimated tax, tax report, customs declaration, claim for refund or information return or statement relating to Taxes, including any amendment thereto.

              "Taxing Authority" shall have the meaning set forth in Section 5.14(a).

              "Year 2000 Compliant" means that (1) the products, services, or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing, and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000 except as could not reasonably be expected to have a Material Adverse Effect as to the party at issue.

                                   ARTICLE II

                                   THE MERGER

         Section 2.01. The Merger; Effective Time. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Acquisition shall be merged with and into the Company in accordance with Section 3-102 of the MGCL, with the Company being the surviving corporation, whereupon the separate corporate existence of Acquisition shall cease and the Company shall continue its corporate existence under the laws of the State of Maryland (the "Merger").

         Section 2.02. Closing. Subject to Article X and the fulfillment or waiver of the conditions set forth in Article VIII, the Closing shall take place at (i) the offices of Brown & Wood LLP, 1666 K Street, N.W., Washington, D.C., at 10:00 a.m., as promptly as practical (and in any event within two Business
Days) following the fulfillment or waiver of the conditions set forth in Article VIII (other than conditions which by their nature are intended to be fulfilled at the Closing), or (ii) such other place or time or on such other date as the parties may mutually agree in writing or as the parties may mutually agree is necessary to permit the fulfillment or waiver of the conditions set forth in
Article VIII.

         Section 2.03. Effective Time. (a) In accordance with the applicable provisions of the MGCL, the Merger shall become effective (the "Effective Time") on the date and at the time of the filing of the Articles of Merger with respect to the Merger with the State Department of Assessment and Taxation (the "SDAT") of the State of Maryland, or at such later time, not later than five Business Days thereafter, as may be specified in the Articles of Merger.

              (b) The Company, as the surviving corporation of the Merger, shall be referred to herein as "Surviving Corporation." In accordance with the applicable provisions of the MGCL, all the rights, privileges, powers, immunities, purposes and franchises of the Company and Acquisition shall vest in Surviving Corporation and all debts, liabilities, obligations, and duties of the Company and Acquisition shall become the debts, liabilities, obligations, and duties of Surviving Corporation. For Tax purposes, the parties agree that the Effective Time shall be deemed to occur after the close of business on the date on which the Effective Time occurs, and no party hereto shall take a position inconsistent therewith, except as may be required by law.

         Section 2.04. Effect of the Merger. The Merger shall have the effects set forth in Section 3-114 of the MGCL.

                                   ARTICLE III

                            THE SURVIVING CORPORATION

         Section 3.01. Name. The name of the Surviving Corporation shall be "Diehl Graphsoft, Inc." or such other name as may be approved by the stockholders of the Surviving Corporation.

         Section 3.02. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation unless and until amended in accordance with their terms and applicable law.

         Section 3.03. Officers and Directors. (a) The officers of the Company immediately prior to the Effective Time shall continue as the officers of Surviving Corporation and shall remain officers thereof until their successors are duly elected and qualified or their prior resignation, removal or death.

              (b) The directors of Acquisition immediately prior to the Effective Time shall continue as the directors of the Surviving Corporation and shall remain directors thereof until their successors are duly elected and qualified or their prior resignation, removal or death.

         Section 3.04. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions, things or documentation is necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation, its respective right, title or interest in, to or under any of the rights, properties or assets of Acquisition, or otherwise to carry out the terms or purposes of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Acquisition all such deeds, bills of sale, assignments and assurances or other documentation and to take and do, in the name and on behalf of the Company or Acquisition all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purpose of this Agreement.

                                   ARTICLE IV

                       MERGER CONSIDERATION; CONVERSION OR

                           CANCELLATION OF SECURITIES

         Section 4.01. Merger Consideration. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of the Company or Acquisition:

              (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is held by Nemetschek, the Company, or any wholly-owned subsidiary of Nemetschek (including Acquisition) or the Company shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

              (b) Each share of Company Common Stock held in treasury by the Company immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and retired and cease to exist, without any conversions thereof and no consideration shall be issued in exchange therefor.

              (c) Each issued and outstanding share of Company Common Stock, other than those to which Section 4.01(a)-(b) applies and other than any Dissenting Shares shall be converted into and represent the right to receive $9.50 cash, without interest thereon (such amount of cash being referred to herein as the "Merger Consideration").

              (d) Subject to Section 4.07, each Dissenting Shares shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the MGCL.

              (e) Each issued and outstanding share of common stock of Acquisition shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         Section 4.02. Payment. (a) Pursuant to an agreement in form and substance acceptable to Nemetschek and the Company to be entered into prior to the Effective Time between Nemetschek and a disbursing agent selected by Nemetschek and reasonably acceptable to the Company (the "Disbursing Agent"), at the Effective Time, Nemetschek and/or Acquisition shall make available to the Disbursing Agent the aggregate amount of cash to which holders of shares of Company Common Stock (other than Dissenting Shares) shall be entitled pursuant to Section 4.01(c). The agreement with the Disbursing Agent shall provide for reasonable investment of the cash as directed by Nemetschek and all investment income shall be paid to Nemetschek. Notwithstanding the foregoing, the Company and Nemetschek agree that, at the Effective Time, the Company shall make available to the Disbursing Agent from cash on hand at the Company, unless otherwise agreed by Nemetschek and the Company, not less than 90% of all such cash (the "Company Amount"), which amount shall be used as partial payment of the Merger Consideration as contemplated by this Section 4.02, and which amount, when paid to holders of Company Common Stock, shall be paid in partial redemption of such Company Common Stock. The Company covenants and agrees that, immediately prior to the Effective Time, it shall convert all cash equivalents held by the Company to cash. The parties further agree that any amount that Nemetschek and/or Acquisition is required to provide to the Disbursing Agent pursuant to the first sentence of this Section 4.02(a) may be reduced dollar-for-dollar by the Company Amount.

              (b) As soon as practicable after the Effective Time, Nemetschek shall cause the Disbursing Agent to send a notice and a letter of transmittal to each holder of certificates formerly evidencing shares of Company Common Stock (other than certificates formerly representing shares of Company Common Stock to be cancelled pursuant to Section 4.01(a)-(b) and other than shares representing Dissenting Shares) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Disbursing Agent such certificates for exchange into the Merger Consideration for each share of Company Common Stock so represented, and that delivery shall be effected, and risk of loss and title to the shares of Company Common Stock shall pass, only upon proper delivery to the Disbursing Agent of the certificates for the shares of Company Common Stock and a duly executed letter of transmittal and any other required documents of transfer. Each holder of certificates theretofore evidencing shares of Company Common Stock (other than certificates formerly representing shares of Company Common Stock to be cancelled pursuant to
Section 4.01(a)-(b) and other than shares representing Dissenting Shares), upon surrender thereof to the Disbursing Agent together with such letter of transmittal (duly executed) and any other required documents of transfer, shall be entitled to receive in exchange therefor the Merger Consideration with respect to each such share. Upon such surrender, the Disbursing Agent shall promptly deliver the Merger Consideration (less any amount required to be withheld under applicable law) in accordance with the instructions set forth in the related letter of transmittal, and the certificates so surrendered shall promptly be cancelled. Until surrendered, certificates formerly evidencing shares of Company Common Stock shall be deemed for all purposes to cease to be outstanding, shall be canceled and retired and shall cease to exist, and the holders of a certificate or certificates representing such shares evidence only the right to receive the Merger Consideration per share of Company Common Stock as provided for hereunder. Other than as provided in Section 4.01(c), no interest shall accrue or be paid on any cash payable upon the surrender of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock.

              (c) If the Merger Consideration is to be delivered to a Person other than the Person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of such Merger Consideration that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Disbursing Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Disbursing Agent that such taxes have been paid or are not required to be paid.

              (d) Unless required otherwise by applicable law, any portion of the aggregate Merger Consideration that remains undistributed to holders of shares of Company Common Stock six months after the Effective Time shall be delivered to the party who provided such funds to the Disbursing Agent and any holders of shares of Company Common Stock who have not theretofore complied with the provisions of this Article IV shall thereafter look only to Nemetschek for payment of any Merger Consideration to which they are entitled pursuant to this
Article IV. Neither Nemetschek nor the Disbursing Agent shall be liable to any holder of shares of Company Common Stock for any cash held by Nemetschek or the Disbursing Agent for payment pursuant to this Article IV delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 4.03. Closing of the Company's Transfer Books. The stock transfer books of the Company shall be closed on the date immediately prior to the date of the Effective Time and no transfer of shares of the Company Common Stock shall be made thereafter. In the event that, after the Effective Time, certificates for shares of the Company Common Stock are presented to the Surviving Corporation or Nemetschek, they shall be cancelled and exchanged for Merger Consideration for each share of the Company Common Stock represented as provided in Section 4.02.

         Section 4.04. No Splits, Etc. The Company covenants and agrees that, prior to the Effective Time, it shall not split or combine the Company Common Stock, or pay a stock dividend or other stock distribution in shares of the Company Common Stock, or in rights or securities exchangeable or convertible into or exercisable for the Company Common Stock, or otherwise change the Company Common Stock into, or exchange the Company Common Stock for, any other securities (whether pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of such entity as a result of which its respective stockholders receive cash, stock or other property in exchange for, or in connection with, their Company Common Stock (a "Business Combination") or otherwise), or make any other dividend or distribution on or of the Company Common Stock, without the parties hereto having first entered into an amendment to this Agreement pursuant to which the consideration to be paid hereunder will be adjusted to reflect such split, combination, dividend, distribution, Business Combination or change.

         Section 4.05. Treatment of Options. Immediately prior to the Effective Time, each outstanding stock option and any related stock appreciation right granted to officers, directors, or employees of the Company or others with respect to Company Common Stock (together, an "Option"), shall be cancelled by the Company, and the holder thereof shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Disbursing Agent in consideration for such cancellation the Merger Consideration promptly upon payment to the Surviving Corporation by such holder of the exercise price per share previously applicable to such Option.

         Section 4.06. Lost, Stolen or Destroyed Certificates. In the event any certificate shall have been lost, stolen or destroyed, upon receipt by the Surviving Corporation or the Disbursing Agent of an affidavit of that fact from the holder thereof and if reasonably satisfied that adequate provision for indemnification has been made, the Disbursing Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration all as provided in Section 4.02, deliverable in respect thereof pursuant to this Agreement.

         Section 4.07. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Dissenting Shares shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal under the MGCL. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon. Prior to the Effective Time, the Company shall give Nemetschek and Acquisition prompt notice of any demands received by the Company for appraisal of shares, and, prior to the Effective Time, Nemetschek and Acquisition shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Nemetschek and Acquisition, make any payment with respect to, or settle or offer to settle, any such demands.

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF

                                   THE COMPANY

         The Company hereby represents and warrants to Nemetschek and Acquisition as follows:

         Section 5.01. Organization. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties, and to carry on its business substantially as now conducted. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of its assets or property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or to be in good standing has not had or would not have a Material Adverse Effect on the Company or such Subsidiary, or on the ability of the Company to consummate the transactions contemplated hereby. The Company has all requisite power and authority, corporate or otherwise, to enter into this Agreement and, subject to the adoption of this Agreement by the stockholders of the Company and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby. The Company has provided to Nemetschek a complete and correct copy of the Articles of Incorporation and Bylaws for itself and each of its Subsidiaries, as amended or restated. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws, as amended or restated, or equivalent organizational documents.

         Section 5.02. Authorization; Enforceability. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of the Company, and all necessary corporate action on the part of such party has been taken, subject to the adoption of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

         Section 5.03. Conflicts. Except as set forth on Schedule 5.03, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material Lien on any of the property or assets under, any provision of the Articles of Incorporation or Bylaws (or equivalent organizational documents) of the Company, or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties, other than any such conflicts, violations, breaches or defaults which would not have a Material Adverse Effect on the Company or any such Subsidiary or the ability of the Company to consummate the transactions contemplated hereby.

         Section 5.04. Consents and Approvals. Except as set forth on Schedule 5.04, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by it of the transactions contemplated hereby except for: (i) the filing by the Company of a proxy statement and form of proxy (the "Proxy Statement") for use in connection with a meeting of the stockholders of the Company to consider and vote on the terms of this Agreement and the Merger (the "Stockholders Meeting"); (ii) the filing of Articles of Merger with the SDAT, and the approval thereof; (iii) any filings, approvals or no-action letters with or from state securities authorities; and (iv) any filings required under the HSR Act or with any other Governmental Authority, and/or any consents, waivers or approvals obtained with respect thereto.

         Section 5.05. Anti-takeover Provisions Inapplicable. Assuming the representations and warranties of Nemetschek and Acquisition in Section 6.05 are accurate, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation applicable to the Company (i) applies to the Merger or any other agreement being entered into in connection therewith,
(ii) prohibits or restricts the ability of the Company to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby or the ability of any other party to consummate the transactions contemplated to be entered into in connection with the Merger,
(iii) would have the effect of invalidating or voiding this Agreement or any agreement being entered into in connection herewith or any provision hereof or thereof, or (iv) would subject Nemetschek or Acquisition to any material impediment or condition in connection with the exercise of any of its rights under this Agreement or such other agreement.

         Section 5.06. Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of common stock, par value $0.01 per share, of which 3,070,705 shares are issued and outstanding. All such outstanding shares of Company Common Stock are (i) duly and validly authorized and issued, (ii) fully paid and nonassessable, and (iii) free from any preemptive rights of current or past stockholders. The Company has reserved for issuance upon exercise of the Warrants (as hereinafter defined) 120,000 shares of Company Common Stock. The Company has reserved for issuance upon exercise of options granted under its 1995 Amended and Restated Stock Option Plan ("Company Option Plan") an aggregate of 300,000 shares of Company Common Stock. There are no outstanding or existing options, warrants, rights (including preemptive rights), calls, subscriptions, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company, except for options related to the purchase of 100,200 shares of Company Common Stock under the Company Option Plan. No shares of capital stock are held in treasury, and except as set forth above, no shares of capital stock are reserved for issuance. The Company has not granted or agreed to grant any rights relating to the registration of its securities under applicable federal and state securities laws, including piggyback rights, and the consummation of the transactions contemplated by this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, warrants, calls, contracts, preemptive rights, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever under which the Company is or may be obligated to issue or acquire its capital stock.

         Section 5.07. Subsidiaries. Set forth on Schedule 5.07 is a complete and correct list of each of the Company's Subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as set forth in such schedule), and has all requisite corporate power and authority to own its property and to conduct its business as now being conducted. Set forth on Schedule 5.07 is a list of jurisdictions in which each Subsidiary is qualified as a foreign corporation and each Subsidiary is in good standing in each of the states or jurisdictions where they are so qualified. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned or leased by such Subsidiary, or the nature of the business conducted by such Subsidiary, make such qualification necessary. All of the issued and outstanding shares of capital stock of each Subsidiary are (i) duly and validly authorized and issued, (ii) fully paid and nonassessable, (iii) owned, of record and beneficially, by the Company, and (iv) free and clear of all Liens, encumbrances, equities, options or claims whatsoever, including preemptive rights. No shares of capital stock of any Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of such Subsidiary, or pursuant to which such Subsidiary is or may become obligated to issue or exchange any shares of capital stock of such Subsidiary. Except for the Subsidiaries listed on Schedule 5.07, neither the Company nor any Subsidiary owns, directly or indirectly, any capital stock or other economic, equity or ownership or proprietary interest in any other Person. The Company is not party to any partnership agreement, stockholders agreement, voting agreement or joint venture agreement with any other Person.

         Section 5.08. Financial Statements; No Material Adverse Change. (a) The financial statements of the Company included in its Annual Report on Form 10-KSB for the fiscal years ended May 31, for each of 1998, 1997, and 1996, and its Quarterly Reports on Form 10-QSB for the fiscal quarters ended August 31, 1999 and November 30, 1999 (collectively, the "Financial Statements") comply as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the periods covered thereby (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC, or for normal year-end adjustments), and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended. Since May 31, 1999, there has not been any declaration, setting aside or payment of a dividend or other distribution with respect to shares of capital stock of the Company except for dividends distributed to stockholders in the ordinary course of business or any material change in accounting methods or practices by the Company. The Company has delivered to Nemetschek the Financial Statements prior to the date hereof.

              (b) Since May 31, 1998, except as disclosed in the SEC Documents filed prior to the date hereof, and except for the execution, delivery and performance of this Agreement and any other agreements to be entered into or contemplated hereby and the transactions contemplated hereby and thereby,
(A)neither the Company nor any of its Subsidiaries has incurred any obligations, contingent or non-contingent liabilities, liabilities for Taxes, levies, Liens, claims or other charges, long-term leases or unusual forward or long-term commitments (whether absolute, accrued, contingent or otherwise, known or unknown, whether due or to become due, or whether or not required by GAAP to be reflected in a balance sheet of the Company or disclosed in the notes thereto), except liabilities and obligations that (x) are adequately accrued or reserved against in the Financial Statements or disclosed in the notes thereto, (y) were incurred after May 31, 1999 in the ordinary course of business and consistent with past practice and are not in the aggregate material to the Company taken as a whole, or (z) have been discharged or paid in full, (B) no contract, lease or other agreement or instrument has been entered into by the Company or any of its Subsidiaries or has become binding upon the Company or any of its Subsidiaries or their respective assets which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company taken as a whole, or the ability of the Company to consummate the transactions contemplated hereby, (C)neither the Company nor any of its Subsidiaries is in default, and to the Company's knowledge no third party is in default, under any Material Agreement which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company taken as a whole or the ability of the Company to consummate the transactions contemplated hereby, and (D)the business of the Company and each of its Subsidiaries has been operated in the usual and ordinary course consistent with past practice. Since May 31, 1999, no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect on the Company or the ability of the Company to consummate the transactions contemplated hereby, except as disclosed in the SEC Documents filed after May 31, 1999 and prior to the date hereof and except to the extent resulting from any changes in general economic conditions in the United States.

         Section 5.09. SEC Reports. The Company has filed and made available to Nemetschek a true and complete copy of each report, schedule, filing, registration statement and definitive proxy statement required to be filed by the Company with the SEC since January 1, 1997 (the "SEC Documents"). As of their respective dates, the SEC Documents, after giving effect to any amendments and supplements thereto filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such SEC Documents. None of the SEC Documents when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained (or, if filed after the date hereof, will contain) any untrue statement of a material fact or omitted (or, if filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

         Section 5.10. Compliance with Laws; Permits. (a) The business of the Company and each of its Subsidiaries has been and is being conducted in compliance in all material respects with all laws, ordinances and regulations of Governmental Authorities, including, without limitation, federal and state securities laws, laws and regulations relating to financial statements and reports, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by the Company and its Subsidiaries. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits") and no suspension, revocation or cancellation of any of the Company Permits is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.

              (b) No investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, nor has any Governmental Authority indicated to the Company or any of its Subsidiaries any intention to conduct the same.

         Section 5.11. Litigation. There is no action, suit, investigation or proceedings, legal, quasi-legal, administrative or otherwise, pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any such Subsidiary or any property of the Company or any such Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority except for such actions, suits, investigations or legal proceedings that would not have a Material Adverse Effect on the Company or any such Subsidiary or which would affect the ability of the Company to consummate the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries is subject to any judgment, order, writ, injunction or decree of any arbitrator, court or Governmental Authority, and there are no unsatisfied judgments against the Company or any of its Subsidiaries.

         Section 5.12. Compensation and Employee Matters. The Company has previously provided to Nemetschek, a true, correct and complete list of all directors, officers and personnel of the Company and each of its Subsidiaries, and the annual salary, bonuses paid or accrued with respect thereto for the year ending May 31, 1999, and for the period from June 1, 1999 through December 31, 1999, and any commitments by the Company or any Subsidiary entered into on or prior to the date hereof to pay any further bonuses for or increase the salary of any such person, which list shall be updated as of the Closing Date.

         Section 5.13. Employee Benefit Plans; Labor Matters. (a) Schedule 5.13 lists all employee plans, programs, practices and arrangements, including, without limitation, all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) employment agreements, and health, medical, dental, welfare, accident, disability, life insurance, stock purchase, bonus, equity and equity-type compensation, severance pay and other employee benefit or fringe benefit plans maintained or contributed to by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any fixed or contingent, direct or indirect liability ("Plans"). For purposes of this Agreement, "ERISA Affiliate" means any Affiliate or Subsidiary and any other person or entity that would be treated as under common control or a single employer with the Company under Section 4001 of ERISA or Section 414 of the Code. The Company has delivered or made available to Nemetschek copies of each Plan and all amendments thereto and, if applicable, the summary plan description and any summaries of material modifications, any other material employee communications during the past two years, the most recent determination letters and any other rulings, the three most recent annual reports on Internal Revenue Service Form 5500, and the three most recent actuarial reports and/or statements of trust assets with respect to each such Plan.

              (b) Except as set forth on Schedule 5.13, (i) no Plan is or has been subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code; (ii) no material, nonexempt "prohibited transaction" (as such term is defined in ERISA and the Code, as applicable) has occurred with respect to any Plan during the five years preceding the Effective Time; (iii) each Plan is and has been operated in compliance in all material respects with the presently applicable provisions of ERISA, the Code and other applicable law; (iv) with respect to any insurance contract providing funding under any Plan, there is no liability for any material retroactive rate adjustment arising from events occurring prior to the Effective Time; and (v) no Plan is or has been a "welfare benefit fund" (within the meaning of Section 419(e) of the Code), a "multiple employer plan" (within the meaning of Section 413(c) of the Code) or a "multiemployer plan" (as defined in Section 3(37) of ERISA).

              (c) Each Plan that is a "group health plan" (as defined in Section 4980B of the Code) has been operated in material compliance with Section 4980B of the Code and the secondary payor requirements of Section 1862(b)(1) of the Social Security Act. Except as provided in Schedule 5.13 and except as required by Section 4980B of the Code, neither the Company nor any ERISA Affiliate has any obligation or liability to provide medical, life insurance or supplemental pension benefits in respect of any current or former employees or independent contractors of the Company or any ERISA Affiliate beyond their retirement. Except as set forth on Schedule 5.13, no Plan provides for severance pay, unemployment compensation or any similar payment with respect to any current or former employee or independent contractor of the Company or any ERISA Affiliate. Except as provided in Schedule 5.13, the consummation of the transactions contemplated by this Agreement will not (i) entitle any such person or entity to severance pay, unemployment compensation or any other similar payment; (ii) accelerate the time of payment or vesting of any amount; (iii) increase the amount of compensation due to any such person or entity; (iv) constitute a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code); or (v) entitle any such person or entity to an "excess parachute payment" within the meaning of Section 280G of the Code. The Company has reserved all rights necessary to amend each Plan and to terminate its participation in each Plan.

              (d) Except as set forth on Schedule 5.13, there are no material actions or claims existing or pending (other than routine claims for benefits) or threatened with respect to any Plan, and neither the Company nor any ERISA Affiliate has been notified of any audit or investigation of a Plan by any governmental entity.

              (e) The Company and each ERISA Affiliate (except as a result of any actions taken by Nemetschek after the Effective Time) (i) is in material compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours (including, but not limited to, the Worker Adjustment Retraining Notification Act, the Age Discrimination in Employment Act, the Civil Rights Act of 1964, the Equal Pay Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Americans with Disability Act of 1990, the Family and Medical Leave Act of 1993, and any other federal, state or local law regulating employment or protecting employee rights), in each case, with respect to current and former employees and independent contractors of the Company and such ERISA Affiliate, (ii) has withheld all material amounts required by applicable law or by agreement to be withheld from the wages, salaries and other payments to such current and former employees and independent contractors, (iii) is not liable for any material arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any material payment to any trust or other fund or to any governmental entity, with respect to unemployment compensation benefits, social security or other benefits for such current or former employees and independent contractors.

              (f) Except as set forth on Schedule 5.13, (i) no employees of the Company or any Subsidiary are represented by any labor organization and there is no union organizational activity currently underway, or to the Company's knowledge, threatened, with respect to any employees of the Company or any Subsidiary, (ii) neither the Company nor any of its Subsidiaries is engaged in, or has received any written notice during the current or preceding year of, any unfair labor practice, and no such complaint is pending before the National Labor Relations Board or any other agency having jurisdiction thereof, (iii) neither the Company nor any of its Subsidiaries is engaged in, or has received any notice of, any grievances arising under any collective bargaining agreements, or any pending arbitration proceedings under any collective bargaining agreements, (iv) during the immediately preceding 24 calendar months there has not been any, and there is no, threatened, labor strike, work stoppage or slowdown pending against any portion of the business of the Company or its Subsidiaries, and there is no pending lockout by the Company or any Subsidiary. The Company and each of its Subsidiaries has satisfied and performed fully its obligations under each collective bargaining agreement, and under any order, conciliation contract or settlement contract by which any of them is bound or to which any of them is subject concerning employment related matters. Neither the Company nor any of its Subsidiaries is engaged in, or has received notice of, any local, state and/or federal charge, complaint, lawsuit or other action, pertaining to the violation of any employment law, statute, ordinance or regulation and no such charge, complaint, lawsuit or other action is pending before any agency or administrative body responsible for administering such employment law, statute, ordinance or regulation.

         Section 5.14.  Tax Matters. (a) Except as set forth on Schedule 5.14:
(i) all Tax Returns required to be filed by or on behalf of the Company and each of its Subsidiaries have been or will be timely filed; (ii) all such Tax Returns that have been filed are complete and correct in all respects, and all Taxes shown to be due on such Tax Returns have been paid; (iii) no written claim (other than a claim that has been finally settled) has been made by a Taxing Authority that either the Company or any of its Subsidiaries is subject to an obligation to file Tax Returns or to pay or collect Taxes imposed by any jurisdiction in which the Company or such Subsidiary does not file Tax Returns or pay or collect Taxes, other than any such claim that would not have a Material Adverse Effect on the Company or such Subsidiary or for which adequate reserves have been provided on the Financial Statements; (iv) there is no deficiency with respect to any Taxes, other than any such deficiency for which adequate reserves have been provided on the Financial Statements; and (v) all material assessments for Taxes due with respect to completed and settled examinations or concluded litigation have been paid which, individually or in the aggregate (with respect to the Company or any Subsidiary), exceed 20,000. As used in this Agreement, "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes.

              (b) Except as set forth on Schedule 5.14, the Company and each of its Subsidiaries has duly and timely withheld all Taxes required to be withheld in connection with its business and assets, and such withheld Taxes have been either duly and timely paid to the proper Governmental Authorities or properly set aside in accounts for such purpose.

              (c) Except as set forth on Schedule 5.14, (i) neither the Company nor any of its Subsidiaries is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnification or similar agreement or arrangement with any Person that might result in a Material Adverse Effect on the Company or such Subsidiary that entered into such agreement or arrangement, and (ii) neither the Company nor any of its Subsidiaries is or has been at any time a member of any group of companies filing a consolidated, combined or unitary income tax return other than any such group the common parent of which is the Company.

              (d) Except as set forth on Schedule 5.14, (i) all taxable periods of the Company and each of its Subsidiaries ending before May 31, 1996 are closed or no longer subject to audit, (ii) neither the Company nor any of its Subsidiaries is currently under any audit by any taxing authority as to which such taxing authority has asserted in writing any claim which, if adversely determined, could have a Material Adverse Effect on the

Company or such Subsidiary, and (iii) no waiver of the statute of limitations is in effect with respect to any taxable year of the Company or any of its Subsidiaries.

         Section 5.15. Real Property Owned or Leased. Schedule 5.15 of the Disclosure Statement sets forth a complete and accurate list or description of all real property that the Company or any of its Subsidiaries owns or leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease and any title insurance or guarantee policies with respect thereto, specifying in the case of leases, the name of the lessor, licensor or other grantor, the approximate square footage covered thereunder, the basic annual rental and other amounts paid or payable with respect thereto and a summary of the other terms thereof. True copies of all such leases for real property have been delivered to Nemetschek prior to the date hereof. Except as set forth in Schedule 5.03, no consent to the consummation of the transactions contemplated by this Agreement is required from the lessor of any such real property.

         Section 5.16. Undisclosed Liabilities. As of the date hereof and as of the Effective Time, except as and to the extent reflected, reserved against or otherwise disclosed on the Financial Statements or the notes thereto, or set forth in Schedule 5.16 of the Disclosure Statement, and except for those incurred in the ordinary course of business consistent with such practice, neither the Company nor any of its Subsidiaries has any indebtedness or liability of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due.

         Section 5.17. Absence of Certain Changes or Events. Since November 30, 1999, except as contemplated by this Agreement or disclosed on the Financial Statements or the notes thereto, or as set forth in Schedule 5.17 of the Disclosure Schedule, the Company and each of its Subsidiaries have conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

              (a) any changes in the business, financial condition or results of operations of such party having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

              (b) any damage, destruction or loss (whether or not covered by insurance) reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

              (c) any material change by such party in its accounting methods, principles or practices;

              (d) any revaluation by such party or any of its material assets, including but not limited to writing down the value of inventory or writing off of notes or accounts receivable which aggregates in excess of $15,000;

              (e) any entry by such party into any commitment or transactions material to such party (other than commitments or transactions entered into in the ordinary course of business);

              (f) any declaration, setting aside or payment of any dividends or distributions in respect of the capital stock of such party;

              (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former director, officer or key employee of such party, except for increases in base compensation in the ordinary course of business consistent with past practice, or pursuant to any employment, consulting or severance agreement or arrangement previously entered into with any such present or former directors, officers or key employees; or

              (h) any other action which, if it had been taken after the date hereof, would have required the consent of Nemetschek hereunder.

         Section 5.18.  Assets.

              (a) The Company and each of its Subsidiaries has good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by the Company or such Subsidiary respectively, in the Financial Statements as of May 31, 1999, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and
(ii) Permitted Liens none of which, individually or in the aggregate, except as set forth in the Financial Statements or in Schedule 5.18 of the Disclosure Schedule, are material to the Company or such Subsidiary, respectively. All buildings, structures, fixtures and appurtenances comprising part of the real properties of the Company and its Subsidiaries (whether owned or leased) are, in the opinion of management of the Company or such Subsidiary, in good operating condition, reasonable wear and tear excepted. Title to all real property owned by the Company and its Subsidiaries is held in fee simple, except as otherwise noted in the Financial Statements or as set forth in Schedule 5.18 of the Disclosure Schedule. The Company and each of its Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the Financial Statements or in Schedule 5.18 of the Disclosure Schedule, such assets are free, clear and discharged of and from any and all Liens which are material to the Company and its Subsidiaries, other than Permitted Liens.

              (b) All leases and licenses pursuant to which the Company and each of its Subsidiaries, as lessee or licensee, leases or licenses real property, personal property or Intellectual Property are, to the knowledge of the Company and such Subsidiary, valid, effective, and enforceable against the lessor in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity, whether applied by a court of law or equity. There is not under any of such leases or licenses any existing material default, or any event which with notice or lapse of time, or both, would constitute a material default, with respect to either the Company or such Subsidiary, or to the knowledge of the Company, the other party. Except as disclosed in Schedule 5.18 of the Disclosure Schedule, none of such leases involving a rental payment of more than $25,000 annually or such licenses contains a prohibition against assignment by the Company or such Subsidiary, by operation of law or otherwise, or any other provision which would preclude the Surviving Corporation from possessing and using the leased premises or licensed property (including Intellectual Property) for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the use by the Company or such Subsidiary as of the date of this Agreement.

         Section 5.19. Books and Records. The respective minute books of the Company and each of its Subsidiaries, as previously made available to Nemetschek and its representatives, contain accurate records of all meetings of and all corporate actions or written consents taken by the respective stockholders and boards of directors of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any of their respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company and such Subsidiary, as the case may be.

         Section 5.20. Proxy Statement. The information to be supplied by the Company for inclusion in the Proxy Statement will not on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders, at the time of the Stockholders Meeting, and at the Effective Time, contain any statement that, in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state a material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting that has become false or misleading. If at any time prior to the Effective Time, any event relating to the Company or any of its Subsidiaries or their respective officers or directors is discovered by the Company that should be set forth in a supplement to the Proxy Statement, the Company will promptly inform Nemetschek thereof and such amendment or supplement will be promptly filed with the SEC, and, as required by law, disseminated to the Company's

Stockholders. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Nemetschek or Acquisition that is to be included in the Proxy Statement. The Proxy Statement will comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder.

         Section 5.21. Brokers and Finders. Except for the fees and expenses paid or to be paid to FBW and Offutt Securities, the Company represents and warrants to the other parties hereto that no broker, finder, investment bankers, agent or similar intermediary has acted directly or indirectly on its behalf in connection with this Agreement or the transactions contemplated hereby, and that no brokerage commissions, finders' fees, investment banker, or similar fees or commissions and/or expenses are payable or to be paid in connection therewith based on any agreement, arrangement or understanding with it or any action taken by it.

         Section 5.22. Full Disclosure. None of this Agreement, the Financial Statements, or any Schedule, Exhibit or certificate delivered in accordance with the terms hereof or any other document or instrument in writing that has been supplied by or on behalf of the Company in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known to the Company with regard to the Company and its Subsidiaries that individually, or in the aggregate has had or could reasonable be expected to have a Material Adverse Effect on the Company or its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated or on any of their respective property or assets and that has not been disclosed herein or in the Schedules, Exhibits or certificates furnished in connection with the consummation of the transactions contemplated hereby.

         Section 5.23. Environmental Matters. Except as set forth in Schedule 5.23: (i) the Company and each of its Subsidiaries are and have been in compliance in all material respects with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated; (ii) the Company and each of its Subsidiaries have obtained, and are in compliance in all material respects with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company or its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated; (iii) neither the Company nor any of its Subsidiaries are involved in operations or know of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of the Company or any of its Subsidiaries or which could reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company or its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated, and none of the Company or its Subsidiaries has permitted any current or former tenant of such Person to engage in any such operations, except as would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company or any of its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated; (iv) neither the Company nor any of its Subsidiaries has received any Environmental Claim, nor to their knowledge is any Environmental Claim threatened, which individually or in the aggregate would result in a Material Adverse Effect on the Company or any of its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated; (v) neither the Company nor any of its Subsidiaries has assumed, contractually or by operation of law, any material liabilities under any Environmental Laws which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated; and (vi) neither the Company nor any of its Subsidiaries has entered into, has agreed to, or is subject to any material judgment, decree, order or other similar requirement of any Governmental Authority under any Environmental Laws, including without limitation those relating to compliance with Environmental Laws or to investigation, cleanup, remediation or removal of Hazardous Substances.

         Section 5.24. Insurance Disclosure. The Company and each of its Subsidiaries maintain insurance with insurers that in the best judgment of management of the Company are sound and reputable with respect to the Company's and its Subsidiaries' assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in the judgment of the Company is customary and appropriate for companies comparable to the Company. The Company and each of its Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by the Company or any of its Subsidiaries have been filed in due and timely fashion. The Company and each of its Subsidiaries has taken or will timely take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time. Neither the Company nor any of its Subsidiaries has, during the past three years, had an insurance policy cancelled or been denied insurance coverage for which such companies has applied.

         Section 5.25. Year 2000 Compliance. All of the Company's and each of its Subsidiaries' products and services, products and services under development, Web sites, and material Internal MIS Systems and Facilities are Year 2000 Compliant. The Company has furnished Nemetschek with a true, correct and complete copy of any internal investigations, memoranda, budget plans, forecasts, or reports concerning the Year 2000 Compliance of the products, services, operations, systems, supplies, and facilities of the Company and each of its Subsidiaries and their respective vendors. The Company and its Subsidiaries have made appropriate inquiries of their key vendors and suppliers and have received assurances, reasonably believed by the Company and its Subsidiaries to be reliable, that such Persons have also taken appropriate actions to ensure that there shall be no material adverse change to their respective business and electronic and information systems related to Year 2000. Based upon the information provided to the Company and its Subsidiaries and their own internal assessments, Year 2000 issues will not have a Material Adverse Effect on the Company or any of its Subsidiaries.

         Section 5.26. Material Agreements. Each of the Company and its Subsidiaries has made available to Nemetschek a true and correct copy of all Material Agreements. Each Material Agreement is valid, binding, in full force and effect and enforceable by the Company and such Subsidiary as the case may be in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. Except as disclosed in Schedule 5.26, neither the Company nor any of its Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Material Agreements is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

         Section 5.27. Intellectual Property. (a) Schedule 5.27 of the Disclosure Schedule contains a list of all material Intellectual Property used by the Company or its Subsidiaries in its business. The Company and each of its Subsidiaries owns or has a valid license or other agreement to use, in the manner currently used or currently proposed to be used, all Intellectual Property used in its business as currently conducted or currently proposed to be conducted, including, without limitation, its Web sites and all software or other works embodied in or integrated into the products of the Company or its Subsidiaries. Schedule 5.27 also contains a complete and accurate list of (i) all material licenses and other rights granted by any third party to the Company or its Subsidiaries with respect to any Intellectual Property, and (ii) all material licenses or other rights granted by the Company or any of its Subsidiaries to any third party with respect to Intellectual Property. The Company and its Subsidiaries have provided copies of all such material licenses or other grants of Intellectual Property, and of all material trademark, service mark, trade dress, trade name, domain name, copyright, and patent registrations or applications therefor.

              (b) To the knowledge of the Company and its Subsidiaries, the operation of the business of the Company and its Subsidiaries as such business currently is conducted and currently is proposed to be conducted, including the design, development, marketing, and sale of products or services (including with respect to products or services under development), has not, does not, and will not under the laws of any jurisdiction infringe or misappropriate the Intellectual Property of any third party, constitute unfair competition or trade practices, violate the rights of any person (including rights to privacy or publicity), or violate any export control laws. Except as stated in Schedule 5.27 of the Disclosure Schedule, no claims with respect to the Company's or any of its Subsidiaries' Intellectual Property have been asserted, are pending, or have been threatened by any third party, nor are there valid grounds for any bona fide claims (i) that any distribution, licensing, sublicensing, or other use of the Intellectual Property infringes the rights of any third parties, (ii) against the use of any Intellectual Property as used in the Company's or any of its Subsidiaries' business as currently conducted or currently proposed to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of the Intellectual Property. Except as stated in Schedule 5.27 of the Disclosure Schedule, none of the Company's or any of its Subsidiaries' owned Intellectual Property is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the licensing thereof by the Company or such Subsidiary.

              (c) To the knowledge of the Company and its Subsidiaries, and except as set forth in Schedule 5.27(c), there is no unauthorized use, infringement or misappropriation of any Intellectual Property of the Company or any of its Subsidiaries by any Person or third party. Except as would not be materially adverse to the Company or any of its Subsidiaries, the Company and its Subsidiaries have taken all necessary measures to protect their Intellectual Property, including registrations, renewals, and filings, and have taken all necessary measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. All trade secrets and other confidential information of the Company and its Subsidiaries are not part of the public domain or knowledge, nor, to the knowledge of the Company and its Subsidiaries, have they been misappropriated by any person. To the knowledge of the Company and its Subsidiaries, no employee or consultant of the Company or its Subsidiaries has used any trade secrets or other confidential information of any other person in the course of their work for the Company, or violated any agreement or law concerning the use or disclosure of trade secrets or other confidential information.

              (d) The Company and its Subsidiaries are the exclusive owner of all right, title, and interest in the Intellectual Property purportedly owned by the Company or its Subsidiaries, including, without limitation, all object or source code or software. Except as listed in Schedule 5.27 of the Disclosure Schedule, the rights to such Intellectual Property are in full force and effect. As to the trademarks and service marks purportedly owned by the Company or any of its Subsidiaries, there has been no prior use of such trademarks or service marks by any third party, to the knowledge of the Company and its Subsidiaries, that would convey upon said third party superior rights in any such trademarks or service marks.

              (e) All Intellectual Property purported to be owned by the Company and its Subsidiaries which was developed, worked on or otherwise held by any employee, officer, consultant, or other Person is owned free and clear by the Company or such Subsidiary by operation of law or has been validly assigned to the Company or such Subsidiary. Except as would not be materially adverse to the Company or any of its Subsidiaries, all services provided to the Company and its Subsidiaries by non-employees with respect to the creation, modification or improvement of any Intellectual Property purported to be owned by the Company or such Subsidiary (including, without limitation, software, hardware, patentable inventions, and copyrightable works) have been performed pursuant to agreements with the Company that assign to the Company or such Subsidiary ownership of such Intellectual Property, each of which is valid, binding, and enforceable according to its terms.

              (f) All material contracts, licenses and agreements relating to the Intellectual Property owned or used by the Company or its Subsidiaries are in full force and effect. The execution, delivery or performance of this Agreement, or consummation of the transactions contemplated by this Agreement, will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses, and agreements. The Company and each of its Subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's and its Subsidiaries' rights under such contracts, licenses and agreements to the same extent the Company and its Subsidiaries would have been able or permitted to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties, or payments which the Company or its Subsidiaries would otherwise be required to pay.

         Section 5.28. Absence of Certain Business Practices. None of the Company or any of its Subsidiaries, or any officer, employee or agent thereof, nor any other Person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person or entity who is or may be in a position to help or hinder the Company or such Subsidiary (or assist the Company or such Subsidiary in connection with any actual or proposed transaction) which (i) subjects any party to any damage or penalty in any civil, criminal or governmental litigation or proceeding which would have individually or in the aggregate a Material Adverse Effect on the Company or such Subsidiary or the Surviving Corporation assuming the transactions contemplated hereby are consummated, (ii) if not given in the past, could have had individually or in the aggregate a Material Adverse Effect on the Company or such Subsidiary, or (iii) if not continued in the future, could have individually or in the aggregate a Material Adverse Effect on the Company or such Subsidiary or the Surviving Corporation assuming the transactions contemplated hereby are consummated.

         Section 5.29. Affiliate Transactions. Schedule 5.29 sets forth (i) all contracts, agreements, other arrangements or transactions existing or occurring at any time after May 31, 1997 between the Company and any of its Subsidiaries, on the one hand, and any of the Company's or such Subsidiaries' Affiliates (including officers, directors, or employees or any of them) or any holder of 1% of the outstanding common stock of the Company or its Subsidiaries or a family member of such a Person, on the other hand, or any of their respective Affiliates, other than agreements relating to services provided as an officer or director of the Company other than relating to any extraordinary bonuses, and
(ii) a description of all payments made to or received from, the Company or any of its Subsidiaries, on the one hand, and any of the Company's Affiliates (including officers, directors, or employees or any of them) or any holder of 1% of the outstanding common stock of the Company or a family member of such a Person, on the other hand, or any of their respective Affiliates, since May 31, 1997, except for dividends paid or distributions made with respect to any outstanding class or series of securities of such party and payments of salary or other regular compensation for services in the ordinary course.

                                   ARTICLE VI

          REPRESENTATIONS AND WARRANTIES OF NEMETSCHEK AND ACQUISITION

         Nemetschek and Acquisition hereby represent and warrant to the Company as follows:

         Section 6.01. Organization. Nemetschek is a corporation duly organized, validly existing and in good standing under the laws of The Federal Republic of Germany and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and each of Nemetschek and Acquisition has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties, and to carry on its business substantially as now conducted. Each of Nemetschek and Acquisition is duly qualified to do business and is in good standing in each jurisdiction in which the character of the assets or property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the ability of either Nemetschek or Acquisition to consummate the transactions contemplated hereby. Each of Nemetschek and Acquisition has all requisite power and authority, corporate or otherwise, to enter into this Agreement and, subject to the adoption of this Agreement by the stockholders of the Company and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby.

         Section 6.02. Authorization; Enforceability. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors (or comparable governing bodies) of each of Nemetschek and Acquisition, and all necessary corporate action on the part of such party has been taken, subject to the adoption of this Agreement by the stockholders of the Company and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods. This Agreement has been duly executed and delivered by each of Nemetschek and Acquisition and constitutes the valid and binding obligation of such party and is enforceable against such party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

         Section 6.03. Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material Lien on any of the property or assets under, any provision of the Articles of Incorporation or Bylaws (or comparable constitutive documents) of either Nemetschek or Acquisition, or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Nemetschek or Acquisition or their respective properties, other than any such conflicts, violations, breaches or defaults which would not have a Material Adverse Effect on the ability of either Nemetschek or Acquisition to consummate the transactions contemplated hereby.

         Section 6.04. Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Nemetschek or Acquisition in connection with the execution and delivery of this Agreement or the consummation by such party of the transactions contemplated hereby except for: (i)the filing by the Company of the Proxy Statement with the SEC for use in connection with the Stockholders Meeting to approve the Merger; (ii)the filing of Articles of Merger with the SDAT, and the acceptance thereof; (iii)any filings, approvals or no-action letters with or from state securities authorities; and (iv)any filings required under the HSR Act or with any other Governmental Authority, and consents, waivers or approvals obtained with respect thereto.

         Section 6.05. Anti-takeover Provisions Inapplicable. Assuming the Company has taken the actions necessary to ensure that the representations and warranties of the Company contained in Section 5.05 are accurate, no business combination, moratorium, control share or other state anti-takeover statute or regulation applicable to Nemetschek or Acquisition (i) applies to the Merger,
(ii) prohibits or restricts the ability Nemetschek or Acquisition to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby, (iii)would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iv) would subject the Company to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

         Section 6.06. No Prior Activities; Assets of Acquisition. Acquisition was formed solely for the purpose of effecting the Merger and engaging in the transactions contemplated hereby. Acquisition has neither incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person except in connection with its organization and this Agreement.

         Section 6.07. Compliance with Laws. (a) The business of Nemetschek and Acquisition has been and is being conducted in compliance in all material respects with all laws, ordinances and regulations of Governmental Authorities applicable thereto, including, without limitation, federal and state securities laws, laws and regulations relating to financial statements and reports, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by Nemetschek or Acquisition.

              (b) No investigation or review by any Governmental Authority with respect to Nemetschek or Acquisition is pending or, to the knowledge of Nemetschek or Acquisition, threatened, nor has any Governmental Authority indicated to Nemetschek or Acquisition an intention to conduct the same.

         Section 6.08. Litigation. There is no action, suit, investigation or proceeding, legal, quasi-legal, administrative or otherwise, pending or, to the knowledge of Nemetschek or Acquisition, threatened against

Nemetschek or Acquisition or any property of Nemetschek or Acquisition in any court or before any arbitrator of any kind or before or by any Governmental Authority except for such actions, suits, investigations or legal proceedings that would not materially affect the ability of Nemetschek or Acquisition to consummate the transactions contemplated hereby. Neither Nemetschek nor Acquisition is in default with respect to any judgment, order, writ, injunction or decree of any arbitrator, court or Governmental Authority, and there are no unsatisfied judgments against Nemetschek or Acquisition except for such defaults or unsatisfied judgments as would not materially affect the ability of Nemetschek and Acquisition to consummate the transactions contemplated hereby.

         Section 6.09. Proxy Statement. The information to be supplied by Nemetschek and Acquisition for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders, at the time of the Stockholders Meeting, and at the Effective Time, contain any statement that, in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings that has become false or misleading. If at any time prior to the Effective Time, any event relating to either Nemetschek or Acquisition or its officers or directors is discovered by Nemetschek or Acquisition that should be set forth in a supplement to the Proxy Statement, Nemetschek will promptly inform the Company and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the Company's stockholders. Notwithstanding the foregoing, Nemetschek and Acquisition make no representation or warranty with respect to any information supplied by the Company that is to be contained in the Proxy Statement.

         Section 6.10. Financing. Nemetschek has available to it the funds necessary to purchase the Company Common Stock pursuant to and as contemplated by the terms of Article IV and to consummate the Merger.

         Section 6.11. Brokers and Finders. Each of Nemetschek and Acquisition represents and warrants to the Company that no broker, finder, investment bankers, agent or similar intermediary has acted directly or indirectly on its behalf in connection with this Agreement or the transactions contemplated hereby, and that no brokerage commissions, finders' fees, investment banker, or similar fees or commissions and/or expenses are payable or to be paid in connection therewith based on any agreement, arrangement or understanding with it or any action taken by it.

                                   ARTICLE VII

                     COVENANTS AND AGREEMENTS OF THE PARTIES

         Section 7.01. Conduct of the Business. During the period from the date of this Agreement until the Effective Time, the Company will not, and will cause each of its Subsidiaries not to, take any action that adversely affects its ability to, and the Company (on its own behalf and that of its Subsidiaries) covenants and agrees that it will (i) pursue its business in the ordinary course, (ii) seek to preserve intact its current business organization, (iii) keep available the services of its current officers and employees, and (iv) preserve its relationships with customers, suppliers and others having business dealings with it. During such period, the Company shall not, and shall cause each of its Subsidiaries not to, without Nemetschek's prior written consent:

              (a) except with respect to options currently outstanding under the Company Option Plan, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrances of (i) any shares of any class of its capital stock, or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date hereof;

              (b) directly or indirectly redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding capital stock or any profit or loss or any beneficial interest therein;

              (c) split, combine, subdivide or reclassify any shares of its capital stock or otherwise make any payments to its stockholders;

              (d) (i) grant any increases in the compensation of any of its directors, officers or employees, (ii) pay or agree to pay any pension or retirement allowance or other employee benefit not required or contemplated by any Plan as in effect on the date hereof to any such director, officer or employee, whether past or present, (iii) enter into any new or amend any existing employment or severance agreement or any change of control agreement with any such director, officer or employee, (iv) pay or agree to pay any bonus to any director, officer or employee (whether in the form of cash, capital stock or otherwise), or (v)except as may be required to comply with applicable law, amend any existing, or become obligated under any new, Plan, except in the case of the foregoing clauses (i) - (iv);

              (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, reclassification, restructuring, recapitalization or other reorganization (other than as contemplated hereby) or otherwise effect the same;

              (f) declare or pay any dividend or make any other distribution with respect to its capital stock, whether in cash, stock or other property;

              (g) make any acquisition, by means of merger, consolidation or otherwise, of any direct or indirect ownership interest in, or assets comprising, any business enterprise or operation or enter into any joint venture, partnership, or strategic alliance agreement with any Person;

              (h) adopt any amendments to its Articles of Incorporation or Bylaws or comparable governing documents;

              (i) directly or indirectly incur any indebtedness for borrowed money or guarantee such indebtedness or agree to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any Person or make or commit to make any loans, advances or capital contributions to, or investments in, any Person or to any other Person, except for bank deposits and other investments in marketable securities and cash equivalents made in the ordinary course of its business consistent with past practice, or refinance or restructure any existing loan;

              (j) engage in the conduct of any business the nature of which is materially different from the business in which it is currently engaged or outside the ordinary course of business consistent with past practice;

              (k) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of the Company;

              (l) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months which is not cancelable without penalty on 30 or fewer days notice and that involves an expenditure in excess of $35,000;

              (m) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon;

              (n) forgive any indebtedness owed to such party or convert or contribute by way of capital contribution any such indebtedness owed or settle or cancel any claims that it may possess or waive any rights of material value;

              (o) except with respect to currently outstanding options under the Company Option Plan, enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account other than securities backed by the full faith and credit of the United States or an agency thereof;

              (p) enter into, modify or extend any agreement, contract or commitment involving an expenditure in excess of $35,000 for any one such agreement, contract or commitment; provided, however, that notwithstanding any other provision of this Agreement, the Company is permitted to enter into an agreement for tail coverage officers and directors insurance, the cost of which shall not exceed $100,000 in the aggregate;

              (q) place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

              (r) sell or otherwise dispose of any real property or any material amount of tangible or intangible personal property other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness;

              (s) enter into any new, or modify, amend or extend the terms of any existing, contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk, except in the ordinary course of business consistent with past practices and prudent business practices;

              (t) knowingly take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement;

              (u) make any material changes in its pricing policies related to its products;

              (v) authorize or enter into any agreement providing for management or advisory services to be provided by or to such party;

              (w) mortgage, pledge, encumber, sell, lease or otherwise transfer or dispose of any of its assets, provided that the sale of inventory in the ordinary course is not precluded by this clause (w);

              (x) implement or adopt any changes in its accounting principles, practices or methods, other than as may be required by GAAP;

              (y) authorize or announce an intention to do any of the foregoing, or enter any contract, agreement, commitment or arrangement to do any of the foregoing; or

              (z) perform any act or omit to take any action that would make any of the representations or warranties contained in this Agreement inaccurate or materially misleading as of the Effective Time or that would cause a breach of any of the covenants or agreements of this Agreement.

         Section 7.02. Officers and Employees. The Company agrees that, prior to the Effective Time, it will use its reasonable efforts to encourage its officers and employees and those of its Subsidiaries to the extent they are in good standing to maintain their employment with the Company and such subsidiary after the Effective Time.

         Section 7.03. Meeting of Stockholders. The Company hereby covenants and agrees that it shall, as promptly as practicable, take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its stockholders and shall use all commercially reasonable efforts to hold such meeting as promptly as practicable after the date hereof. The purpose of such meeting shall be, among other things, to consider and vote upon the approval of this Agreement, the Merger, and the transactions contemplated hereby. Subject to the fiduciary duties of the Company's Board of Directors under applicable law as advised by counsel, the Board of Directors of the Company shall recommend and declare advisable such approval and the Company shall take all lawful action to solicit such approval, including, without limitation, the inclusion of the recommendation of the Board of Directors and the Special Committee of the Company in the Proxy Statement that the stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

         Section 7.04. Proxy Materials. (a) As soon as practicable after the date hereof, the Company shall promptly prepare, and Nemetschek and Acquisition shall cooperate in the preparation of, and the Company shall file with the SEC as soon as practicable, the Proxy Statement and a form of proxy, in connection with the vote of the Company's stockholders with respect to the Merger. The Company will use all reasonable efforts to cause the Proxy Statement to be mailed to stockholders of the Company at the earliest practicable date as permitted by the SEC.

              (b) If at any time prior to the Effective Time, any event relating to or affecting the Company, Nemetschek, or Acquisition shall occur as a result of which it is necessary, in the opinion of counsel for the Company, Nemetschek, or Acquisition, to supplement or amend the Proxy Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the stockholders of the Company is sought, the Company, Nemetschek, or Acquisition, respectively, will notify the other parties hereto thereof and, in the case of Nemetschek and Acquisition, it will cooperate with the Company in preparing, and, in the case of the Company, it will prepare and file, an amendment or supplement with the SEC and, if required by law or the rules and regulations under the Exchange Act, applicable state securities authorities and each national securities exchange upon which the Company Common Stock is then listed for trading and/or quotation system on which such stock is quoted such that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and the Company will, as required by law, disseminate to its stockholders such amendment or supplement.

         Section 7.05. Filings; Other Action. The Company, Nemetschek, and Acquisition shall: (a) to the extent required, promptly make all filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable efforts to cooperate with one another to (i) determine which Authorizations are required to be made or obtained prior to the Effective Time in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (ii) timely make and seek all such Authorizations; (c) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to the Company, Nemetschek, and Acquisition necessary to effectuate the Merger; (d) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Article VIII and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein as soon as practicable, including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation; provided, however, that notwithstanding anything to the contrary in this Agreement, no party nor any of its Affiliates shall be required to make any disposition of, or enter into any agreement to hold separate, any asset or business and no party hereto nor any of their Affiliates shall be required to make any payment of money nor shall any party or its Affiliates be required to comply with any condition or undertaking or take any action which, individually or in the aggregate, would materially adversely affect the economic benefits to such party of the transactions contemplated hereby, taken as a whole, or materially adversely affect any other business of such party; and (e) not take any action that might reasonably be expected to impair the ability of the parties to consummate the Merger at the earliest possible time.

         Section 7.06. Access to Information. From the date hereof until the Effective Time, the Company and its Subsidiaries (i) will give Nemetschek, its counsel, financial advisors, accountants, auditors and other authorized representatives full access to the offices, properties, books and records, and personnel of the Company and its Subsidiaries during reasonable business hours,
(ii) will furnish copies to the Company, its counsel, financial advisors, accountants, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request, and which is in the possession of or can be obtained by the Company and its Subsidiaries without undue expense, and (iii) will instruct their respective employees, counsel, financial advisors and accountants to cooperate with Nemetschek in its investigation of the business of the Company and its Subsidiaries.

         Section 7.07. Intellectual Property Rights. Prior to the Effective Time, the Company and its Subsidiaries shall use all reasonable efforts to cooperate with Nemetschek in obtaining all assignments or other consents, if any, necessary with respect to Intellectual Property, to the extent not already owned by the Company and its Subsidiaries, including all interests that may hereafter become Intellectual Property prior to the Effective Time.

         Section 7.08. Notice of Certain Events. Each party hereto shall promptly notify the other party of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to, or involving or otherwise affecting, such party which, if pending on the date of this Agreement, would have been required to have been disclosed or which relate to the consummation of the transactions contemplated by this Agreement, and (iv) any event or matter known to or directly involving such party that would result in a breach of this Agreement, is reasonably likely to result in a Material Adverse Effect on such party or impair the ability of such party to consummate the transactions contemplated hereby.

         Section 7.09.  Certain Actions.

              (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC, or any purchase or sale of the consolidated assets (including without limitation stock of its Subsidiaries) of such party and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender exchange offer for, the equity securities of such party that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 10% or more of the total voting power of such party (or of the surviving parent entity in such transaction) or any of its Significant Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by the other party or an Affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal. The Company shall immediately instruct and otherwise use its reasonable best efforts to cause its directors, officers, employees, agents, the Company (including, without limitation, any investment banker, attorney, or accountant retained by
it), consultants and other representatives to comply with such prohibitions. The Company shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. The Company shall promptly notify Nemetschek orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. Notwithstanding the foregoing, the Board of Directors on behalf of the Company shall be permitted to engage in any discussions or negotiations with or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if the Board of Directors of the Company, in its good faith judgment and after receipt of the written advice of counsel, determines that the failure to provide such information or engage in such action would result in the members of the Board of Directors breaching their fiduciary duties under applicable law, and clauses (iii) and
(iv) shall not be applicable
with regard to an Acquisition Proposal, if and only to the extent that, the Board of Directors of the Company concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal. "Superior Proposal" means, with respect to the Company, a bona fide written Acquisition Proposal for the Company made by a Person (other than Nemetschek or any affiliates thereof) as a result of which such party or its stockholders will own 40% or more of the combined voting power of the entity surviving and which is on terms that the Company's Board of Directors in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal would, if consummated, result in a transaction that is more favorable to its stockholders, from a financial point of view, than the Merger and is reasonably capable of being completed.

         Section 7.10. Current Information. During the period from the date of this Agreement to the Effective Time, the Company shall promptly furnish Nemetschek with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Nemetschek.

         Section 7.11.  Indemnification.

              (a) Post-Merger Indemnification of Officers and Directors. The Surviving Corporation agrees that all rights permitted under Maryland law to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the present or former directors or officers of the Company (collectively, the "Indemnified Parties") as provided in the Company's Articles of Incorporation or By-Laws, as permitted by Maryland law and in effect as of the date hereof, with respect to matters (including the transactions contemplated by this Agreement) occurring at or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six (6) years from the Effective Time. In the event any action or suit is asserted or commenced against any Indemnified Party (whether before or after the Effective Time) as to which such Indemnified Party would be entitled to indemnification under rights provided by the Company and permitted by Maryland law, the Surviving Corporation will be entitled to participate in and, to the extent it may wish, to assume the defense thereof, except that if the Surviving Corporation is a subject of such action or suit and there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of the Surviving Corporation and the position of such Indemnified Party, or if the Surviving Corporation shall fail to assume responsibility for such defense, such Indemnified Party may retain counsel who will represent such Indemnified Party, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel promptly as statements therefor are received; provided, however, that such Indemnified Party shall defend (or, if the defense is assumed by the Surviving Corporation, use his reasonable efforts to assist in the defense of) any such matter; provided, further, that the Surviving Corporation shall not be liable for any settlement effected without its written consent; and provided, further, that the Surviving Corporation shall not have any further obligation hereunder to any Indemnified Party with respect to a claim for indemnification hereunder when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal or after such time that any rights to prosecute an appeal have lapsed, that such Indemnified Party is not entitled to indemnification hereunder with respect to such claim. This covenant is intended to benefit each of the Indemnified Parties.

              (b) Procedures. Any Indemnified Party wishing to claim indemnification under Section 7.11, upon learning of any such action or suit, shall promptly notify the Surviving Corporation and shall deliver to the Surviving Corporation an undertaking to repay any amounts advanced pursuant thereto when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal or after such time that any rights to prosecute an appeal have lapsed, that such Indemnified Party is not entitled to indemnification hereunder with respect to such claim. In no event may the indemnified parties retain more than one law firm to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more indemnified parties in which case the Indemnified Parties may retain, at the expense of the Surviving Corporation, such number of additional counsel as are necessary to eliminate all conflicts of the type referred to above.

              (c) Survival. The provisions of this Section 7.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and his or her heirs and representatives.

         Section 7.12. Stock Transfer Agreement. Nemetschek and Acquisition hereby acknowledge and agree that, notwithstanding any other provision of this Agreement or the agreements referred to herein, Richard Diehl is expressly permitted to transfer up to 200,000 shares of Company Common Stock to current employees of the Company prior to or concurrent with the Closing.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGERS

         Section 8.01. Conditions to Each Party's Obligations. The performance of the obligations of Nemetschek and Acquisition and the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, which conditions may be waived only with the consent of both (x) Nemetschek and Acquisition, and (y) the Company:

              (a) Company Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved by the requisite holders of Company Common Stock in accordance with applicable provisions of the MGCL and the Company's Articles of Incorporation and Bylaws.

              (b) Governmental Filings and Consents. Except for the filing of the Articles of Merger, all governmental filings required to be made prior to the Effective Time by Nemetschek, Acquisition, and the Company with, and all governmental consents required to be obtained prior to the Effective Time by Nemetschek, Acquisition, and the Company from, governmental regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to make such filing or obtain such consent would not reasonably be expected to have a Material Adverse Effect on Nemetschek, Acquisition, or the Company or the ability of such parties to consummate the transactions contemplated hereby, and any waiting periods or extensions thereof under the HSR Act shall have expired or been terminated.

              (c) Third-Party Consents. All required authorizations, consents and approvals of any third party (other than a governmental or regulatory authority), the failure of which (either individually or in the aggregate) to obtain would have a Material Adverse Effect on Nemetschek, Acquisition, or the Company or the ability of such parties to consummate the transactions contemplated hereby, shall have been obtained.

              (d) No Injunction or Proceedings. There shall not be in effect any judgment, writ, order (including any temporary restraining order), injunction or decree (collectively, an "Order") of any court or Governmental Authority of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction unacceptable to either of (x) Nemetschek and Acquisition, or (y) the Company, each in its reasonable judgment, nor shall there be pending or threatened by any Governmental Authority any suit, action or proceeding seeking to restrain or restrict the consummation of the transactions contemplated hereby or seeking damages in connection therewith, which, in the reasonable judgment of either (x) Nemetschek and Acquisition, or (y) the Company, could have (i) a Material Adverse Effect on (x) Nemetschek or Acquisition, or (y) the Company after the Effective Time, or (ii) a Material Adverse Effect on the ability of (x) Nemetschek or Acquisition, or (y) the Company to perform their respective obligations under this Agreement, nor shall there be pending any cause of action or other proceeding commenced by a Governmental Authority of competent jurisdiction seeking the imposition of an Order.

         Section 8.02. Additional Conditions to Obligation of Nemetschek and Acquisition.

         The performance of the obligations of Nemetschek and Acquisition hereunder is subject to the fulfillment at or prior to the Effective Time of the following conditions (all or any of which may be waived in whole or in part by Nemetschek and Acquisition acting by unanimous written consent):

              (a) Representations and Warranties. Each of the representations and warranties of the Company made in this Agreement which are not, by their terms, qualified by a materiality standard, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Effective Time as though made on and as of the Effective Time (and the representations and warranties of the Company contained in this Agreement which are, by their terms, qualified by a materiality standard, shall have been true and correct on the date hereof and shall be true and correct on and as of the Effective Time as though made on and as of the Effective Time), except for representations and warranties specifically relating to a time or times other than the date hereof or thereof, which shall be true and correct in all material respects (to the extent they are not, by their terms, qualified by a materiality standard, and shall be true and correct to the extent they are so qualified) at such specified time or times, and except for changes thereto permitted or contemplated by this Agreement.

              (b) Compliance with Covenants and Agreements. The Company shall have performed and complied in all material respects with all terms, covenants, agreements, undertakings, acts, conditions and obligations required by this Agreement to be performed or complied with by them prior to or at the Effective Time.

              (c) Officer's Certificate. Nemetschek shall have received a certificate from the Company, dated as of the Effective Time, executed by the President of the Company, certifying that (i) the Board of Directors thereof has duly adopted resolutions, copies of which shall be attached to such certificate, authorizing and approving the transactions contemplated hereby (A) approving the terms of this Agreement and any agreement to be delivered in accordance with this Agreement and authorizing the consummation of the transactions contemplated hereby and thereby, and (B) authorizing an officer thereof to execute and deliver this Agreement and all ancillary documents, (ii) all of such resolutions are in full force and effect, and (iii) none of such resolutions has been amended or modified. Nemetschek shall also have received a certificate from such officer of the Company certifying that the representations and warranties of such party contained in this Agreement that are not, by their terms, qualified by a materiality standard, were true and correct in all material respects when made and are true and correct in all material respects on and as of the Effective Time as though made on and as of the Effective Time (and that the representations and warranties of such party contained in this Agreement that are, by their terms, qualified by a materiality standard, were true and correct when made and are true and correct on and as of the Effective Time as though made on and as of the Effective Time), except to the extent they relate to a particular date and except for changes permitted or contemplated by this Agreement, and that such party has complied with or performed in all material respects all terms, covenants, agreements, undertakings, acts, conditions and obligations to be complied with or performed by it on or prior to the Effective Time.

              (d) Incumbency Certificate. Nemetschek shall have received a certificate from the Company, signed by its Secretary or Assistant Secretary and dated the Effective Time, certifying as to the person executing this Agreement on behalf of such party that (i)such person is an officer thereof holding the office or offices specified therein, and (ii)the signature of each such person set forth on such certificate is his or her genuine signature.

              (e) Employment Agreements. The individual listed in Schedule 8.02(e) shall have delivered to Nemetschek an Employment Agreement duly executed by such party.

              (f) Material Adverse Change. No event, change or development shall exist or have occurred since August 31, 1999 with regard to the Company, including the filing of any action, claim, suit, cause of action, or litigation commenced by any third party against the Company, that has had or reasonably could be expected to have a Material Adverse Effect on the Company or its Subsidiaries (or on Nemetschek or Acquisition assuming the transactions contemplated hereby were consummated), or on the ability of (x) Nemetschek or Acquisition, or (y) the Company to consummate the transactions contemplated hereby.

              (g) Approvals. The Board of Directors of the Company, at a meeting duly called and held, shall have (A) determined that this Agreement, the Merger and the transactions contemplated hereby are advisable on the terms and conditions set forth herein and in the best interest of the Company and its stockholders, and (B) approved this Agreement, the Merger, and the transactions contemplated hereby and thereby and such action shall not have been withdrawn, modified or revoked in any manner.

              (h) Support Agreement. The individuals listed in Schedule 8.02(h) shall have delivered to Nemetschek the Support Agreement, duly executed by such party.

              (i) Resignations. Nemetschek shall have received the resignation of each of the directors of the Board of Directors of the Company.

              (j) Escrow Agreement. The party listed on Schedule 8.02(k) shall have delivered to Nemetschek the Escrow Agreement, duly executed by such party.

         Section 8.03. Additional Conditions to Obligation of the Company. The performance of the obligations of the Company hereunder is subject to the fulfillment at or prior to the Effective Time, of each of the following conditions (all or any of which may be waived in whole or in part by the Company):

              (a) Representations and Warranties. Each of the representations and warranties of Nemetschek and Acquisition made in this Agreement which are not, by their terms, qualified by a materiality standard, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Effective Time as though made on and as of the Effective Time (and the representations and warranties of Nemetschek and Acquisition contained in this Agreement which are, by their terms, qualified by a materiality standard, shall have been true and correct on the date hereof and shall be true and correct on and as of the Effective Time as though made on and as of the Effective Time), except for representations and warranties specifically relating to a time or times other than the date hereof or thereof, which shall be true and correct in all material respects (to the extent they are not, by their terms, qualified by a materiality standard, and shall be true and correct to the extent they are so qualified) at such specified time or times, and except for changes thereto permitted or contemplated by this Agreement.

              (b) Compliance with Covenants and Agreements. Nemetschek and Acquisition shall have performed and complied in all material respects with all terms, covenants, agreements, undertakings, acts, conditions and obligations required by this Agreement to be performed or complied with by them prior to or at the Effective Time.

              (c) Officer's Certificate. The Company shall have received a certificate from Nemetschek and Acquisition, dated as of the Effective Time, executed by the President or any Vice-President thereof certifying that: (i) the Board of Directors (or comparable governing body) thereof has duly adopted resolutions, copies of which shall be attached to such certificate, (A) approving the terms of this Agreement and any agreement to be delivered in accordance with this Agreement and authorizing the consummation of the transactions contemplated hereby and thereby, and (B) authorizing an officer thereof to execute and deliver this Agreement and all ancillary documents, (ii) all of such resolutions are in full force and effect, and (iii) none of such resolutions has been amended or modified. The Company shall also have received a certificate from such person certifying that the representations and warranties of Nemetschek and Acquisition contained in this Agreement that are not, by their terms, qualified by a materiality standard, were true and correct in all material respects when made and are true and correct in all material respects on and as of the Effective Time as though made on and as of the Effective Time (and that the representations and warranties of such party contained in this Agreement that are, by their terms, qualified by a materiality standard, were true and correct when made and are true and correct on and as of the Effective Time as though made on and as of the Effective Time), except to the extent they relate to a particular date and except for changes permitted or contemplated by this Agreement, and that Nemetschek and Acquisition has complied with or performed in all material respects all terms, covenants, agreements, undertakings, acts, conditions and obligations to be complied with or performed by it on or prior to the Effective Time.

              (d) Incumbency Certificate. The Company shall have received a certificate from Nemetschek and Acquisition, signed by its Secretary or Assistant Secretary (or comparable officers) and dated as of the Effective Time, certifying as to the person executing this Agreement on behalf of such party that (i) such person is an officer thereof holding the office or offices specified therein, and (ii) the signature of each such person set forth on such certificate is his or her genuine signature.

              (e) Employment Agreement. The Company shall have executed and delivered the Employment Agreement and the Escrow Agreement duly executed by such party.

              (f) Purchase Price. Nemetschek and/or Acquisition shall have made arrangements for the payment of the Merger Consideration as contemplated by
Section 4.02.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.01. Termination. This Agreement may be terminated and the transactions contemplated in this Agreement may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company of this Agreement and the Merger:

              (a) by mutual written consent of Nemetschek, Acquisition, and the Company;

              (b) by either Nemetschek and Acquisition (acting by unanimous written consent) or the Company if, on the Effective Time, any condition precedent to the obligations of the terminating party set forth in Section 8.02 in the case of Nemetschek and Acquisition and Section 8.03 in the case of the Company shall not have been satisfied (or waived by the terminating party); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.01(b) if such party is then in breach of any material representation or warranty contained herein or is in default in any material respect in the observance or in the timely performance of any of its covenants or agreements contained herein;

              (c) by either Nemetschek and Acquisition (acting by unanimous written consent) or the Company if there shall be in effect any permanent injunction or action by any court of competent jurisdiction or other Governmental Authority preventing the consummation of the Merger that shall have become final and nonappealable;

              (d) by either Nemetschek and Acquisition (acting by unanimous written consent) or the Company if the Effective Time shall not have occurred on or before June 30, 2000 (time is of the essence with respect to such date); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.01(d) if such party is then in breach of any material representation or warranty contained herein or is in default in any material respect in the observance or in the timely performance of any of its covenants or agreements contained herein;

              (e) by either Nemetschek and Acquisition (acting by unanimous written consent) or the Company if this Agreement and the Merger shall have been voted on by the stockholders of the Company at a meeting duly convened therefor and fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders Meeting as provided under law and the Company's Charter;

              (f) by Nemetschek and Acquisition (acting by unanimous written consent) if (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Nemetschek and Acquisition or shall have resolved to do any of the foregoing, or (ii) the Board of Directors of the Company shall have approved and/or recommended to the stockholders of the Company any Acquisition Proposal or be required to do so.

         Section 9.02. Notice. If any party elects to terminate this Agreement pursuant to an applicable provision of Section 9.01, such party shall give written notice of its election to the other parties hereto at least two Business Days before such termination shall become effective.

         Section 9.03. Effect of Termination. Upon termination of this Agreement pursuant to the terms of Section 9.01, this Agreement shall become void and no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders to the other parties hereto, other than as provided in Section 9.04. Notwithstanding the foregoing, nothing contained in this Agreement shall relieve any party from liability to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, whereupon the non-breaching party or parties will have such rights and remedies as are available to such party at law or in equity.

         Section 9.04. Termination Fee. In the event Nemetschek and Acquisition terminates this Agreement pursuant to Section 9.01(f)(i)-(ii), then the Company agrees that it shall pay a fee to Nemetschek of $4.5 Million Dollars, plus an amount, not to exceed $500,000, equal to Nemetschek's and Acquisition's fees and expenses incurred in connection with (or reasonably related to) the transactions contemplated by this Agreement. Such fees and expenses shall be payable in immediately available funds on the second Business Day following the termination of this Agreement. Notwithstanding any other provision of this Agreement, (i) such fees and expenses shall not be paid pursuant to this Section 9.04 if Nemetschek or Acquisition shall have breached in any material respect any of its material representations, warranties, covenants, or agreements contained in this Agreement, and (ii) the payment by the Company of the amounts required to be paid pursuant to this Section 9.04 shall, except in the case of willful breach of this Agreement by the Company, constitute the exclusive remedy for, and full settlement of, any and all liabilities and obligations of the Company for damages under this Agreement.

                                    ARTICLE X

                               GENERAL PROVISIONS

         Section 10.01. Expenses. Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby are consummated, each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or Persons engaged by it incurred in connection with the preparation, negotiation and execution of this Agreement and the transactions leading up to and contemplated hereby and no other party shall have any liability with respect thereto; provided, however, that the Company shall bear all costs and expenses arising out of or incurred in connection with the preparation, negotiation and execution of the Proxy Statement and the Stockholders Meeting, including all printing, mailing, solicitation, legal, accounting and other fees and expenses incurred with respect thereto. In the event of termination of this Agreement, the obligations of each party to pay its own expenses shall be subject to any rights of such party arising from a breach of this Agreement by another party, subject to Section 9.04.

         Section 10.02. Notices, Etc. All notices, requests, demands or other communications required by or otherwise permitted with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party if delivered by any of the following means of delivery, and shall be deemed to have been duly delivered and received on the date (or the next Business Day if delivery is not made on a Business Day) of personal delivery or facsimile transmission or on the date (or the next Business Day if delivery is not made on a Business Day) of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or on the date (or the next Business Day if delivery is not made on a Business Day) of a stamped receipt, if sent by overnight delivery service, and to the following addresses (or to such other address as any party may request, in the case of Nemetschek and Acquisition notifying the Company, and in the case of the Company notifying Nemetschek or Acquisition.

              (a)  If to Nemetschek:

                   Nemetschek AG

                   Riedenburger Strasse 2
                   D-81677 Munich
                   Germany
                   Attn: Gerhard Weiss
                   Telephone: 011 49 89 92 793-427
                   Facsimile: 011 49 89 92 793-406

                   with a copy to:

                   Brown & Wood LLP
                   1666 K Street, N.W.
                   Washington, D.C. 20006-4004
                   Attention: John K. Hughes
                   Facsimile: (202) 533-1399

              (b)  If to the Company:

                   Diehl Graphsoft, Inc.
                   10270 Old Columbia Road
                   Suite 100
                   Columbia, Maryland 21046
                   Attention: Richard Diehl
                   Facsimile: (410) 290-8050

                   with a copy to:

                   Venable, Baetjer and Howard, LLP
                   1800 Mercantile Bank & Trust Building
                   Two Hopkins Plaza
                   Baltimore, Maryland 21201
                   Attention: Bryson Cook
                   Facsimile: (410) 244-7742

         Section 10.03. Binding Effect; No Assignment. This Agreement is binding upon, shall inure to the benefit of, and be enforceable by, each of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights and/or obligations of any party hereunder may be assigned or delegated to any Person without the prior written consent of the other parties hereto; provided, however, that Nemetschek and Acquisitions may assign the Agreement and any respective rights, interests, and obligations hereunder to any Affiliate thereof but any such assignment shall not relieve Nemetschek or Acquisition of their respective obligations hereunder in the event such assignor does not perform such obligations.

         Section 10.04. Entire Agreement. Except as otherwise specifically provided herein, this Agreement, including the Schedules contained in the Disclosure Statement and any other written agreements by the parties hereto that are expressly contemplated hereby to be entered into, constitutes the entire agreement and understanding among the parties with regard to the subject matter hereof and supersedes all prior negotiations, agreements, arrangements, or understandings, written or oral, relating to the matters provided for herein or therein.

         Section 10.05. Remedies Cumulative; Specific Performance. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not exclusive, and the exercise or commencement of the exercise of any such remedies by any party hereunder shall not preclude the simultaneous or subsequent exercise of any other such right, power or remedy by such party. The parties acknowledge that money damages would not be adequate remedy for violations of this Agreement and any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof.

         Section 10.06. Waiver. Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in any case only to the extent that such obligations, agreements and conditions are intended for its benefit. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom, practice, or course of dealing with the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right at any time to exercise any such or other right, power or remedy or to demand such compliance.

         Section 10.07. No Third-Party Beneficiaries. Except as expressly provided in this Agreement, nothing contained herein is intended to or shall confer on any Person other than the parties hereto and their successors and permitted assigns any rights, benefits, remedies, or claims under or by reason of this Agreement.

         Section 10.08. Governing Law. This Agreement and all disputes hereunder shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Maryland without regard to principles of conflict of laws.

         Section 10.09. Section Headings; Interpretation. Reference in this Agreement to a Section, Article, or Schedule, unless otherwise indicated, shall constitute references to a Section or an Article of this Agreement or a Schedule to the Disclosure Statement. The table of contents, section headings and article titles contained in this Agreement are for convenience of reference only and do not form a part thereof and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "herein," "hereinafter," and "hereunder," and words of similar import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The parties agree that this Agreement is the product of negotiations among sophisticated parties, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in the drafting of each provision hereto. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

         Section 10.10. Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties intentions hereunder.

         Section 10.11. Amendment. This Agreement may be amended or modified at any time by written agreement signed by each of the parties hereto; provided, however, that any amendment to this Agreement made subsequent to the adoption by the stockholders of the Company of this Agreement shall not alter or change (i) the amount or kind of consideration to be paid in exchange for all or any of the shares of Company Common Stock, (ii) any term of the Certificate of Incorporation of the Company, or (iii) any of the terms and conditions of this Agreement if such alteration or change would adversely affect the stockholders of the Company.

         Section 10.12. Further Assurances. Each of the parties hereto agrees that, at any time and from time to time after the date hereof, it shall, upon written request from the other party or parties hereto, and without further consideration, perform such other and further acts, and execute, acknowledge and deliver, or cause to be delivered, such further instruments, documents or assurances as such other party or parties reasonably may request for the purpose of carrying with this Agreement.

         Section 10.13. Public Announcements. Each of the parties will consult with each other party before issuing, and provide such other party the opportunity to review and comment upon, any press release, advertisement or other public announcement with respect to the transactions contemplated by this Agreement and no such party shall issue any press release or news release or make any other public statement prior to such consultation, review, and comment, except as may be required in the written opinion of such party's counsel by applicable law, court process, or the rules of any securities exchange or automatic quotation system in which its securities are traded; provided, however, that even in such circumstance the party required to make such statement shall use reasonable efforts to provide a copy of any such statement to the other party prior to release thereof and afford such party reasonable opportunity to comment thereon.

         Section 10.14. Exhibits and Schedules. The Exhibits and the Schedules contained in the Disclosure Statement are being separately delivered by the Company concurrently with the execution of this Agreement and such receipt is being acknowledged by each of the parties to this Agreement. All Exhibits and Schedules referred to in this Agreement are an integral part of and are hereby incorporated into this Agreement by reference.

         Section 10.15. Counterparts. This Agreement may be executed by exchanging facsimile signatures and in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Each counterpart may consist of a number of copies, each signed by less than all, but together signed by all, the parties hereto and this Agreement shall be effective when each of the parties hereto has exchanged executed signature pages with each of the other parties hereto.

         Section 10.16. Non-Survival of Representations and Warranties. The representations and warranties contained in Articles V and VI of this Agreement shall not survive the Effective Time, and after the Effective Time, the Company, Acquisition and Nemetschek or their respective officers or directors shall have no further obligation with respect thereto. The covenants and agreements set forth in this Agreement shall survive the Effective Time to the extent set forth therein.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                  NEMETSCHEK AKTIENGESELLSHAFT

                                  By: /s/ Georg Nemetschek
                                      -------------------------
                                      Name: Georg Nemetschek
                                      Title: CEO

                                  DGI ACQUISITION CORP.

                                  By: /s/ Georg Nemetschek
                                      -------------------------
                                      Name: Georg Nemetschek
                                      Title: President

                                  DIEHL GRAPHSOFT, INC.


                                  By: /s/ Richard Diehl
                                      -------------------------
                                      Name: Richard Diehl
                                      Title: CEO

                                   APPENDIX B

                                FAIRNESS OPINION

                                               FERRIS, BAKER WATTS, INCORPORATED
                                               INVESTMENTS
                                               MEMBER NYSE, SIPC
                                               100 LIGHT STREET
                                               BALTIMORE, MARYLAND 21202
                                               (410) 685-2600

                                               April 21, 2000


The Board of Directors
Diehl Graphsoft
10270 Old Columbia Road
Columbia, MD  21046-1751

Gentlemen:

         Diehl Graphsoft ("Diehl" or the "Company") has requested a review of the proposed transaction (the "Transaction") involving the proposed acquisition of Diehl by Nemetschek Aktiengesellshaft ("Nemetschek"). Specifically, you have requested a review of the financial consideration to be offered to the Company's stockholders as consideration for their shares in the Transaction. We were retained by the Board of Directors and commenced our investigation of the Transaction on December 1, 1999.

         Pursuant to the Transaction, Nemetschek will pay to Diehl stockholders an amount equal to $9.50 in cash.

         In connection with the opinion, we have reviewed, among other things,
(i) the proposed Transaction, (ii) the draft of the Agreement and Plan of Merger dated January 31, 2000, (iii) historical operating results of Diehl, (iv) internally prepared projections for Diehl, and (v) the historical trading performance of the Company's stock. We have held discussions with the members of the management of the Company regarding the past and current business operations as well as the future prospects of the Company. We have reviewed industry specific data regarding the valuation of publicly traded companies in the software market as well as other such information as we considered appropriate.

         Currently, we make a market in the Company's common stock. Ferris, Baker Watts, Incorporated, its clients, its officers or its employees, in the normal course of business, may have a position in the common stock of the Company.

         In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion whether publicly available or provided to us by the Company or representatives of the Company, and we have not assumed any responsibility for independent verification of such information. We express no opinion as to the consideration to be received by holders of shares who may perfect dissenters' statutory fair appraisal remedies, if available. Based upon the foregoing and based upon other such matters that we considered relevant, it is our opinion that the consideration to be received by the stockholders of the Company as a result of the Transaction is fair from a financial point of view as of the date hereof.

         Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of the date hereof. Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how the stockholder should vote at the stockholder's meeting held in connection with the Transaction. It is understood that subsequent developments may affect the conclusions reached in this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.


                                  Very truly yours,

                                  /s/ FERRIS, BAKER WATTS, INCORPORATED

                                   APPENDIX C

                                SUPPORT AGREEMENT

                                  Richard Diehl
                             10270 Old Columbia Road
                                    Suite 100
                            Columbia, Maryland 21046
                                February 18, 2000


Nemetschek AG
Riedenburger Strasse 2
D-81677 Munich
Germany
Attn:  Gerhard Weiss

                  Re:      SUPPORT/VOTING AGREEMENT

Gentlemen:

                  The undersigned understands that Diehl Graphsoft (the "COMPANY") and Nemetschek AG and/or an affiliate thereof (in either case, the "ACQUIROR") are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), providing for, among other things, the merger of Acquiror with and into the Company (the "MERGER").

                  The undersigned is a stockholder of the Company (the "STOCKHOLDER") and is entering into this letter agreement to induce the Acquiror to enter into the Merger Agreement and consummate the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

                  The Stockholder confirms its agreement with the Acquiror as follows:

                  1. The Stockholder represents, warrants and agrees that SCHEDULE A annexed hereto sets forth all the shares of Company Common Stock that the Stockholder and his affiliates (as defined under the Securities Exchange Act of 1934, as amended) are the record or beneficial owner of (the "SHARES") and that the Stockholder and his affiliates are on the date hereof the lawful owners of the number of Shares set forth in SCHEDULE A, free and clear of all liens, charges, encumbrances, voting agreements and commitments of any kind, except as disclosed in SCHEDULE A. Except as set forth in SCHEDULE A, neither the Stockholder nor any of his affiliates own or hold any rights to acquire any additional shares of the capital stock of the Company (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares.

                  2. The Stockholder agrees that he will not, will not permit any Person controlled by the Stockholder to, and will not permit any of his affiliates to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible therein or any voting rights with respect thereto, other than (i) pursuant to the Merger, or
(ii) with the prior written consent of Acquiror; PROVIDED, HOWEVER, that notwithstanding any other provision of this Agreement, the Stockholder is expressly permitted to transfer up to 200,000 shares of Company Common Stock in the aggregate to the individuals listed on SCHEDULE B prior to or concurrent with the Closing; PROVIDED, FURTHER that concurrently with any such transfer to Messrs. Webster and Flaherty, such parties shall each execute and deliver to Acquiror a Support/Voting Agreement, substantially similar to this Agreement, except that such agreements shall not include the right of Nemetschek to an option for such stock. The Stockholder shall be permitted to (x) vote in favor of any other bona fide written Acquisition Proposal by any other Person that has been recommended by the Company's Board of Directors as contemplated by Section 7.09 of the Merger Agreement, if and only to the extent that, (i) the Company's stockholders meeting with respect to the Merger Agreement shall not have occurred, and (ii) Company's Board of Directors concludes in good faith (following receipt of the advice of its financial advisor and outside counsel) that (A) such acquisition proposal constitutes a Superior Proposal, and (B) the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and (y) subject to the option granted in Paragraph 5 of this letter agreement, sell the Shares in connection with such Acquisition Proposal that constitutes a Superior Proposal.

                  3. The Stockholder agrees to, will cause any Person controlled by the Stockholder to, and will cause his affiliates to, cooperate fully with Acquiror in connection with the Merger Agreement and the transactions contemplated thereby. The Stockholder agrees that he will not, will not permit any Person controlled by the Stockholder to, and will not permit any of his affiliates to, directly or indirectly (including through its officers, directors, employees or other representatives), solicit any inquiries or the making of any proposal with respect to, or negotiate with any other Person with respect to, any Acquisition Proposal with any Person other than Acquiror (a "COMPETING TRANSACTION"); PROVIDED, HOWEVER, that nothing herein shall prevent the Stockholder from taking any action or omitting to take any action (i) solely as a member of the Board of Directors of the Company required so as not to violate such Stockholder's fiduciary obligations as a director as so advised by outside counsel in writing, or (ii) as directed by the Board of Directors of the Company so long as such direction is not made in violation of any of the terms of the Merger Agreement or any other provision of this letter agreement.

                  4. The Stockholder agrees that all of the Shares beneficially owned by the Stockholder or his affiliates, or over which the Stockholder or any of his affiliates has voting power or control, directly or indirectly (including any common shares of the Company acquired after the date hereof), at the record date for any meeting of stockholders of the Company called to consider and vote to approve the Merger and the Merger Agreement and/or the transactions contemplated thereby will be voted by the Stockholder or his affiliates in favor thereof except as otherwise permitted by the final sentence of Paragraph 2.

                  5. (a) Subject to the terms of this Section 5, the Stockholder hereby grants to Nemetschek an irrevocable option (the "OPTION") to purchase, in whole but not in part, at the election of Nemetschek, such number of the Stockholder's Shares such that after such exercise, Nemetschek would own not less than 30% of the outstanding common stock of the Company. The purchase price for such shares (the "PURCHASE PRICE") shall be paid in cash, with each Share being deemed to have a value equal to the greater of the Merger Consideration (as defined in the Merger Agreement) or the average trading price of the Company Common Stock during the five day period immediately prior to the exercise of the Option, which average shall be reduced by 50% of the difference between the value of the Merger Consideration and such average trading price.

                     (b) Subject to the terms and conditions of this Agreement, if Nemetschek elects to exercise the Option in accordance with Section 5(a) hereof, the Stockholder will, at the closing (as defined in Section 5(c)), sell, transfer, assign and deliver the Stockholder's Shares to Nemetschek, and Nemetschek will acquire, accept, purchase and pay for the Stockholder's Shares.

                     (c) The Option may only be exercised by Nemetschek, in whole but not in part, following the occurrence of a Purchase Event (as defined below); PROVIDED, HOWEVER, that the Option shall terminate upon the earlier of
(i) the Effective Time, (ii) termination of the Merger Agreement in accordance with its terms (other than upon or during the continuance of a Purchase Event), and (iii) three months following any termination of the Merger Agreement upon or during the continuance of a Purchase Event (or, if, at the expiration of such three month period the Option cannot be exercised by reason of any applicable judgment, decree or order, 20 Business Days after such impediment to exercise shall have been removed or shall become final and not subject to appeal) at which time all rights and obligations under this Agreement shall terminate. The term "PURCHASE EVENT" shall mean any of the following events or transactions occurring after the date hereof: (i) the Company shall have entered into an agreement to engage in an Acquisition Proposal; or (ii) the Merger Agreement shall have been terminated by Nemetschek or the Company under circumstances that would entitle Nemetschek to termination fees under the Merger Agreement. In the event Nemetschek wishes to exercise the Option, Nemetschek shall send a written notice (a "CLOSING NOTICE") to the Stockholder specifying a place and time (the "CLOSING DATE") between one and ten Business Days inclusive from the date of the Closing Notice for the closing of such purchase (the "CLOSING").

                     (d) Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and covenants of the Stockholder contained herein and in full payment for the Shares, at the Closing, Nemetschek will deliver, or cause to be delivered, to the Stockholder, the Purchase Price to be paid pursuant to Section 5(a). At the Closing, the Stockholder will deliver, or cause to be delivered, to Nemetschek certificates representing such Stockholder's Shares duly endorsed to Nemetschek or accompanied by stock powers duly executed by the Stockholder in blank, together with any necessary stock transfer stamps properly affixed.

                     (e) In the event of any change in the Company Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, (i) the number and kind of Shares subject to this Section 5 of this Agreement and the purchase price per Share pursuant to the Option shall be appropriately adjusted to reflect changes made in the Company Common Stock so that Nemetschek shall receive, upon exercise of the Option and payment of the Purchase Price, the number and class of shares that Nemetschek would have received in respect of the Shares if the Option had been exercised and the Shares had been issued to Nemetschek immediately prior to such event or the record date therefor, as applicable, and (ii) the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged and such dividends, distributions and shares, as the case may be, shall be paid to Nemetschek at the Closing or promptly following the receipt of such dividend or distribution, if the Closing theretofore shall have occurred.

                  6. The Stockholder has all necessary power and authority to enter into this letter agreement. This letter agreement is the legal, valid and binding agreement of the Stockholder and is enforceable against the Stockholder in accordance with its terms.

                  7. The Stockholder agrees that money damages would be an inadequate remedy for the breach by Stockholder of any term or condition of this letter agreement and that Acquiror shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the agreements set forth herein. This letter agreement will be governed by and constructed in accordance with Maryland law.


                            [SIGNATURE PAGE FOLLOWS]

                  This letter agreement may be executed by facsimile signature and in counterparts and may be terminated by Acquiror at any time. Please confirm that the foregoing correctly states the understanding between us by signing and returning a counterpart hereof.


                                       Sincerely,

                                       RICHARD DIEHL

                                       By: /s/ Richard Diehl
                                       Name: Richard Diehl

Confirmed as of the date
First above written:

NEMETSCHEK AG

By:      /s/ Georg Nemetschek
Name:    Georg Nemetschek
Title:   CEO

                                   SCHEDULE A


         NAME                                NUMBER OF SHARES
         ----                                ----------------
      Richard Diehl                             1,933,055


                                   SCHEDULE B


               NAME                               NUMBER OF SHARES
               ----                               ----------------
         Donald Webster                                70,000
         Sean Flaherty                                 70,000
         Other Diehl Graphsoft Employees               60,000


                                   APPENDIX D

                       CORPORATIONS & ASSOCIATIONS ARTICLE

            TITLE 3. Corporations in General - Extraordinary Actions

                  SUBTITLE 2. Rights of Objecting Stockholders

Section 3-201.  "SUCCESSOR" DEFINED.

         (a) CORPORATION AMENDING CHARTER. - In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

         (b) CORPORATION WHOSE STOCK IS ACQUIRED. - When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange. (An. Code 1957), art. 23, Section 73; 1975, ch. 311, Section 2; 1985, ch. 657.)

Section 3-202.  RIGHT TO FAIR VALUE OF STOCK.

         (a) GENERAL RULE. - Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

              (1) The corporation consolidates or merges with another corporation.

              (2) The stockholder's stock is to be acquired in a share exchange;

              (3) The corporation transfers its assets in a manner requiring action under Section 3-105 (e) of this title;

              (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the character, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the character of the corporation; or

              (5) The transaction is governed by Section 3-602 of this title or exempted by Section 3603 (b) of this title.

         (B) BASIS OF FAIR VALUE. - (1) Fair value is determined as of the close of business:

                   (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under Section 3-1-6; or

                   (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

              (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

              (3) In any transaction governed by Section 3-602 of this title or exempted by Section 3-603 (b) of this title, fair value shall be value determined in accordance with the requirements of Section 3-603 (b) of this title.

         (C) WHEN RIGHT TO FAIR VALUE DOES NOT APPLY. - Unless the transaction is governed by Section 3-602 of this title or is exempted by Section 3-603 (b) of this title, a stockholder may not demand the fair value of his stock and is bound by the terms of the transaction if:

              (1) The stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.:

                   (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under Section 3-106; or

                   (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

              (2)  The stock is that of the successor in a merger, unless:

                   (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

                   (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor; or

              (3) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section
2; 1976 ch. 567, Section 2; 1983, Sp. Sess., ch. 1; 1985, chs. 363, 657; 1990
ch. 6, Section 2; 1993, ch. 605; 1997, ch. 717; 1999, ch. 395; ch. 459, ss. 1.)

Section 3-203.  PROCEDURE BY STOCKHOLDER.

         (a) SPECIFIC DUTIES. - A stockholder of a corporation who desires to receive payment of the fair value of his stock under this subtitle:

              (1) Shall file with the corporation a written objection to the proposed transaction:

                   (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under Section 3-106; or

                   (ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered;

              (2)  May not vote in favor of the transaction; and

              (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for his stock, stating the number and class of shares for which he demands payment.

         (b) FAILURE TO COMPLY WITH SECTION. - A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment. (An. Code 1957, art. 23, Section 73; 1975 ch. 311, Section 2; 1976, ch. 567, Section 2; 1999, ch.
395.)

Section 3-204. EFFECT OF DEMAND ON DIVIDEND AND OTHER RIGHTS.

                   A stockholder who demands payment for his stock under this subtitle:

              (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section 3-202 of this subtitle; and

              (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value. (An. Code 1957, art. 23, Section 73; 1975 ch. 311, Section 2; 1976, ch. 567,
Section 2.)

Section 3-205.  WITHDRAWAL OF DEMAND.

                   A demand for payment may be withdrawn only with the consent of the successor. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

Section 3-206.  RESTORATION OF DIVIDEND AND OTHER RIGHTS.

         (a) WHEN RIGHTS RESTORED. - The rights of a stockholder who demands payment are restored in full, if:

              (1)  The demand for payment is withdrawn;

              (2) A petition for an appraisal is not filed within the time required by this subtitle;

              (3) A court determines that the stockholder is not entitled to relief; or

              (4)  The transaction objected to is abandoned or rescinded.

         (b) EFFECT OF RESTORATION. - The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

Section 3-207.  NOTICE AND OFFER TO STOCKHOLDERS.

         (a) DUTY OF SUCCESSOR. - (1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

              (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

                   (i) A balance sheet as of a date not more than six months before the date of the offer;

                   (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

                   (iii) Any other information the successor considers pertinent.

         (b) MANNER OF SENDING NOTICE. - The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark rom the United States Postal Service, at the address he gives the successor in writing, or if none at his address as it appears on the records of the corporation which issued the stock. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1983, ch. 563; 1985, ch. 10, Section 3.)

Section 3-208. PETITION FOR APPRAISAL; CONSOLIDATION OF PROCEEDINGS; JOINDER OF
               OBJECTORS.

         (a) PETITION FOR APPRAISAL. - Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

         (b) CONSOLIDATION OF SUITS; JOINDER OF OBJECTORS. - (1) if more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

              (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding. (An. Code 1957, art. 23, Section 73; 1975, ch. 311,
Section 2.)

Section 3-209.  NOTATION ON STOCK CERTIFICATE.

         (a) SUBMISSION OF CERTIFICATE. - At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

         (b) TRANSFER OF STOCK BEARING NOTATION. - If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

Section 3-210.  APPRAISAL OF FAIR VALUE.

         (a) COURT TO APPOINT APPRAISERS. - If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

         (b) REPORT OF APPRAISERS - FILING. - Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

         (c) SAME - CONTENTS. - The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

         (d) SAME - SERVICE; OBJECTION. - (1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

              (2) Within 15 days after the report is filed, any party may object to it and request a hearing. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

Section 3-211.  ACTION BY COURT ON APPRAISERS' REPORT.

         (a) ORDER OF COURT. - The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

              (1)  Confirms, modifies, or rejects it; and

              (2)  If appropriate, sets the time for payment to the stockholder.

         (b) PROCEDURE AFTER ORDER. - (1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

              (2)  If the appraisers' report is rejected, the court may:

                   (i) Determine the fair value of the stock and enter judgment for the stockholder; or

                   (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

         (c)  JUDGMENT INCLUDES INTEREST. - (1) Except as provided in paragraph
(2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under Section 3-202 of this subtitle.

                  (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under
Section 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

                   (i) The price which the successor offered for the stock;

                   (ii) The financial statements and other information furnished to the stockholder; and

                   (iii)     Any other circumstances it considers relevant.

         (d) COSTS OF PROCEEDINGS. - (1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under Section 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider.

                   (i) The price which the successor offered for the stock;

                   (ii) The financial statements and other information furnished to the stockholder; and

                   (iii)     Any other circumstances it considers relevant.

              (2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

                   (i) The successor did not make an offer for the stock under Section 3-207 of this subtitle; or

                   (ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

         (e) EFFECT OF JUDGMENT. - The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2, 1976, ch. 567, Section 2.)

Section 3-212.  SURRENDER OF STOCK.

         The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

              (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

              (2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

Section 3-213.  RIGHTS OF SUCCESSOR WITH RESPECT TO STOCK.

         (a) GENERAL RULE. - A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section 3-202 of this subtitle.

         (b) SUCCESSOR IN TRANSFER OF ASSETS. - After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

         (c) SUCCESSOR IN CONSOLIDATION, MERGER, OR SHARE EXCHANGE. - Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock. (An. Code 1957, art. 23, Section 73; 1975, ch. 311,
Section 2; 1976, ch. 567, Section 2.)

                             DIEHL GRAPHSOFT, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 21, 2000

    The undersigned hereby appoints Joseph Schmelzle and Richard Diehl, and each of them, with full power of substitution, as proxy and lawful attorney, to vote all shares of the common stock of Diehl Graphsoft which the undersigned is entitled to vote at the special meeting of stockholders on May 4, 2000 at 9:00 a.m., and at any adjournment or postponements thereof, on the following matters, each of which is fully described in the proxy statement.

     The Board of Directors recommends a vote FOR the items
     listed below.
1.   Proposal to approve the Agreement and Plan of Merger dated as of February 18, 2000, the merger, pursuant to which Diehl
     Graphsoft proposes to merge with DGI Acquisition Corp., a
     wholly-owned subsidiary of Nemetschek AG, under the terms
     and conditions set forth in the Agreement and Plan of
     Merger, and the other transactions contemplated in the
     Agreement and Plan of Merger.
                         / /  FOR                    / /  AGAINST                    / /  ABSTAIN
2.   Such other business as may properly come before the meeting.
                         / /  FOR                    / /  AGAINST                    / /  ABSTAIN
     THIS PROXY WILL BE VOTED ON EACH OF THE FOREGOING ITEMS AS
     SPECIFIED BY THE PERSON SIGNING IT, BUT IF NO SPECIFICATION
     IS MADE, THE PROXY WILL BE VOTED FOR THE APPROVAL OF THE
     MERGER.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
     IT MAY BE REVOKED PRIOR TO ITS EXERCISE.
     Receipt of notice of the Special Meeting and proxy statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for the Special Meeting.

WITNESS the hand seal of the undersigned, this __ day of ____________ 2000.

----------------------------------------------------------   ----------------------------------------------------------
                                    (Signature)                                      (Signature)
----------------------------------------------------------   ----------------------------------------------------------
                             (Type or Print Name)                               (Type or Print Name)
----------------------------------------------------------   ----------------------------------------------------------
                 (Capacity if applicable)                                     (Capacity if applicable)

Please date and then sign exactly as name appears to the right. If signing for trusts, estates or corporations, capacity or title should be stated. If shares are jointly owned, both owners should sign. VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

PLEASE DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.